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Filed Pursuant to Rule 424(b)(3)

File Nos. 333-113393
333-113397
333-113396
333-104002
333-113398

MORGAN STANLEY SPECTRUM SERIES

Morgan Stanley Spectrum Select L.P.

Morgan Stanley Spectrum Technical L.P.

Morgan Stanley Spectrum Strategic L.P.

Morgan Stanley Spectrum Global Balanced L.P.

Morgan Stanley Spectrum Currency L.P.

SUPPLEMENT
TO
PROSPECTUS DATED APRIL 25, 2005

        You should read this supplement together with the prospectus dated April 25, 2005. All page and section references in this supplement relate to the prospectus, except references to pages preceded by "S-", which relate to this supplement.

Services Provided by Morgan Stanley DW Inc.

The date of this Supplement is December 15, 2005

(i)

SUMMARY

        The following updates and replaces the break even analysis contained on the cover page, page 8 and page 12.

Break Even Analysis

        Following is a table that sets forth the fees and expenses that you would incur on an initial investment of $5,000 in each partnership and the amount that your investment must earn, after taking into account estimated interest income, in order to break even after one year and after more than two years. The fees and expenses applicable to each partnership are described above.

	$5,000 Investment
	Spectrum Select	Spectrum Technical	Spectrum Strategic	Spectrum Global Balanced	Spectrum Currency
	$	$	$	$	$

Management Fee(1)	142.00	130.00	136.50	62.50	100.00
Brokerage Fee(2)	300.00	300.00	300.00	230.00	230.00
Less: Interest Income (3)	(140.00)	(140.00)	(140.00)	(175.00)	(140.00)
Incentive Fee (4)	—	—	—	—	—
Redemption Charge (5)	102.50	102.50	102.50	102.50	102.50
Amount of trading profits a partnership must earn for you to recoup your initial investment at the end of one year after paying a redemption charge	404.50	392.50	399.00	220.00	292.50
Trading profits as percentage of net assets that a partnership must earn for you to recoup your initial investment at the end of one year after paying a redemption charge	8.09%	7.85%	7.98%	4.40%	5.85%
Amount of trading profits a partnership must earn each year for you to recoup your initial investment after two years with no redemption charge	302.00	290.00	296.50	117.50	190.00
Trading profits as percentage of net assets that a partnership must earn each year for you to recoup your initial investment after two years with no redemption charge	6.04%	5.80%	5.93%	2.35%	3.80%

(1)
Due to the varying management fees payable to each trading advisor for Spectrum Select, Spectrum Technical and Spectrum Strategic a blended rate of 2.84%, 2.60% and 2.73% was used for Spectrum Select, Spectrum Technical and Spectrum Strategic, respectively, for this calculation.

(2)
Effective July 1, 2005, the general partner reduced brokerage fees from a 7.25% annual rate to a 6.00% annual rate for Spectrum Select, Spectrum Technical and Spectrum Strategic.

(3)
The partnerships do not directly invest in interest-bearing instruments. Instead, each partnership is paid interest by Morgan Stanley DW at the blended rate Morgan Stanley DW earns on its U.S. Treasury bill investments with all customer segregated funds, as if 80% (100% in the case of Spectrum Global Balanced) of the partnership's average daily net assets for the month were invested at that rate. The rate used in each calculation was estimated based upon current Treasury bill rates of approximately 3.50%. Investors should be aware that the break even analysis will fluctuate as interest rates fluctuate, with the break even percentage declining as interest rates increase or increasing as interest rates decline.

(4)
Incentive fees are paid to a trading advisor only on trading profits earned on the assets of the partnership managed by that trading advisor. Trading profits are determined after deducting all partnership expenses attributable to the partnership assets managed by the trading advisor, other than any extraordinary expenses, and do not include interest income. Therefore, incentive fees will be zero at the partnership's break even point on the assets managed by the trading advisor. Note, however, that because one trading advisor to a partnership could be profitable and earn an incentive fee while the other trading advisors are unprofitable such that the partnership has an overall trading loss, it is possible for a partnership to pay an incentive fee at a time when it has incurred overall losses.

(5)
Units redeemed at the end of 12 months from the date of purchase are generally subject to a 2% redemption charge; after 24 months there is no redemption charge.

RISK FACTORS

        The following updates and replaces the following risk factors on pages 10-12.

        The partnerships' trading is highly leveraged. The trading advisors for each partnership use substantial leverage when trading, which could result in immediate and substantial losses. For example, if 10% of the face value of a contract is deposited as margin for that contract, a 10% decrease in the value of the contract would cause a total loss of the margin deposit. A decrease of more than 10% in the value of the contract would cause a loss greater than the amount of the margin deposit.

        The leverage employed by the partnerships in their trading can vary substantially from month to month and can be significantly higher or lower than the averages set forth below. As an example of the leverage employed by the partnerships, set forth below is the average of the underlying value of each partnership's month-end positions for the period October 2004 through September 2005, compared to the average month-end net assets of the partnership during such period. While the leverage employed on a trade will accentuate the trading profit or loss on that trade, one partnership's overall leverage as compared to another partnership's overall leverage does not necessarily mean that it will be more volatile than the other partnership. This can be seen by a review of the monthly rates of return for the partnerships on pages S-69 to S-83.

Spectrum Select	12.1 times net assets
Spectrum Technical	23.9 times net assets
Spectrum Strategic	4.9 times net assets
Spectrum Global Balanced	9.3 times net assets
Spectrum Currency	4.2 times net assets

        Options trading can be more volatile than futures trading. Each partnership may trade options on futures. Although successful options trading requires many of the same skills as successful futures trading, the risks are different. Successful options trading requires a trader to accurately assess near-term market volatility because that volatility is immediately reflected in the price of outstanding options. Correct assessment of market volatility can therefore be of much greater significance in trading options than it is in many long-term futures strategies where volatility does not have as great an effect on the price of a futures contract.

        Solely for the purpose of quantifying each partnerships' options trading as compared to their overall trading, the general partner has calculated a margin level for each partnerships' month-end options positions on a futures equivalent basis. Set forth below for each partnership is the average month-end margin level for its options positions as a percent of its total average month-end margin requirements for the period October 2004 through September 2005. You should be aware, however, that in the future the level of each partnerships' options trading could vary significantly.

%
Spectrum Select	2.3
Spectrum Technical	0.0
Spectrum Strategic	3.0
Spectrum Global Balanced	0.0
Spectrum Currency	0.0

        Trading on foreign exchanges presents greater risks to each partnership than trading on U.S. exchanges.

  •
  Each partnership trades on exchanges located outside the U.S. Trading on U.S. exchanges is subject to CFTC regulation and oversight, including for example minimum capital requirements for commodity brokers, regulation of trading practices on the exchanges, prohibitions against trading ahead of customer orders, prohibitions against filling orders off exchanges, prescribed risk disclosure statements, testing and licensing of industry sales personnel and other industry professionals, and record keeping requirements. Trading on foreign exchanges is not regulated by the CFTC or any other U.S. governmental agency or instrumentality and may be subject to regulations that are different from those to which U.S. exchange trading is subject, provide less protection to investors than trading on U.S. exchanges and may be less vigorously enforced than regulations in the U.S.

  •
  Positions on foreign exchanges also are subject to the risk of exchange controls, expropriation, excessive taxation or government disruptions.

  •
  A partnership could incur losses when determining the value of its foreign positions in U.S. dollars because of fluctuations in exchange rates.

        Each partnership must deposit margin with respect to the partnership's futures and options contracts on both U.S. exchanges and on foreign exchanges and must deposit margin with respect to its foreign currency forward contracts to assure the partnership's performance on those contracts. Set forth below for each partnership is the average percentage of month-end margin requirements for the period October 2004 through September 2005 that relate to futures and options contracts on foreign exchanges as compared to the partnership's total average month-end margin requirements. This information will provide you with a sense of the magnitude of each partnership's trading on foreign exchanges, and, therefore, the relevance of the risks described in the prior paragraph to each partnership. You should be aware, however, that the percentage of each partnership's margin requirements that relate to positions on foreign exchanges varies from month to month and can be significantly higher or lower than the percentages set forth below.

%
Spectrum Select	42.2
Spectrum Technical	45.8
Spectrum Strategic	27.3
Spectrum Global Balanced	57.9
Spectrum Currency	0.0

        The unregulated nature of the forwards markets creates counterparty risks that do not exist in futures trading on exchanges. Unlike futures contracts, forwards contracts are entered into between private parties off an exchange and are not regulated by the CFTC or by any other U.S. government agency. Because forwards contracts are not traded on an exchange, the performance of those contracts is not guaranteed by an exchange or clearinghouse and the partnership is at risk to the ability of the counterparty to the trade to perform on the forwards contract. Because trading in the forwards markets is not regulated, there are no specific standards or regulatory supervision of trade pricing and other trading activities that occur in those markets. Because the partnerships trade forwards contracts in foreign currency with Morgan Stanley, they are at risk to the creditworthiness and trading practices of Morgan Stanley as the counterparty to the trades.

        Each partnership must deposit margin with respect to the partnership's futures and options contracts on both U.S. exchanges and on foreign exchanges and must deposit margin with respect to its foreign currency forward contracts to assure the partnerships' performance on those contracts. Set forth below for each partnership is the average percentage of month-end margin requirements for the period October 2004 through September 2005 that relate to forwards contracts as compared to the partnership's total average month-end margin requirements. This information will provide you with a sense of the magnitude of each partnership's trading in the forwards contracts markets as compared to its trading of futures and options contracts on regulated exchanges, and, therefore, the relevance of the risks described in the prior paragraphs to each partnership. You should be aware that the percentage of each partnership's margin requirements that relate to forwards contracts varies from month to month and can be significantly higher or lower than the percentages set forth below.

%
Spectrum Select	15.2
Spectrum Technical	16.7
Spectrum Strategic	22.4
Spectrum Global Balanced	2.0
Spectrum Currency	100.0

DESCRIPTION OF CHARGES

        The following updates the table relating to the Amount of Compensation for the commodity brokers under the sub-caption "—Charges to Each Partnership" for Spectrum Select, Spectrum Technical and Spectrum Strategic beginning on page 20.

        Effective July 1, 2005, the monthly brokerage fee payable to Morgan Stanley DW was reduced from 1/12 of 7.25% (a 7.25% annual rate) of the partnership's net assets to 1/12 of 6.00% (a 6.00% annual rate) of the partnership's net assets.

USE OF PROCEEDS

        The following updates and replaces the table presented on page 27.

        At each monthly closing, the trading advisors for each partnership will be allocated the net proceeds from additional investments received by that partnership, and redemptions from that partnership, in the following proportions:

Spectrum Select	Additions as of October 31, 2005		Redemptions as of October 31, 2005		Percentage of net assets allocated to each trading advisor as of September 30, 2005
	%		%		%
EMC Capital Management, Inc.	0		0		8.39
Northfield Trading L.P.	0		0		6.76
Rabar Market Research, Inc.	33	1/3	33	1/3	35.88
Sunrise Capital Management, Inc.	33	1/3	33	1/3	32.64
Graham Capital Management, L.P.
Selective Trading Program	16	2/3	16	2/3	7.28
Global Diversified Program	16	2/3	16	2/3	9.05
Spectrum Technical
Campbell & Company, Inc.	25		25		28.34
Chesapeake Capital Corporation	25		25		31.84
John W. Henry & Company, Inc.
Original Investment Program	0		0		5.21
Financial and Metals Portfolio	25		25		18.48
Winton Capital Management Limited	25		25		16.13
Spectrum Strategic
Blenheim Capital Management, L.L.C.	40		30		37.46
Eclipse Capital Management, Inc.	25		40		35.30
FX Concepts (Trading Advisor), Inc.	35		30		27.24
Spectrum Global Balanced
SSARIS Advisors, LLC	100		100		100
Spectrum Currency
John W. Henry & Company, Inc.	50		50		52.92
Sunrise Capital Partners, LLC	50		50		47.08

THE SPECTRUM SERIES

        The following updates and replaces the table under the sub-caption "—General" on page 28.

        Following is a summary of information relating to the sale of units of each partnership through September 30, 2005:

	Units Sold	Units Available For Sale	Total Proceeds Received	General Partner Contributions	Number of Limited Partners	Net Asset Value Per Unit
			$	$		$
Spectrum Select*	38,650,619.371	17,963,347.729	841,528,576	5,070,000	51,685	26.89
Spectrum Technical	55,387,160.323	28,612,839.677	961,203,772	6,311,984	60,291	21.96
Spectrum Strategic	23,004,639.076	14,495,360.924	282,872,179	1,731,000	20,808	13.09
Spectrum Global Balanced	8,126,461.550	8,373,538.450	115,117,405	533,234	7,075	14.71
Spectrum Currency	25,265,247.603	26,734,752.397	333,102,407	4,191,645	29,354	11.78

*
The number of units sold has been adjusted to reflect a 100-for-1 unit conversion that took place on June 1, 1998, when Spectrum Select became part of the Spectrum Series of partnerships.

        The following updates, through September 30, 2005, and replaces the performance capsules under the sub-caption "—Performance Records" beginning on page 32. You should read the footnotes on page 35, which are an integral part of the following capsules.

Capsule I

Performance of Spectrum Select

Type of pool: publicly-offered fund
Inception of trading: August 1991
Aggregate subscriptions: $846,598,576
Current capitalization: $552,055,916
Current net asset value per unit: $26.89
Worst monthly % drawdown past five years: (13.12)% (November 2001)
Worst monthly % drawdown since inception: (13.72)% (January 1992)
Worst month-end peak-to-valley drawdown past five years: (25.21)%
    (15 months, February 2004-April 2005)
Worst month-end peak-to-valley drawdown since inception: (26.78)% (15 months, May 1995-August 1996)
Cumulative return since inception: 168.90%

	Monthly Performance
Month
	2005	2004	2003	2002	2001	2000	1999	1998	1997	1996	1995	1994	1993	1992	1991
	%	%	%	%	%	%	%	%	%	%	%	%	%	%	%
January	(7.31)	2.14	4.70	(1.25)	1.36	2.86	(2.90)	0.87	3.93	(0.38)	(8.13)	(11.67)	0.31	(13.72)
February	1.27	8.17	4.11	(6.89)	1.93	(2.17)	5.45	2.16	4.75	(12.11)	9.61	(6.79)	14.85	(6.09)
March	(2.43)	(0.90)	(8.99)	3.77	7.27	(2.08)	(2.50)	0.23	0.31	(0.22)	20.58	12.57	(0.60)	(3.91)
April	(5.29)	(10.67)	1.02	(3.11)	(6.93)	(3.78)	3.70	(6.72)	(5.46)	4.07	9.06	(0.95)	10.35	(1.86)
May	2.95	(3.95)	8.99	3.48	(0.53)	1.58	(4.38)	1.78	(1.18)	(3.65)	11.08	6.84	1.95	(1.42)
June	2.83	(4.71)	(2.91)	12.00	(1.78)	(4.44)	0.34	0.93	0.16	1.37	(1.70)	10.30	0.21	7.19
July	(0.41)	(3.24)	(1.98)	4.67	(0.13)	(2.42)	(4.40)	(0.97)	9.74	(1.44)	(10.61)	(4.91)	13.90	10.72
August	0.27	(2.97)	0.31	3.42	2.53	4.71	(0.44)	19.19	(6.22)	(0.46)	(4.81)	(6.95)	(0.95)	6.69	(6.20)
September	1.55	0.12	(2.77)	5.18	6.70	(1.84)	1.69	6.24	0.93	3.34	(7.76)	1.25	(4.13)	(5.24)	6.32
October		3.72	2.78	(6.12)	6.01	0.44	(8.39)	(5.14)	(3.77)	13.30	(3.35)	(4.78)	(4.97)	(3.17)	(2.28)
November		8.39	(3.02)	(4.56)	(13.12)	6.47	3.29	(4.16)	0.62	6.76	1.37	5.68	(1.30)	1.39	(2.93)
December		0.70	8.48	5.57	0.25	8.52	1.62	1.19	3.35	(3.36)	11.19	(2.72)	8.13	(3.58)	38.67
Compound Annual/ Period Rate of Return	(6.89)	(4.72)	9.62	15.40	1.65	7.14	(7.56)	14.17	6.22	5.27	23.62	(5.12)	41.62	(14.45)	31.19
	(9 months)														(5 months)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Capsule II

Performance of Spectrum Technical

Type of pool: publicly-offered fund
Inception of trading: November 1994
Aggregate subscriptions: $967,515,756
Current capitalization: $747,064,680
Current net asset value per unit: $21.96
Worst monthly % drawdown past five years: (15.59)% (November 2001)
Worst monthly % drawdown since inception: (15.59)% (November 2001)
Worst month-end peak-to-valley drawdown past five years: (26.57)% (13 months, March 2001-April 2002)
Worst month-end peak-to-valley drawdown since inception: (26.57)% (13 months, March 2001-April 2002)
Cumulative return since inception: 119.60%

	Monthly Performance
Month
	2005	2004	2003	2002	2001	2000	1999	1998	1997	1996	1995	1994
	%	%	%	%	%	%	%	%	%	%	%	%
January	(7.49)	2.74	12.76	(1.88)	(0.81)	1.21	(4.96)	(1.16)	3.67	4.78	(1.84)
February	(0.55)	9.85	6.60	(3.41)	1.94	(1.19)	2.48	0.41	1.13	(6.39)	5.10
March	(1.10)	(3.91)	(9.17)	(2.90)	11.38	(1.54)	(2.48)	1.31	(1.82)	1.24	10.21
April	(5.35)	(9.90)	1.44	(3.20)	(11.10)	(4.02)	7.18	(4.62)	(2.93)	4.82	3.60
May	3.69	(2.76)	6.38	5.64	(0.37)	(0.43)	(5.00)	3.28	(3.75)	(3.84)	0.69
June	5.69	(5.21)	(7.42)	15.02	(3.62)	(2.78)	5.13	(1.10)	0.69	3.21	(1.12)
July	(0.40)	(4.76)	(3.04)	9.65	(3.36)	(3.96)	(3.90)	(0.98)	9.33	(4.80)	(2.44)
August	0.00	(1.96)	3.39	4.40	1.34	3.74	0.95	10.29	(5.97)	(0.35)	(0.63)
September	(1.13)	2.94	(5.41)	6.43	8.19	(8.61)	(1.51)	4.35	1.85	5.50	(3.33)
October		6.89	9.14	(6.75)	5.37	2.90	(9.96)	(0.73)	0.36	9.92	(0.09)
November		12.51	1.20	(4.68)	(15.59)	12.28	1.84	(6.17)	1.01	8.34	0.93	(0.90)
December		0.25	7.66	5.20	2.47	12.06	3.83	5.98	4.57	(3.88)	6.09	(1.31)
Compound Annual/Period Rate of Return	(7.07)	4.37	22.98	23.31	(7.15)	7.85	(7.51)	10.18	7.49	18.35	17.59	(2.20)
	(9 months)											(2 months)

Capsule III

Performance of Spectrum Strategic

Type of pool: publicly-offered fund
Inception of trading: November 1994
Aggregate subscriptions: $284,603,179
Current capitalization: $165,476,757
Current net asset value per unit: $13.09
Worst monthly % drawdown past five years: (18.47)% (February 2000)
Worst monthly % drawdown since inception: (18.47)% (February 2000)
Worst month-end peak-to-valley drawdown past five years: (43.28)%
    (10 months, December 1999-October 2000)
Worst month-end peak-to-valley drawdown since inception: (43.28)%
    (10 months, December 1999-October 2000)
Cumulative return since inception: 30.90%

	Monthly Performance
Month
	2005	2004	2003	2002	2001	2000	1999	1998	1997	1996	1995	1994
	%	%	%	%	%	%	%	%	%	%	%	%
January	(3.23)	0.49	13.78	2.09	(0.94)	(1.96)	(3.55)	5.32	(0.66)	3.71	(3.50)
February	(0.14)	7.86	(2.21)	2.51	0.48	(18.47)	11.76	(3.37)	10.09	(10.29)	1.45
March	(3.55)	2.32	(4.28)	4.62	1.04	(2.05)	(3.45)	0.37	6.77	(0.97)	7.86
April	(2.95)	(6.49)	1.87	(4.94)	(1.69)	(10.15)	2.00	(11.06)	(6.90)	6.08	0.00
May	(1.75)	(1.01)	0.00	1.37	(0.10)	10.13	(13.38)	(7.40)	0.78	(3.05)	(0.66)
June	0.70	(0.54)	(1.28)	8.00	(3.34)	(7.82)	21.85	(0.89)	(1.63)	(2.86)	(6.38)
July	0.46	(4.38)	(1.86)	(0.42)	(1.38)	3.71	(1.00)	(5.26)	7.65	(4.91)	(0.81)
August	(1.83)	(0.07)	4.29	2.26	(0.60)	(8.26)	5.31	11.82	(4.93)	1.14	4.00
September	1.87	3.01	3.00	3.10	3.83	(10.40)	13.27	19.03	(6.03)	5.11	(0.39)
October		(0.63)	3.45	(7.13)	1.07	(6.84)	(9.55)	8.44	(6.24)	2.92	0.30
November		1.33	(2.23)	(5.97)	1.15	6.56	4.85	(7.94)	(2.22)	3.49	2.76	0.10
December		0.55	8.57	4.72	0.09	10.75	9.39	2.76	5.62	(2.65)	6.24	0.00
Compound Annual/Period Rate of Return	(10.10)	1.75	24.00	9.38	(0.57)	(33.06)	37.23	7.84	0.37	(3.53)	10.49	0.10
	(9 months)											(2 months)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Capsule IV

Performance of Spectrum Global Balanced

Type of pool: publicly-offered fund
Inception of trading: November 1994
Aggregate subscriptions: $115,650,639
Current capitalization: $45,162,822
Current net asset value per unit: $14.71
Worst monthly % drawdown past five years: (4.57)% (April 2000)
Worst monthly % drawdown since inception: (7.92)% (February 1996)
Worst month-end peak-to-valley drawdown past five years: (17.33)% (61 months, April 2000-April 2005)
Worst month-end peak-to-valley drawdown since inception: (17.43)% (71 months, April 1999-April 2005)
Cumulative return since inception: 47.10%

	Monthly Performance
Month
	2005	2004	2003	2002	2001	2000	1999	1998	1997	1996	1995	1994
	%	%	%	%	%	%	%	%	%	%	%	%
January	(2.33)	(0.90)	0.34	(1.23)	0.55	(0.93)	(0.06)	2.25	3.35	0.41	1.32
February	0.42	2.09	2.67	(1.69)	(3.36)	0.94	(0.06)	1.49	3.16	(7.92)	4.62
March	(1.54)	(1.85)	(2.60)	0.25	2.91	3.10	0.00	2.24	(2.50)	(1.08)	2.88
April	(2.62)	(3.58)	2.19	(2.09)	(0.31)	(4.57)	4.13	(1.78)	(1.65)	1.27	2.15
May	4.00	(1.08)	4.89	(0.19)	0.25	(1.32)	(4.99)	(0.35)	1.68	(3.13)	4.38
June	0.91	(0.07)	(0.19)	1.30	(3.08)	(0.26)	2.28	0.00	3.64	0.46	0.79
July	1.25	(2.53)	(1.09)	(0.83)	0.00	(2.18)	(1.67)	(1.19)	11.89	0.83	(1.39)
August	0.34	0.28	0.00	0.97	0.51	3.01	(0.19)	2.55	(5.92)	(0.82)	(1.41)
September	0.41	(0.21)	(1.16)	(4.16)	(1.20)	(3.94)	(0.50)	5.11	3.26	2.30	1.61
October		0.42	(0.92)	(0.80)	2.75	2.25	(1.77)	1.18	(1.69)	3.77	0.26
November		1.05	(1.32)	2.08	(0.06)	(0.52)	1.93	2.66	(0.37)	4.76	2.72	(0.50)
December		0.83	3.48	(4.02)	0.93	5.79	1.96	1.27	3.07	(3.88)	2.99	(1.21)
Compound Annual/ Period Rate of Return	0.68	(5.56)	6.18	(10.12)	(0.31)	0.87	0.75	16.36	18.23	(3.65)	22.79	(1.70)
	(9 months)											(2 months)

Capsule V

Performance of Spectrum Currency

Type of pool: publicly-offered fund
Inception of trading: July 2000
Aggregate subscriptions: $337,294,052
Current capitalization: $223,647,626
Current net asset value per unit: $11.78
Worst monthly % drawdown since inception: (11.24)% (January 2005)
Worst month-end peak-to-valley drawdown since inception: (27.07)%
    (16 months, December 2003-April 2005)
Cumulative return since inception: 17.80%

	Monthly Performance
Month
	2005	2004	2003	2002	2001	2000
	%	%	%	%	%	%
January	(11.24)	(0.89)	5.03	(3.46)	(1.07)
February	(3.60)	0.39	0.96	(1.75)	(1.36)
March	(5.43)	(7.51)	(1.96)	(4.50)	8.44
April	(2.06)	(5.14)	4.07	2.40	(2.88)
May	6.92	(3.58)	3.19	10.34	1.92
June	4.34	(1.90)	(3.99)	8.98	(1.71)
July	(0.31)	(3.87)	(4.49)	(4.41)	(5.91)	0.60
August	(6.69)	(5.79)	(1.26)	(4.69)	2.40	0.40
September	(0.59)	(1.11)	0.43	(1.98)	0.90	1.39
October		7.69	0.64	0.57	(0.81)	7.32
November		12.99	4.08	(1.05)	(0.36)	(1.64)
December		2.27	5.74	13.25	12.31	3.33
Compound Annual/ Period Rate of Return	(18.25)	(7.98)	12.42	12.25	11.10	11.70
	(9 months)					(6 months)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

SELECTED FINANCIAL DATA
AND SELECTED QUARTERLY FINANCIAL DATA

        The following updates and replaces the information contained on pages 36-40.

Spectrum Select

Selected Financial Data

	For the Nine Months Ended September 30,		For the Years Ended December 31,
	2005	2004	2004	2003	2002	2001	2000
	$	$	$	$	$	$	$
	(Unaudited)	(Unaudited)
Total Trading Results including interest	61,306	(45,690,460)	33,923,907	74,213,042	67,605,728	30,468,895	35,083,619
Net Income (Loss)	(40,197,293)	(89,566,736)	(23,311,900)	34,186,905	40,823,199	3,165,349	14,291,045
Net Income (Loss) Per Unit (Limited & General Partners)	(1.99)	(4.80)	(1.43)	2.66	3.69	0.39	1.57
Total Assets	567,632,365	501,855,029	595,823,205	449,549,242	299,604,379	246,043,382	224,581,554
Total Limited Partners' Capital	545,947,373	488,400,950	579,155,164	436,666,633	292,226,000	238,821,840	218,182,118
Net Asset Value Per Unit	26.89	25.51	28.88	30.31	27.65	23.96	23.57

Selected Quarterly Financial Data (Unaudited)

Quarter ended	Total Trading Results including interest	Net income (loss)	Net income (loss) per unit of limited partnership interest
	$	$	$
2005
March 31	(35,305,346)	(49,599,774)	(2.43)
June 30	15,493,277	1,766,194	0.07
September 30	19,873,375	7,636,287	0.37

Total	61,306	(40,197,293)	(1.99)

2004
March 31	61,318,726	43,063,158	2.88
June 30	(89,312,298)	(102,519,477)	(6.05)
September 30	(17,696,888)	(30,110,417)	(1.63)
December 31	79,614,367	66,254,836	3.37

Total	33,923,907	(23,311,900)	(1.43)

2003
March 31	5,648,636	(3,435,893)	(0.22)
June 30	30,802,630	21,952,801	1.89
September 30	(7,076,850)	(16,582,417)	(1.29)
December 31	44,838,626	32,252,414	2.28

Total	74,213,042	34,186,905	2.66

Spectrum Technical

Selected Financial Data

	For the Nine Months Ended September 30,		For the Years Ended December 31,
	2005	2004	2004	2003	2002	2001	2000
	$	$	$	$	$	$	$
	(Unaudited)	(Unaudited)
Total Trading Results including interest	1,507,043	(35,761,133)	110,010,090	142,093,478	92,648,909	9,867,449	45,874,973
Net Income (Loss)	(53,971,562)	(92,570,551)	36,141,651	87,941,888	60,775,435	(19,283,369)	18,278,201
Net Income (Loss) Per Unit (Limited & General Partners)	(1.67)	(3.04)	0.99	4.23	3.48	(1.15)	1.17
Total Assets	768,525,121	628,063,526	791,452,599	550,066,920	341,596,812	262,442,204	273,695,028
Total Limited Partners' Capital	738,950,421	612,359,439	770,511,257	532,266,109	332,124,550	255,122,417	265,060,579
Net Asset Value Per Unit	21.96	19.60	23.63	22.64	18.41	14.93	16.08

Selected Quarterly Financial Data (Unaudited)

Quarter ended	Total Trading Results including interest	Net income (loss)	Net income (loss) per unit of limited partnership interest
	$	$	$
2005
March 31	(51,293,719)	(70,324,779)	(2.13)
June 30	47,155,337	28,358,931	0.80
September 30	5,645,425	(12,005,714)	(0.34)

Total	1,507,043	(53,971,562)	(1.67)

2004
March 31	72,341,653	45,902,418	1.91
June 30	(99,601,270)	(115,245,895)	(4.16)
September 30	(8,501,516)	(23,227,074)	(0.79)
December 31	145,771,223	128,712,202	4.03

Total	110,010,090	36,141,651	0.99

2003
March 31	45,385,367	29,742,112	1.69
June 30	9,441,031	(1,046,326)	(0.02)
September 30	(11,784,806)	(22,120,621)	(1.04)
December 31	99,051,886	81,366,723	3.60

Total	142,093,478	87,941,888	4.23

Spectrum Strategic

Selected Financial Data

	For the Nine Months Ended September 30,		For the Years Ended December 31,
	2005	2004	2004	2003	2002	2001	2000
	$	$	$	$	$	$	$
	(Unaudited)	(Unaudited)
Total Trading Results including interest	(6,082,972)	11,104,086	17,867,892	31,984,167	14,078,687	6,855,809	(26,938,961)
Net Income (Loss)	(18,974,673)	(980,228)	1,248,814	20,513,412	6,314,416	(480,543)	(36,887,290)
Net Income (Loss) Per Unit (Limited & General Partners)	(1.47)	0.07	0.25	2.77	0.99	(0.06)	(5.24)
Total Assets	170,218,829	173,989,204	186,645,900	123,656,595	77,094,809	71,489,275	76,427,098
Total Limited Partners' Capital	163,659,266	169,924,362	181,218,795	119,976,992	74,487,934	68,012,216	73,433,119
Net Asset Value Per Unit	13.09	14.38	14.56	14.31	11.54	10.55	10.61

Selected Quarterly Financial Data (Unaudited)

Quarter ended	Total Trading Results including interest	Net income (loss)	Net income (loss) per unit of limited partnership interest
	$	$	$
2005
March 31	(7,718,402)	(12,643,570)	(0.99)
June 30	(2,689,402)	(6,996,443)	(0.54)
September 30	4,324,832	665,340	0.06

Total	(6,082,972)	(18,974,673)	(1.47)

2004
March 31	19,386,598	14,056,323	1.56
June 30	(9,056,217)	(12,686,034)	(1.26)
September 30	773,705	(2,350,517)	(0.23)
December 31	6,763,806	2,229,042	0.18

Total	17,867,892	1,248,814	0.25

2003
March 31	7,634,556	4,781,178	0.75
June 30	2,970,073	442,228	0.07
September 30	7,306,514	4,972,399	0.67
December 31	14,073,024	10,317,607	1.28

Total	31,984,167	20,513,412	2.77

Spectrum Global Balanced

Selected Financial Data

	For the Nine Months Ended September 30,		For the Years Ended December 31,
	2005	2004	2004	2003	2002	2001	2000
	$	$	$	$	$	$	$
	(Unaudited)	(Unaudited)
Total Trading Results including interest	2,272,658	(1,865,261)	(51,621)	6,038,905	(2,566,396)	3,150,268	3,692,479
Net Income (Loss)	222,831	(4,120,440)	(3,017,628)	3,077,508	(5,786,918)	(152,599)	439,354
Net Income (Loss) Per Unit (Limited & General Partners)	0.10	(1.19)	(0.86)	0.90	(1.64)	(0.05)	0.14
Total Assets	46,275,666	49,276,471	50,433,972	53,920,384	51,559,238	58,790,758	56,740,136
Total Limited Partners' Capital	44,616,133	47,589,634	49,068,822	52,064,431	49,814,229	57,127,967	55,220,008
Net Asset Value Per Unit	14.71	14.28	14.61	15.47	14.57	16.21	16.26

Selected Quarterly Financial Data (Unaudited)

Quarter ended	Total Trading Results including interest	Net income (loss)	Net income (loss) per unit of limited partnership interest
	$	$	$
2005
March 31	(962,202)	(1,674,009)	(0.50)
June 30	1,666,960	996,591	0.31
September 30	1,567,900	900,249	0.29

Total	2,272,658	222,831	0.10

2004
March 31	387,222	(388,480)	(0.11)
June 30	(1,720,563)	(2,481,729)	(0.72)
September 30	(531,920)	(1,250,231)	(0.36)
December 31	1,813,640	1,102,812	0.33

Total	(51,621)	(3,017,628)	(0.86)

2003
March 31	946,959	210,736	0.05
June 30	4,100,730	3,372,448	1.02
September 30	(386,145)	(1,135,694)	(0.35)
December 31	1,377,361	630,018	0.18

Total	6,038,905	3,077,508	0.90

Spectrum Currency

Selected Financial Data

	For the Nine Months Ended September 30,		For the Years Ended December 31,
							For the Period from July 3, 2000 (commencement of operations) to December 31, 2000
	2005	2004	2004	2003	2002	2001
	$	$	$	$	$	$	$
	(Unaudited)	(Unaudited)
Total Trading Results including interest	(37,938,406)	(53,000,803)	2,632,707	28,185,655	16,183,891	7,353,454	1,918,231
Net Income (Loss)	(49,926,426)	(63,681,662)	(11,908,707)	16,796,809	10,283,120	4,336,339	1,308,544
Net Income (Loss) Per Unit (Limited & General Partners)	(2.63)	(4.08)	(1.25)	1.73	1.52	1.24	1.17
Total Assets	229,982,176	212,594,125	277,046,143	192,464,641	98,379,320	49,112,223	18,056,724
Total Limited Partners' Capital	221,144,309	207,353,094	270,231,305	188,042,673	93,891,619	45,598,611	13,988,414
Net Asset Value Per Unit	11.78	11.58	14.41	15.66	13.93	12.41	11.17

Selected Quarterly Financial Data (Unaudited)

Quarter ended	Total Trading Results including interest	Net income (loss)	Net income (loss) per unit of limited partnership interest
	$	$	$
2005
March 31	(48,508,520)	(52,693,364)	(2.75)
June 30	25,201,383	21,375,686	1.08
September 30	(14,631,269)	(18,608,748)	(0.96)

Total	(37,938,406)	(49,926,426)	(2.63)

2004
March 31	(13,624,011)	(17,153,573)	(1.25)
June 30	(19,529,341)	(23,130,916)	(1.48)
September 30	(19,847,451)	(23,397,173)	(1.35)
December 31	55,633,510	51,772,955	2.83

Total	2,632,707	(11,908,707)	(1.25)

2003
March 31	6,321,965	3,660,402	0.55
June 30	6,641,296	3,268,861	0.45
September 30	(5,055,352)	(7,367,330)	(0.79)
December 31	20,277,746	17,234,876	1.52

Total	28,185,655	16,796,809	1.73

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

        The following updates, for the nine months ended September 30, 2005 and 2004, and supplements the information for each partnership under the sub-captions "Results of Operations" on pages 41-56.

Morgan Stanley Spectrum Select L.P.

For the Nine Months Ended September 30, 2005.

        The most significant trading losses of approximately 6.0% were incurred in the currency markets, primarily during the first quarter and August, from positions in foreign currencies versus the U.S. dollar. During January, long positions in Swiss franc and euro versus the U.S. dollar incurred losses after the U.S. dollar's value reversed sharply higher amid conflicting economic data, improvements in U.S. trade deficit numbers, and speculation for higher U.S. interest rates. The U.S. dollar's value also advanced in response to expectations that the Chinese government would announce postponement of Chinese yuan revaluation for the foreseeable future. Additional losses were recorded during February from short positions in the Swiss franc and euro versus the U.S. dollar as the U.S. dollar weakened in response to concern for the considerable U.S. Current-Account deficit expressed by U.S. Federal Reserve Chairman Alan Greenspan. The value of the U.S. dollar was further weakened during the remainder of February by a larger-than-expected drop in January leading economic indicators and news that South Korea's Central Bank would be reducing its U.S. dollar currency reserves. Long European currency positions versus the U.S. dollar also recorded losses during March after the value of the U.S. dollar reversed sharply higher benefiting from higher U.S. interest rates and consumer prices. During August, long U.S. dollar positions against the British pound, euro, and Swiss franc resulted in losses, as the value of the U.S. dollar declined amid higher crude oil prices, lower durable goods orders reported by the U.S. Commerce Department, the U.S. trade imbalance, and economic warnings from U.S. Federal Reserve Chairman Alan Greenspan. Losses of approximately 1.3% resulted in the metals markets from positions in both precious and base metals held primarily during the second quarter. During April and May, long futures positions in base metals recorded losses as prices fell due to news of increases in supply, fears that a slowing global economy would weaken demand, and a stronger U.S. dollar. During June, losses were recorded from short gold positions after prices reversed higher amid technically-based buying, while long futures positions in silver experienced losses amid strength in the U.S. dollar. In the agricultural markets, losses of approximately 0.8% were experienced primarily during the second quarter and July from long futures positions in corn, wheat, and cotton. During April, long futures positions in wheat resulted in losses as prices fell in response to favorable weather in growing regions, improved crop conditions, and reduced foreign demand. During May, losses stemmed from long futures positions in cotton as prices moved lower on supply increases and the lack of damage to crops by the touchdown of a hurricane in U.S. growing regions. During July, long futures positions in cotton incurred losses as prices moved lower earlier in the month amid news that the Bush Administration asked Congress to repeal a federal cotton subsidy in an effort to comply with a World Trade Organization ruling against the program. Prices also declined further after the U.S. Department of Agriculture reported weak demand. Long positions in corn futures also experienced losses later in the month after prices weakened in response to higher silo rates. Smaller partnership losses of approximately 0.3% were experienced in the global interest rate sector primarily during the third quarter from positions in U.S., Canadian, and Australian interest rates. During July, long U.S. interest rate futures positions experienced losses as prices declined following a rise in interest rates and after the U.S. Labor Department released its June employment report. During September, long positions in U.S. fixed-income futures incurred losses as prices weakened after it was revealed that measurements of Hurricane Katrina's economic impact were not weak enough to deter the U.S. Federal Reserve from its policy of raising interest rates. Long positions in Canadian interest rate futures recorded losses as prices finished lower on strength in the equity markets and as the Bank of Canada raised its key interest rate for the first time in 11 months. Additional losses stemmed from long positions in Australian bonds as prices declined after Australia's largest ever annual jobs gain initiated speculation that the Reserve Bank of Australia would perhaps reconsider its stance on interest rates and lean towards future interest rate tightening. A portion of the partnership's overall losses for the first nine months of the year was offset by gains of approximately 4.1% recorded in the global stock index markets, primarily during the third quarter, from long positions in Pacific Rim and European stock index futures. During July, positive economic data out of the U.S. and Japan pushed global equity prices higher in the beginning of the month as a strong U.S. jobs number and better-than-expected Japanese corporate earnings supported growth estimates. Prices continued to strengthen after China reformed its U.S. dollar currency peg policy, leading market participants to conclude that a revaluation in the Chinese yuan would likely ease trade tensions between China, the U.S., Europe, and Japan. Finally, strong corporate earnings out of the European Union and the U.S. resulted in optimistic investor sentiment and pushed prices further. During September, long positions in Japanese stock index futures experienced gains as prices increased on positive comments from Bank of Japan Governor Toshihiko Fukui, who said that the Japanese economy was in the process of emerging from a soft patch. Additional sector gains resulted from long positions in European stock index futures as oil prices declined and investors embraced signs that the global economy could move forward despite Hurricane Katrina's devastation of the U.S. Gulf Coast. Additional partnership gains of approximately 2.8% were achieved in the energy markets primarily during August from long positions in natural gas, crude oil and its related products, as prices climbed higher on supply and demand concerns. After Hurricane Katrina struck the Gulf of Mexico, prices advanced further to touch record highs amid concern for heavily damaged, or even possibly destroyed, refineries and production facilities.

        Spectrum Select recorded total trading results including interest income totaling $61,306 and expenses totaling $40,258,599, resulting in a net loss of $40,197,293 for the nine months ended September 30, 2005. The partnership's net asset value per unit decreased from $28.88 at December 31, 2004 to $26.89 at September 30, 2005.

For the Nine Months Ended September 30, 2004.

        The most significant trading losses of approximately 8.2% were incurred in the currency markets. During March, short positions in the Japanese yen and Singapore dollar versus the U.S. dollar resulted in losses as the yen reversed higher due to speculation that the Bank of Japan was relaxing its efforts of intervention to weaken the yen. During April, long Asian currency positions versus the U.S. dollar experienced losses as the U.S. dollar's value surged following the release of stronger-than-expected U.S. jobs data. The yen also came under pressure following efforts by the Japanese government to weaken the yen by intervening in the currency markets. Short positions in most major currencies versus the U.S. dollar produced losses during May as the U.S. dollar's value declined in response to fears of potential terrorist attacks, expanding energy prices, and the release of weaker-than-expected economic data. During July, long positions in the Swiss franc, British pound, and euro versus the U.S. dollar resulted in losses as the U.S. dollar advanced amid upbeat market sentiment, an optimistic assessment of the U.S. economy by the U.S. Federal Reserve Chairman Alan Greenspan, and a jump in July consumer confidence data. During August, long and short positions in the euro relative to the U.S. dollar, British pound, and Japanese yen proved unprofitable as the euro experienced short-term volatility due to conflicting economic data and surging energy prices. Additional losses resulted from short positions in the Japanese yen versus the U.S. dollar as the U.S. dollar's value decreased in response to concerns for the rate of U.S. economic growth sparked by the release of soft economic data. Additional losses of approximately 4.4% were experienced in the global interest rate markets, primarily during the second and third quarter, from positions in the U.S., Australian, and Japanese interest rate futures. During January, long positions in U.S. interest rate futures experienced losses as prices declined following comments from the U.S. Federal Reserve concerning a shift in the board's interest rate policy. Short positions in Australian interest rate futures deepened sector losses as prices reversed higher during the final week of the month. During April, long U.S. interest rate futures positions incurred losses as prices tumbled following the release of stronger-than-expected U.S. jobs data. During May, short positions in global bond futures experienced losses as prices moved higher during the latter half of the month due to uncertainty in global equity prices, weaker-than-expected economic data, stronger energy prices, and geopolitical concerns. During June, short positions experienced losses as global bond prices rallied on weaker-than-expected economic reports and expectations that the U.S. Federal Reserve would not aggressively tighten U.S. interest rates as originally expected. Smaller losses stemmed from short positions in Japanese interest rate futures during June as prices increased sharply after the Bank of Japan voted to maintain interest rates close to zero. During July, short positions in U.S. interest rate futures recorded losses as prices moved higher after the release of disappointing U.S. unemployment data. Additional losses were incurred from newly established long positions after prices moved lower following the U.S. Federal Reserve Chairman Alan Greenspan's upbeat assessment of the U.S. economy. During August, short positions in Japanese interest rate futures prices trended higher amid a surge in oil prices, a drop in global equity prices, and a conflicted Japanese and U.S. economic picture. During September, long positions in U.S. interest rate futures resulted in losses as prices declined due to expectations for rising interest rates prompted by the release of positive U.S. economic data. Additional losses of approximately 3.6% were recorded in the global stock index markets, primarily during the second and third quarter of the year. Long positions in European and U.S. equity index futures were unprofitable during the second quarter as prices declined due to geopolitical concerns and expanding energy prices. Newly established short positions in those same markets experienced additional losses as prices rebounded later in the second quarter due to a slight pullback in oil prices and strong earnings from technology companies. During July, long positions experienced losses as prices reversed lower due to the release of disappointing U.S. employment data, surging energy prices, and new warnings concerning potential terrorist attacks. During August, short European and U.S. positions were unprofitable as prices reversed higher in response to falling energy prices and better-than-expected U.S. economic data. During September, long European and U.S. positions recorded losses following a decline in global equity prices caused by rising energy prices and the release of weak corporate data. A portion of the partnership's overall losses during the first nine months of the year was offset by gains of approximately 4.3% recorded in the energy markets from long futures positions in crude oil and its related products. During February, long positions benefited as prices increased amid low market supply, falling inventory levels, and an output reduction announcement from OPEC. Long positions profited during April as prices trended higher on fears of potential terrorist activity in the Middle East and news of problems with U.S. refineries. During May, long positions recorded gains as crude oil prices surged higher, amid fears of terrorist attacks on Middle Eastern oil facilities and disruptions in Iraqi oil production. During the third quarter, long positions profited as prices trended higher reaching historical highs amid heavy market demand and concerns for supply. Additional gains of approximately 2.5% in the metals markets resulted primarily during the first quarter from long futures positions in base metals as prices moved higher in response to increased demand from China coupled with a weaker U.S. dollar. Finally, gains of approximately 1.4% achieved in the agricultural markets, primarily during the first quarter, resulted from long futures positions in soybeans and its related products, and corn as prices for these commodities finished higher amid increased demand from Asia.

        Spectrum Select recorded total trading results including interest income totaling $(45,690,460) and expenses totaling $43,876,276, resulting in a net loss of $89,566,736 for the nine months ended September 30, 2004. The partnership's net asset value per unit decreased from $30.31 at December 31, 2003 to $25.51 at September 30, 2004.

Morgan Stanley Spectrum Technical L.P.

For the Nine Months Ended September 30, 2005.

        The most significant trading losses of approximately 5.8% were incurred in the currency markets during January, March, and August. During the first quarter, losses were recorded from long positions in the British pound and Swiss franc versus the U.S. dollar after the U.S. dollar's value advanced in response to speculation that China would move toward a flexible exchange and amid expectations for higher U.S. interest rates. During August, long U.S. dollar positions against the British pound and Swiss franc resulted in losses as the value of the U.S. dollar declined amid higher crude oil prices, lower durable goods orders, the U.S. trade imbalance, and economic warnings from U.S. Federal Reserve Chairman Alan Greenspan. Losses in the agricultural markets of approximately 5.2% resulted from positions in lean hogs, live cattle, the soybean complex, wheat, cocoa, sugar, and cotton. During the first quarter, losses were experienced from short futures positions in the soybean complex, wheat, and corn as prices reversed higher on news of extremely cold weather in the growing regions of the United States and rumors of a reduction on world output during 2005. Additional losses were experienced from long futures positions in lean hogs as prices weakened on news of a reduction in demand. Long lean hog futures experienced further losses during March as prices declined on speculative selling. During April, long futures positions in cocoa and sugar resulted in losses after prices reversed lower on technically-based selling. Long futures positions in lean hogs and live cattle also incurred losses as prices finished lower on news of a reduction in foreign export demand. Long futures positions in lean hogs continued to incur losses as prices moved lower during May in response to continued weakening demand. Additional losses during the second quarter stemmed from short futures positions in corn as prices increased due to weather-related concerns for newly-planted crops in U.S. growing regions. Losses were also recorded late in the second quarter from short futures positions in sugar as prices declined on technically-based selling. In the global interest rate markets, losses of approximately 1.0% were incurred primarily during the third quarter from positions in Australian and

U.S. interest rate futures. During July, long positions in U.S. interest rate futures resulted in losses as prices declined following a rise in interest rates and after the U.S. Labor Department released its June employment report. During August, short positions in U.S. fixed-income futures incurred losses as prices reversed higher on worries about the global economic impact of Hurricane Katrina and growing speculation that the U.S. Federal Reserve would stop raising interest rates sooner than previously thought. During September, long positions in Australian bond futures recorded losses as prices declined after Australia's largest ever annual jobs gain initiated speculation that the Reserve Bank of Australia would perhaps reconsider its stance on interest rates and lean towards future interest rate tightening. Additional losses stemmed from long positions in U.S. fixed-income futures as prices weakened after measurements of Hurricane Katrina's economic impact revealed that they were not weak enough to deter the U.S. Federal Reserve from its policy of raising interest rates. Smaller partnership losses of approximately 0.3% were incurred in the metals markets, primarily during the second quarter, from long futures positions in precious metals as prices reversed lower due to strength in the U.S. dollar. A portion of the partnership's overall losses for the first nine months of the year was offset by gains of approximately 6.0% achieved in the energy markets, primarily during August, from long positions in crude oil and its related products, and natural gas as prices climbed higher on supply and demand concerns. After Hurricane Katrina struck the Gulf of Mexico, prices advanced further to touch record highs amid concern for heavily damaged, or even possibly destroyed, refineries and production facilities. Additional gains of approximately 4.7% were experienced in the global stock index markets, primarily during the third quarter, from long positions in European and Pacific Rim stock index futures as prices increased amid positive economic data out of the U.S. and Japan, a strong U.S. jobs number, and better-than-expected Japanese corporate earnings. Prices continued to strengthen after China reformed its U.S. dollar currency peg policy. Finally, strong corporate earnings out of the European Union and the U.S. resulted in optimistic investor sentiment and pushed prices further. During September, long positions in Japanese stock index futures continued to gain as prices increased on positive comments from Bank of Japan Governor Toshihiko Fukui, who said that the Japanese economy was in the process of emerging from a soft patch. Additional sector gains resulted from long positions in European stock index futures as oil prices declined and investors embraced signs that the global economy could move forward despite Hurricane Katrina's devastation of the U.S. Gulf Coast.

        Spectrum Technical recorded total trading results including interest income totaling $1,507,043 and expenses totaling $55,478,605, resulting in a net loss of $53,971,562 for the nine months ended September 30, 2005. The partnership's net asset value per unit decreased from $23.63 at December 31, 2004 to $21.96 at September 30, 2005.

For the Nine Months Ended September 30, 2004.

        The most significant trading losses of approximately 10.4% were incurred in the currency markets. Losses were incurred during March from short positions in the Japanese yen versus the U.S. dollar as the yen reversed higher due to speculation that the Bank of Japan was relaxing its efforts to weaken the yen. During April, long positions in the Japanese yen versus the U.S. dollar resulted in losses as the U.S. dollar surged following the release of stronger-than-expected U.S. jobs data. During May, short positions in the Japanese yen versus the U.S. dollar sustained losses as the U.S. dollar's value declined in response to fears of potential terrorist attacks, expanding energy prices, and the release of weaker-than-expected economic data during the latter half of May. During June, the currency markets continued to prove difficult as losses were experienced primarily from short positions in the Japanese yen versus the U.S. dollar as the yen climbed higher in response to better-than-anticipated improvements in Japanese economic data and speculation that the Bank of Japan would move to raise interest rates. During July, long positions in the Japanese yen, euro, Swiss franc, British pound, and Australian dollar, all versus the U.S. dollar, resulted in losses as the U.S. dollar's value strengthened in response to upbeat market sentiment, the U.S. Federal Reserve Chairman Alan Greenspan's optimistic assessment of the U.S. economy, and a jump in U.S. consumer confidence data. During August, positions in the euro relative to the U.S. dollar were unprofitable as the euro experienced short-term volatility due to conflicting economic data and surging energy prices. Additional losses resulted from short positions in the Japanese yen versus the U.S. dollar as the U.S. dollar's value decreased due to concerns for the rate of U.S. economic growth caused by the release of soft economic data. Losses of approximately 5.1% were experienced in the global stock index markets, during the second and third quarters of the year, from positions in European, U.S., and Japanese stock index futures. Long positions in European and U.S. stock index futures incurred losses during March, April, and May as equity prices fell in response to the terror attacks in Madrid, continuing difficulties in Iraq, fears of global terrorism, and concerns for higher interest rates. During July, long positions in U.S., European, and Japanese stock index futures provided losses as prices reversed lower due to the release of disappointing U.S. employment data, surging energy prices, and new warnings concerning potential terrorist attacks. During August, short positions in European and Japanese equity index futures recorded losses as prices reversed higher in response to falling energy prices and better-than-expected U.S. gross domestic product and consumer sentiment data. Losses of approximately 2.3% were recorded in the agricultural markets during January, throughout the second quarter, and largely during August, primarily from futures positions in coffee and cocoa. During January, short futures positions in coffee experienced losses as prices reversed higher amid tight global supply. Long coffee positions experienced losses as prices reversed lower during June in response to an increase in Brazilian crop estimates and mild weather in growing regions. Further losses stemmed from short futures positions in coffee and long futures positions in cocoa during September. A portion of the partnership's overall losses during the first nine months of the year was offset by gains of approximately 11.8% achieved in the energy markets throughout the year from long futures positions in crude oil and its related products as oil prices trended higher in response to rising demand combined with supply and production issues caused by geopolitical events in the Middle East and Nigeria combined with weather-related issues in the Gulf of Mexico. Additional gains of approximately 2.1% stemmed from the global interest rate sector primarily during the first and third quarters of the year as long positions in European and U.S. interest rate futures were profitable. During the first quarter, long positions profited as bond prices rallied in response to weak economic data, reports from central banks that highlighted a lack of inflation and "safe-haven" buying following the terrorist attack in Madrid. During the third quarter, long positions benefited from a surge in oil prices, a drop in equity prices, and a conflicted economic picture generated by U.S. economic reports.

        Spectrum Technical recorded total trading results including interest income totaling $(35,761,133) and expenses totaling $56,809,418, resulting in a net loss of $92,570,551 for the nine months ended September 30, 2004. The partnership's net asset value per unit decreased from $22.64 at December 31, 2003 to $19.60 at September 30, 2004.

Morgan Stanley Spectrum Strategic L.P.

For the Nine Months Ended September 30, 2005.

        The most significant trading losses of approximately 10.1% resulted in the currency markets from U.S. dollar positions versus a variety of foreign currencies. During January, long positions in the Japanese yen and Australian dollar versus the U.S. dollar incurred losses after the U.S. dollar's value reversed higher amid improvements in U.S. trade deficit numbers, higher U.S. interest rates, and China's reluctance to revalue the yuan. Short positions in the Swiss franc and Japanese yen against the U.S. dollar experienced losses during February as the U.S. dollar weakened amid concern for the U.S. Current-Account deficit, a larger-than-expected drop in January leading economic indicators, and news that South Korea's Central Bank planned to reduce its U.S. dollar currency reserves. During March, long positions in the Canadian dollar, Japanese yen, Australian dollar, Swiss franc, and euro, versus the U.S. dollar experienced losses after the U.S. dollar reversed higher, benefiting from increases in U.S. interest rates. During April, losses were recorded from positions in most major currencies relative to the U.S. dollar as the U.S. dollar's value remained volatile due to speculation on the U.S. Federal Reserve's interest rate policy, high oil prices, and weak economic data out of the U.S. During May, losses were recorded in the currency markets from long positions in the Japanese yen, Swiss franc, Canadian dollar, and Australian dollar versus the U.S. dollar as the U.S. dollar's value increased after China downplayed rumors of a move toward a flexible exchange rate. Later in the month, most foreign currencies declined with the euro, which dropped in response to weaker-than-expected French economic data. During June, losses stemmed from positions in the Australian dollar versus the U.S. dollar as the value of the Australian currency moved without consistent direction amid a rise in gold prices during early June and concerns over global commodity demand in the latter part of the month. Additional losses stemmed from long Japanese yen positions during mid-June as the U.S. dollar's value rallied in response to better-than-expected U.S. trade statistics. Finally, short Canadian dollar positions incurred losses as the Canadian dollar's value reversed higher supported by rising oil prices and speculation that the Bank of Canada would raise interest rates. During July, losses were incurred from short positions in the euro and Swiss franc after the euro advanced amid new signals that the European Central Bank would stand firm against calls to cut interest rates. Additional losses stemmed from the fact that U.S. dollar purchases from non-U.S. central banks, such as

Japan's, were nominal following the release of positive U.S. economic data. Additional losses resulted from long positions in the British pound and Australian dollar against the U.S. dollar. During August, long U.S. dollar positions against the Canadian dollar, Australian dollar, Japanese yen, euro, and Swiss franc, recorded losses as the value of the U.S. dollar declined amid higher crude oil prices, lower durable goods orders reported by the U.S. Commerce Department, the U.S. trade imbalance, and economic warnings from U.S. Federal Reserve Chairman Alan Greenspan. Losses of approximately 2.4% resulted in the agricultural markets primarily during the third quarter from long futures positions in coffee, soybean and its related products, cocoa, and corn. Long coffee and cocoa positions finished with losses as prices moved lower amid news of lower global consumption and strong supply. Long positions in the soybean complex and corn incurred losses after prices reversed lower due to forecasts for supply increases spurred by moisture in parts of the U.S. growing regions. Smaller partnership losses of approximately 0.4% were recorded in the metals markets during January, March, April, and May primarily from long futures positions in precious metals as prices declined amid a stronger U.S. dollar and weak demand. A portion of the partnership's overall losses for the first nine months of the year was offset by gains of approximately 2.7% achieved in the energy markets primarily during the third quarter from long futures positions in crude oil and its related products. During July, prices surged on possible supply disruptions in the Gulf of Mexico caused by Hurricane Dennis. Prices continued to move higher towards the end of the month in response to news of several refinery fires in Texas and Louisiana, declining U.S. inventories, and passage by the U.S. Congress of President George Bush's energy bill. Elsewhere in the energy markets, gains were recorded from long positions in natural gas futures as prices increased with crude oil prices. During August, long positions continued to benefit as prices climbed higher throughout the month on supply and demand concerns. After Hurricane Katrina struck the Gulf of Mexico, prices advanced further to touch new record highs amid concern for heavily damaged, or even possibly destroyed, refineries and production facilities. Gains of approximately 0.2% resulted in the global stock index markets, primarily during July and September, from long positions in Pacific Rim stock index futures. During July, prices increased on positive economic data out of Japan and better-than-expected Japanese corporate earnings. Prices continued to strengthen after China reformed its U.S. dollar currency peg policy. During September, long positions in Japanese stock index futures experienced gains as prices increased on positive comments from Bank of Japan Governor Toshihiko Fukui, who said that the Japanese economy was in the process of emerging from a soft patch. Smaller partnership gains of approximately 0.1% occurred in the global interest rate markets primarily during the first half of the year from long positions in European and Japanese interest rate futures. During the first quarter, long European positions benefited from rising prices supported by weakness in equity markets, disappointing European economic data, speculation that certain hedge funds experienced significant trading losses, rejections by the European Central Bank to alter interest rates, and concerns for the future of the European integration process. Later in the quarter, prices strengthened amid a sharp reduction in Swedish interest rates, the release of weaker-than-expected French consumer spending, and higher oil prices. Long Japanese positions also benefited after prices increased during April amid weaker Japanese equity markets and then continued to profit during June after the release of weak Japanese economic data.

        Spectrum Strategic recorded total trading results including interest income totaling $(6,082,972) and expenses totaling $12,891,701, resulting in a net loss of $18,974,673 for the nine months ended September 30, 2005. The partnership's net asset value per unit decreased from $14.56 at December 31, 2004 to $13.09 at September 30, 2005.

For the Nine Months Ended September 30, 2004.

        The most significant trading gains of approximately 8.6% were achieved in the agricultural markets from long futures positions in soybean and its related products, corn, and sugar. During the first quarter, soybean and corn prices finished higher, especially during February, due to increased exports abroad and greater demand from Asia. Long futures positions in sugar also benefited as prices rallied during April amid diminished market supply and inflation concerns. During June, sugar prices climbed further amid increased demand. Additional gains of approximately 3.6% were recorded in the metals markets, primarily during the first quarter, from long futures positions in base metals as prices trended higher due to a declining U.S. dollar and an increase in demand from Asia and global central banks. During September, long futures positions in base metals benefited as prices moved higher in response to continued demand from China and reports of lower-than-expected inventories. Gains of approximately 0.6% were established in the global interest rate markets during the first and third quarter from long positions in European interest rate futures. During the first quarter, long positions profited as global bond prices rallied after the European Central Bank reported no need to raise interest rates due to a lack of inflation. Prices also trended higher during March due to uncertainty in the global equity markets, disappointing U.S. economic data, and "safe-haven" buying following the terrorist attack in Madrid. During the third quarter, long European interest rate futures positions were profitable as prices trended higher in response to a surge in oil prices, a drop in equity prices, and a conflicted economic picture caused by a variety of economic reports. Smaller gains of approximately 0.3% resulted in the energy markets, primarily during the third quarter, from long futures positions in crude oil and its related products as prices trended higher reaching historical highs amid heavy market demand and concerns for supply. A portion of the partnership's gains for the first nine months of the year was offset by losses of approximately 2.4% incurred in the currency markets, primarily during the third and first quarter of the year. During the third quarter, long positions in the euro and Swiss franc both versus the U.S. dollar generated negative performance as the U.S. dollar reversed higher in response to upbeat market sentiment and an increase in U.S. consumer confidence data. During August, positions in the euro relative to the U.S. dollar experienced losses as short-term volatility was caused by conflicting economic data and surging energy prices. During the first quarter, long positions in the Japanese yen versus the U.S. dollar resulted in losses after the Bank of Japan intervened in the currency markets in order to stem the yen's rise. Short positions in the Australian dollar versus the U.S. dollar also lost during February as the U.S. dollar's value declined amid heightened U.S. dollar-selling, which was prompted by huge U.S. trade and budget deficits, fears of terror attacks, and interest rate differentials between U.S. Treasury securities and relatively high-yielding Australian bonds. Additional losses of approximately 2.2% were incurred in the global stock indices, primarily during the third and first quarter of the year. During the third quarter, long futures positions in U.S., European, and Japanese stock index futures experienced losses as equity prices reversed lower due to the release of disappointing U.S. employment data, surging energy prices, and new warnings concerning potential terrorist attacks. During the first quarter, long European and Japanese equity index futures positions were unprofitable as equity prices dropped during February and early March amid weakness in the U.S. technology sector and growing geopolitical uncertainty due to the terrorist attacks in Spain.

        Spectrum Strategic recorded total trading results including interest income totaling $11,104,086 and expenses totaling $12,084,314, resulting in a net loss of $980,228 for the nine months ended September 30, 2004. The partnership's net asset value per unit increased from $14.31 at December 31, 2003 to $14.38 at September 30, 2004. The net asset value per unit increased despite the partnership's net loss for the period since the net loss per unit amount incurred in the later months of the nine month period, was not in excess of the net income per unit amount incurred in the earlier months of the nine month period because the later losses were spread over a larger number of units due to subscriptions increasing the partnership's total number of units each month.

Morgan Stanley Spectrum Global Balanced L.P.

For the Nine Months Ended September 30, 2005.

        The most significant trading gains of approximately 6.7% were recorded in the global stock index markets primarily during the third quarter from long positions in Pacific Rim, European, and U.S. stock index futures. During July, profits were recorded as prices increased amid positive economic data out of the U.S. and Japan. Prices continued to strengthen after China reformed its U.S. dollar currency peg policy, leading market participants to conclude that a revaluation in the Chinese yuan would likely ease trade tensions between China, the U.S., Europe, and Japan. Finally, strong corporate earnings out of the European Union and the U.S. resulted in optimistic investor sentiment and pushed prices higher. During September, long Japanese stock index futures positions experienced gains as prices increased on positive comments from Bank of Japan Governor Toshihiko Fukui, who said that the Japanese economy was in the process of emerging from a soft patch as demonstrated by rising production, improving business sentiment, and a sustained upturn in consumer spending. Additional sector gains resulted from long positions in European and U.S. stock index futures as equity prices rose amid declining oil prices and signs that the global economy could move forward despite Hurricane Katrina's devastation of the U.S. Gulf Coast. Smaller partnership gains of approximately 0.7% were recorded in the energy markets primarily during March and the third quarter from long futures positions in natural gas and crude oil related products. During March, energy prices were bolstered after the Organization of the Petroleum Exporting

Countries oil ministers stated that there were no plans to raise output at the March 16 meeting. Also boosting prices was a report by the Energy Information Administration stating that U.S. inventories of gasoline and heating oil measured significantly lower-than-expected. The weaker U.S. dollar value also triggered crude oil demand early in March from countries such as Japan and China. During the third quarter, profits were recorded as prices climbed higher on supply and demand concerns. After Hurricane Katrina struck the Gulf of Mexico, prices advanced further to touch record highs amid concern for heavily damaged, or even possibly destroyed, refineries and production facilities. A portion of the partnership's overall gains for the first nine months of the year was offset by losses of approximately 2.8% established in the currency markets primarily during the first and third quarters. During the first quarter, losses stemmed from long positions in the Singapore dollar versus the U.S. dollar as the U.S. dollar advanced further due to expectations that the Chinese government would announce postponement of Chinese yuan revaluation for the foreseeable future. Additional losses resulted during January from positions in the U.S. dollar index, as well as positions in various foreign currencies versus the U.S. dollar, such as the British pound and Australian dollar. During January, short U.S. dollar positions versus the South African rand and euro resulted in losses after the U.S. dollar's value reversed sharply higher amid conflicting economic data, improvements in U.S. trade deficit data, and speculation for higher U.S. interest rates. Short positions in the Singapore dollar and euro versus the U.S. dollar also experienced losses during February as the U.S. dollar's value declined amid news of disappointing U.S. economic data and proposed U.S. dollar reductions in foreign central bank currency reserves. Currency sector losses resulted during March from long positions in the Singapore dollar and euro versus the U.S. dollar, as well as from outright short positions in the U.S. dollar index, after the value of the U.S. dollar reversed sharply higher supported by market expectations for, and the eventual increase in the U.S. federal funds rate by the U.S. Federal Reserve. The value of the U.S. dollar strengthened further following the release of a larger-than-expected increase in February consumer prices. During the third quarter, losses were incurred from long U.S. dollar positions against the Singapore dollar, New Zealand dollar, and euro as the value of the U.S. dollar declined amid higher crude oil prices, lower durable goods orders, the U.S. trade imbalance, and economic warnings from U.S. Federal Reserve Chairman Alan Greenspan. Additional losses stemmed from short euro cross-rate positions against the Norwegian krone after the euro's value moved higher in response to U.S. dollar weakness. Partnership losses of approximately 0.7% were recorded in the global interest rate markets from positions in U.S. interest rate futures. During August, short U.S. positions incurred losses as prices reversed higher on worries about the global economic impact of Hurricane Katrina. Prices for U.S. interest rate futures also rallied on growing speculation that the U.S. Federal Reserve would stop raising interest rates sooner than previously thought. Later, newly established long U.S. positions incurred losses as prices weakened after measurements of Hurricane Katrina's economic impact revealed that they were not weak enough to deter the U.S. Federal Reserve from its policy of raising interest rates. In the metals markets, losses of approximately 0.4% occurred during the first quarter from long futures positions in base and precious metals as prices declined in response to strength in the U.S. dollar, lower equity prices, and news of a drop in Chinese demand. Smaller losses of approximately 0.3% resulted in the agricultural markets from long futures positions in corn held during the first quarter after prices declined amid a stronger U.S. dollar and technically-based selling. Additional sector losses resulted from long futures positions in cocoa held during the third quarter as prices moved lower on new hopes for political stability in the Ivory Coast. Long futures positions in cotton experienced losses during May as prices moved lower on supply increases generated from plantings and crops unaffected by the touchdown of a hurricane in the U.S. growing regions.

        Spectrum Global Balanced recorded total trading results including interest income totaling $2,272,658 and expenses totaling $2,049,827, resulting in net income of $222,831 for the nine months ended September 30, 2005. The partnership's net asset value per unit increased from $14.61 at December 31, 2004 to $14.71 at September 30, 2005.

For the Nine Months Ended September 30, 2004.

        The most significant trading losses of approximately 4.1% were experienced in the currency markets. During the first quarter, long cross-rate positions in the Swiss franc versus the Japanese yen resulted in losses as the yen's value reversed higher due to speculation that the Bank of Japan was relaxing its efforts to weaken the yen. Long positions in the U.S. dollar index were also unprofitable as the U.S. dollar's value declined due to a reduction in Bank of Japan intervention activity. During the second quarter, losses were incurred from long positions in the Japanese yen and Singapore dollar versus the U.S. dollar as the

U.S. dollar surged following the release of stronger-than-expected U.S. jobs data. The yen also came under pressure from weakening efforts by the Japanese government through currency market interventions. Losses were also incurred on short U.S. dollar positions against the South African rand as the U.S. dollar benefited from rising U.S. interest rates and the perception that the U.S. economy was experiencing a sustainable recovery. During the third quarter, short cross-rate positions in the Australian dollar versus the Japanese yen incurred losses as the Australian currency reversed higher amid speculation for increases in Australian interest rates. During August, losses were experienced from short positions in the Japanese yen versus the U.S. dollar, Swiss franc, Australian dollar, and euro as the value of the yen moved higher due to higher Japanese equity prices and the release of positive Japanese economic data. During September, short positions in the Mexican peso versus the U.S. dollar resulted in losses as the U.S. dollar reversed lower amid perceptions that the U.S. Federal Reserve reformed their outlook regarding aggressive increases in interest rates. Long positions in the Japanese yen versus the U.S. dollar also supplied losses during September as the yen declined from Japan's swelling national debt and a reversal of the U.S. dollar's value in response to a hike in U.S. interest rates. Losses of approximately 0.9% occurred in the global stock index markets, primarily during the third quarter, from long positions in European, Japanese, and U.S. stock index futures. Long positions experienced losses as prices reversed lower during July due to the release of disappointing U.S. employment data, surging energy prices, and new warnings concerning potential terrorist attacks. Long positions in these markets incurred additional losses during August as equity prices declined amid climbing energy prices and a conflicted economic picture generated by U.S. economic reports. In the metals markets, losses of approximately 0.6% resulted from long futures positions in base metals. Long futures positions in nickel experienced losses as prices fell due to a strengthening of the U.S. dollar during January. Short nickel futures positions during May experienced losses as prices increased during the last week of the month due to a weaker U.S. dollar and strong Asian demand. During the third quarter, further sector losses resulted from long futures positions in precious and base metals after industrial metals prices declined amid a slowdown in demand from China, while precious metals prices fell amid a rebound in the value of the U.S. dollar. Smaller losses of approximately 0.4% were experienced in the agricultural markets from positions in cocoa, cotton, and sugar. A portion of the partnership's overall losses during the first nine months of the year was offset by gains of approximately 0.8% achieved in the energy markets, primarily during the third quarter, from long futures positions in crude oil and its related products as prices trended higher reaching historical highs amid heavy market demand and supply concerns. Further gains of approximately 0.7% in the global interest rates markets resulted during the first and third quarters of the year from long positions in U.S. and European interest rate futures. During the first quarter, long positions benefited from a rally in bond prices sparked by low inflation and reduced concerns for increases in interest rates. During the third quarter, long positions profited as prices trended higher in response to a surge in oil prices, a drop in equity prices, and a conflicted economic picture generated by U.S. economic reports.

        Spectrum Global Balanced recorded total trading results including interest income totaling $(1,865,261) and expenses totaling $2,255,179, resulting in a net loss of $4,120,440 for the nine months ended September 30, 2004. The partnership's net asset value per unit decreased from $15.47 at December 31, 2003 to $14.28 at September 30, 2004.

Morgan Stanley Spectrum Currency L.P.

For the Nine Months Ended September 30, 2005.

        The most significant trading losses of approximately 12.2% resulted from positions in European currencies against the U.S. dollar. Early during the first quarter, losses resulted from long positions in the British pound, Norwegian krone, euro, Czech koruna, and Swedish krona versus the U.S. dollar after the U.S. dollar's value reversed sharply higher amid an increase in U.S. interest rates and consumer prices. The U.S. dollar's value also advanced in response to expectations that the Chinese government would announce postponement of its revaluation of the Chinese yuan. During February, losses were incurred from short European currency positions after the U.S. dollar's value weakened in response to concern for the considerable U.S. Current-Account deficit as expressed by U.S. Federal Reserve Chairman Alan Greenspan. During early March, short European currency positions continued to experience losses as their values moved higher amid a sharp rise in German industrial production. Further losses were recorded from newly established long European currency positions versus the U.S. dollar as the U.S. dollar's value reversed sharply higher amid an increase in U.S. interest rates and consumer prices. During the second quarter, long British pound positions incurred losses as the pound's value declined after British Prime Minister Tony Blair's Labour Party won re-election with a reduced government majority, and then moved lower later in the quarter on growing speculation that the interest rate differential between the U.S. and the U.K. would tighten. During July, long British pound positions experienced losses as the value of the pound dropped sharply on geopolitical concerns after a terror attack on the London public transportation system. During August, short British pound positions incurred losses as the value of the U.S. dollar declined amid higher crude oil prices, lower durable goods orders, the U.S. trade imbalance, and economic warnings from U.S. Federal Reserve Chairman Alan Greenspan. During September, losses were recorded from long positions in the British pound, Norwegian krone, and Czech koruna, as the value of the U.S. dollar advanced amid bolstered expectations that the U.S. Federal Reserve would continue to raise interest rates. Additional losses of approximately 5.5%, 2.1%, and 1.7%, respectively, were recorded from positions in the South African rand and both the New Zealand and Australian dollars, collectively the commodity currencies. During the first quarter, losses stemmed from both long and short positions against the yen versus the U.S. dollar as the values of the commodity currencies traded counter to the U.S. dollar, which benefited due to positive economic data. During the second quarter, long positions in the Australian dollar versus the U.S. dollar produced losses as the Australian dollar declined amid falling gold prices. During the third quarter, short positions in the New Zealand and Australian dollars versus the U.S. dollar recorded losses as the values of the commodity currencies moved higher on strong economic data out of the region. During September, losses were recorded from long Australian and New Zealand dollar positions as the value of the U.S. dollar advanced amid bolstered expectations that the U.S. Federal Reserve would continue to raise interest rates. Also forcing the New Zealand dollar against the U.S. dollar lower were fears for an economic slow-down in New Zealand during 2006. Partnership losses of approximately 2.9% were recorded primarily during the first quarter from positions in the Singapore dollar versus the U.S. dollar. During February, long positions in the Singapore dollar against the U.S. dollar incurred losses early in the month as the U.S. dollar's value benefited from positive economic sentiment. Newly established short Singapore dollar positions also incurred losses later in the month after the U.S. dollar weakened due to a larger-than-expected drop in January leading economic indicators and news that South Korea's Central Bank planned to reduce its U.S. dollar currency reserves. During March, long positions in the Singapore dollar versus the U.S. dollar resulted in losses as the value of the U.S. dollar reversed sharply higher amid an increase in U.S. interest rates and U.S. consumer prices. Positions in the Singapore dollar against the U.S. dollar held during the third quarter also contributed to sector losses. A portion of the partnership's overall losses for the first nine months of the year was offset by gains of approximately 4.4% from short positions in the Japanese yen against the U.S. dollar. During March, gains resulted as the U.S. dollar advanced against the yen due to an increase in U.S. interest rates by the U.S. Federal Reserve. Short Japanese yen positions held during the second quarter produced profits as the yen's value declined during May and June in response to weak Japanese economic data. During July, gains resulted after the U.S. dollar's value strengthened against the yen on significant interest rate differentials between the U.S. and Japan. Market participants also drove the U.S. dollar higher against the yen during July amid beliefs that U.S. interest rates would increase further, the release of strong U.S. economic data, and news that the U.S. Current-Account deficit had narrowed. During September, short Japanese yen positions achieved gains after the yen's value declined in the wake of weak Japanese economic data, including industrial production, salaried household spending, and the Tokyo consumer price index.

        Spectrum Currency recorded total trading results including interest income totaling $(37,938,406) and expenses totaling $11,988,020, resulting in a net loss of $49,926,426 for the nine months ended September 30, 2005. The partnership's net asset value per unit decreased from $14.41 at December 31, 2004 to $11.78 at September 30, 2005.

For the Nine Months Ended September 30, 2004.

        The most significant trading losses of approximately 7.8% and 2.2%, respectively, were recorded from positions in the Japanese yen and Singapore dollar versus the U.S. dollar. Short Asian currency positions against the U.S. dollar during March recorded losses as the Japanese yen reversed higher due to speculation that the Bank of Japan was relaxing its efforts to weaken the yen. After reversing to long positions in the Asian currencies versus the U.S. dollar during April, the U.S. dollar surged upwards against most currencies following the release of stronger-than-expected U.S. jobs data, thereby, causing losses. The Japanese yen also came under pressure following efforts by the Japanese government to weaken the yen by intervening in the currency markets. Short Asian currency positions against the U.S. dollar incurred losses during May as the U.S. dollar's value declined in response to fears of potential terrorist attacks, expanding energy prices, and the release of weaker-than-expected U.S. economic data. During June, short Asian currency positions experienced losses again due to the Japanese yen's rise prompted by better-than-anticipated improvements in Japanese economic data. The Japanese yen continued its rise later in the month in response to speculation that the Bank of Japan would move to raise interest rates amid further confirmation that Japan's economic recovery was on track. During August and September, short Japanese yen positions experienced losses as the U.S. dollar's value declined under pressure from concerns for the rate of U.S. economic growth, soft economic data, and record-high oil prices. Additional partnership losses of approximately 5.8% and 1.9%, respectively, stemmed from positions in the South African rand and Australian dollar versus the U.S. dollar. During January and February, long South African rand positions declined amid expectations for weaker gold prices caused by improvements in the global economy during 2004. During April, long South African rand positions versus the U.S. dollar experienced losses as the U.S. dollar's value moved higher versus these, and most other, currencies. During May, short South African rand positions incurred losses as the commodity-linked currency reversed higher in response to rising gold prices. During July, the U.S. dollar's upward reversal caused by upbeat market sentiment and positive consumer confidence data caused losses for long positions in the South African rand and Australian dollar. During August, long South African rand positions experienced further losses as its value moved lower against the U.S. dollar due to a reduction in interest rates by the Reserve Bank of South Africa. Long positions in the Norwegian krone versus the U.S. dollar incurred losses of approximately 3.2% as the value of the U.S. dollar temporarily moved higher in response to a decline in U.S. unemployment claims. Losses of approximately 3.0% were incurred primarily during the third quarter from both long and short positions in the euro versus the U.S. dollar as the euro experienced significant volatility due to conflicting economic data out of Europe and the U.S. combined with volatile energy prices throughout the quarter. Finally, partnership losses of approximately 1.9% were experienced from short positions in the Mexican peso versus the U.S. dollar, primarily during the first quarter, as the Mexican peso reversed higher in response to encouraging signs of a recovery in the Mexican economy.

        Spectrum Currency recorded total trading results including interest income totaling $(53,000,803) and expenses totaling $10,680,859, resulting in a net loss of $63,681,662 for the nine months ended September 30, 2004. The partnership's net asset value per unit decreased from $15.66 at December 31, 2003 to $11.58 at September 30, 2004.

QUANTITATIVE AND QUALITATIVE DISCLOSURES
ABOUT MARKET RISK

        The following updates and supplements the information for each partnership under the sub-caption "—Each Partnership's Value at Risk in Different Market Sectors" on pages 58-59.

        The following tables indicate the VaR associated with each partnership's open positions, as a percentage of total net assets, by primary market risk category as of September 30, 2005 and 2004.

Spectrum Select:

        As of September 30, 2005 and 2004, Spectrum Select's total capitalization was approximately $552 million and $494 million, respectively.

	VaR September 30,
Market Category
	2005	2004
	%	%
Equity	(2.21)	(0.73)
Currency	(1.06)	(0.67)
Interest Rate	(0.31)	(2.90)
Commodity	(1.04)	(1.16)
Aggregate Value at Risk	(2.91)	(3.15)

Spectrum Technical:

        As of September 30, 2005 and 2004, Spectrum Technical's total capitalization was approximately $747 million and $619 million, respectively.

	VaR September 30,
Market Category
	2005	2004
	%	%
Equity	(2.44)	(1.02)
Currency	(1.67)	(1.14)
Interest Rate	(0.77)	(4.27)
Commodity	(1.69)	(1.46)
Aggregate Value at Risk	(3.72)	(4.68)

Spectrum Strategic:

        As of September 30, 2005 and 2004, Spectrum Strategic's total capitalization was approximately $165 million and $172 million, respectively.

	VaR September 30,
Market Category
	2005	2004
	%	%
Equity	(0.77)	—
Currency	(0.67)	(0.68)
Interest Rate	(0.25)	(1.40)
Commodity	(1.30)	(1.31)
Aggregate Value at Risk	(1.73)	(2.37)

Spectrum Global Balanced:

        As of September 30, 2005 and 2004, Spectrum Global Balanced's total capitalization was approximately $45 million and $48 million, respectively.

	VaR September 30,
Market Category
	2005	2004
	%	%
Interest Rate	(5.23)	(0.84)
Equity	(1.80)	(1.48)
Currency	(0.29)	(0.35)
Commodity	(0.33)	(0.92)
Aggregate Value at Risk	(5.31)	(2.03)

Spectrum Currency:

        As of September 30, 2005 and 2004, Spectrum Currency's total capitalization was approximately $224 million and $210 million, respectively.

	VaR September 30,
Market Category
	2005	2004
	%	%
Currency	(2.68)	(1.55)

        The Value at Risk for a market category represents the one-day downside risk for the aggregate exposures associated with this market category. The aggregate Value at Risk, listed above for each partnership, represents the VaR of all of a partnership's open positions across all the market categories, and is less than the sum of the VaRs for all such market categories due to the diversification benefit across asset classes.

        Because the business of each partnership is the speculative trading of futures, forwards, and options, the composition of a partnership's trading portfolio can change significantly over any given time period, or even within a single trading day, which could positively or negatively materially impact market risk as measured by VaR.

        The tables below supplement the September 30, 2005 VaR (set forth above) by presenting each partnership's high, low, and average VaR, as a percentage of total net assets, for the four quarter-end reporting periods from October 1, 2004 through September 30, 2005.

Spectrum Select

Market Category	High	Low	Average
	%	%	%
Equity	(2.63)	(1.45)	(2.20)
Currency	(1.94)	(0.69)	(1.41)
Interest Rate	(2.49)	(0.31)	(1.33)
Commodity	(1.21)	(0.58)	(0.88)
Aggregate Value at Risk	(3.56)	(2.65)	(3.07)

Spectrum Technical

Market Category	High	Low	Average
	%	%	%
Equity	(2.78)	(2.19)	(2.48)
Currency	(2.39)	(1.64)	(1.90)
Interest Rate	(3.20)	(0.77)	(2.03)
Commodity	(2.65)	(0.80)	(1.72)
Aggregate Value at Risk	(4.63)	(3.72)	(4.28)

Spectrum Strategic

Market Category	High	Low	Average
	%	%	%
Equity	(1.10)	(0.25)	(0.65)
Currency	(0.96)	(0.36)	(0.65)
Interest Rate	(0.47)	(0.25)	(0.37)
Commodity	(1.30)	(1.03)	(1.17)
Aggregate Value at Risk	(2.05)	(1.15)	(1.59)

Spectrum Global Balanced

Market Category	High	Low	Average
	%	%	%
Interest Rate	(5.23)	(0.63)	(2.76)
Equity	(1.80)	(1.42)	(1.64)
Currency	(0.53)	(0.22)	(0.36)
Commodity	(0.49)	(0.18)	(0.36)
Aggregate Value at Risk	(5.31)	(1.47)	(3.23)

Spectrum Currency

Market Category	High	Low	Average
	%	%	%
Currency	(3.97)	(2.68)	(3.38)

        The following updates and supplements the information for each partnership under the sub-caption "—Qualitative Disclosures Regarding Primary Trading Risk Exposures" on pages 61-65.

  Morgan Stanley Spectrum Select L.P.

        The following were the primary trading risk exposures of Spectrum Select as of September 30, 2005, by market sector. It may be anticipated, however, that these market exposures will vary materially over time.

        Equity.    The primary market exposure of the partnership at September 30, 2005 was to equity price risk in the G-7 countries. The G-7 countries consist of France, the U.S., Britain, Germany, Japan, Italy, and Canada. The stock index futures traded by the partnership are by law limited to futures on broadly-based indices. At September 30, 2005, the partnership's primary exposures were to the Nikkei 225 (Japan), DAX (Germany), S&P 500 (U.S.), HANG SENG (China), S&P/MIB (Italy), CAC 40 (France), FTSE 100 (Britain), and IBEX 35 (Spain) stock indices. The partnership is exposed to the risk of adverse price trends or static markets in the U.S., European, and Japanese stock indices. Static markets would not cause major market changes, but would make it difficult for the partnership to avoid trendless price movements, resulting in numerous small losses.

        Currency.    The second largest market exposure of the partnership at September 30, 2005 was to the currency sector. The partnership's currency exposure is to exchange rate fluctuations, primarily fluctuations which disrupt the historical pricing relationships between different currencies and currency pairs. Interest rate changes, as well as political and general economic conditions influence these fluctuations. The partnership trades a large number of currencies, including cross-rates—i.e., positions between two currencies other than the U.S. dollar. At September 30, 2005, the partnership's major exposures were to the euro, Japanese yen, British pound, Australian dollar, Swiss franc, Canadian dollar, Australian dollar, and Norwegian krone currency crosses, as well as to outright U.S. dollar positions. Outright positions consist of the U.S. dollar vs. other currencies. These other currencies include major and minor currencies. The general partner does not anticipate that the risk associated with the partnership's currency trades will change significantly in the future.

        Interest rate.    The third largest market exposure of the partnership at September 30, 2005 was to the global interest rate sector. Exposure was primarily spread across the European, U.S., Japanese and Australian interest rate sectors. Interest rate movements directly affect the price of the sovereign bond futures positions held by the partnership and indirectly affect the value of its stock index and currency positions. Interest rate movements in one country, as well as relative interest rate movements between countries, materially impact the partnership's profitability. The partnership's interest rate exposure is generally to interest rate fluctuations in the U.S. and the other G-7 countries. However, the partnership also takes futures positions in the government debt of smaller countries—e.g., Australia. The general partner anticipates that the G-7 countries and Australian interest rates will remain the primary interest rate exposure of the partnership for the foreseeable future. The speculative futures positions held by the partnership may range from short to long-term instruments. Consequently, changes in short, medium or long-term interest rates may have an effect on the partnership.

Commodity.

        Energy.    At September 30, 2005, the partnership had market exposure in the energy sector. The partnership's energy exposure was primarily to futures contracts in crude oil and its related products, and natural gas. Price movements in these markets result from geopolitical developments, particularly in the Middle East, as well as weather patterns and other economic fundamentals. Significant profits and losses, which have been experienced in the past, are expected to continue to be experienced in the future. Natural gas has exhibited volatility in prices resulting from weather patterns and supply and demand factors and will likely continue in this choppy pattern.

        Metals.    At September 30, 2005, the partnership had market exposure in the metals sector. The partnership's metals exposure was to fluctuations in the price of base metals, such as copper, aluminum, zinc, nickel and lead, and precious metals, such as gold, silver, and platinum. Economic forces, supply and demand inequalities, geopolitical factors, and market expectations influence price movements in these markets. The trading advisors utilize the trading system(s) to take positions when market opportunities develop, and the general partner anticipates that the partnership will continue to do so.

        Soft Commodities and Agriculturals.    At September 30, 2005, the partnership had market exposure to the markets that comprise these sectors. Most of the exposure was to the sugar, corn, soybean products, and cotton markets. Supply and demand inequalities, severe weather disruptions and market expectations affect price movements in these markets.

  Morgan Stanley Spectrum Technical L.P.

        The following were the primary trading risk exposures of Spectrum Technical as of September 30, 2005, by market sector. It may be anticipated, however, that these market exposures will vary materially over time.

        Equity.    The largest market exposure of the partnership at September 30, 2005 was to the global stock index sector, primarily to equity price risk in the G-7 countries. The G-7 countries consist of France, the U.S., Britain, Germany, Japan, Italy, and Canada. The stock index futures traded by the partnership are by law limited to futures on broadly-based indices. At September 30, 2005, the partnership's primary exposures were to the Nikkei 225 (Japan), S&P 500 (U.S.), Euro Stoxx 50 (Europe), DAX (Germany), NASDAQ 100 (U.S.), Taiwan (Taiwan), FTSE 100 (Britain), Russell 2000 (U.S.), and CAC 40 (France) stock indices. The partnership is exposed to the risk of adverse price trends or static markets in the U.S., European, and Asian stock indices. Static markets would not cause major market changes, but would make it difficult for the partnership to avoid trendless price movements, resulting in numerous small losses.

        Currency.    The second largest market exposure of the partnership at September 30, 2005 was to the currency sector. The partnership's currency exposure is to exchange rate fluctuations, primarily fluctuations which disrupt the historical pricing relationships between different currencies and currency pairs. Interest rate changes, as well as political and general economic conditions influence these fluctuations. The partnership trades a large number of currencies, including cross-rates—i.e., positions between two currencies other than the U.S. dollar. At September 30, 2005, the partnership's major exposures were to the euro, Swiss franc, Australian dollar, Japanese yen, British pound, Norwegian krone, and New Zealand dollar currency crosses, as well as to outright U.S. dollar positions. Outright positions consist of the U.S. dollar vs. other currencies. These other currencies include major and minor currencies. The general partner does not anticipate that the risk profile of the partnership's currency sector will change significantly in the future.

        Interest Rate.    The third largest market exposure of the partnership at September 30, 2005 was to the global interest rate sector. Exposure was primarily spread across the European, U.S., Australian, Japanese, and Canadian interest rate sectors. Interest rate movements directly affect the price of the sovereign bond futures positions held by the partnership and indirectly affect the value of its stock index and currency positions. Interest rate movements in one country, as well as relative interest rate movements between countries, materially impact the partnership's profitability. The partnership's interest rate exposure is generally to interest rate fluctuations in the U.S. and the other G-7 countries. However, the partnership also takes futures positions in the government debt of smaller countries—e.g., Australia. The general partner anticipates that G-7 countries and Australian interest rates will remain the primary interest rate exposure of the partnership for the foreseeable future. The speculative futures positions held by the partnership may range from short to long-term instruments. Consequently, changes in short, medium or long-term interest rates may have an effect on the partnership.

Commodity.

        Energy.    At September 30, 2005, the partnership had market exposure in the energy sector. Exposure was primarily to futures contracts in crude oil and its related products, and natural gas. Price movements in these markets result from geopolitical developments, particularly in the Middle East, as well as weather patterns and other economic fundamentals. Significant profits and losses, which have been experienced in the past, are expected to continue to be experienced in the future. Natural gas has exhibited volatility in prices resulting from weather patterns and supply and demand factors and will likely continue in this choppy pattern.

        Soft Commodities and Agricultural.    At September 30, 2005, the partnership had market exposure to the markets that comprise these sectors. Most of the exposure was to the sugar, live cattle, corn, and wheat markets. Supply and demand inequalities, severe weather disruptions and market expectations affect price movements in these markets.

        Metals.    At September 30, 2005, the partnership had market exposure in the metals sector. The partnership's metal exposure was to fluctuations in the price of base metals, such as copper, zinc, aluminum, nickel, and tin, and precious metals, such as gold, silver, and to a lesser extent, platinum and palladium. Economic forces, supply and demand inequalities, geopolitical factors and market expectations influence price movements in these markets. The trading advisors utilize the trading system(s) to take positions when market opportunities develop, and the general partner anticipates that the partnership will continue to do so.

  Morgan Stanley Spectrum Strategic L.P.

        The following were the primary trading exposures of Spectrum Strategic as of September 30, 2005, by market sector. It may be anticipated, however, that these market exposures will vary materially over time.

        Equity.    At September 30, 2005, the partnership's largest market exposure was to the stock index futures sector. Exposure was primarily spread across the G-7 countries. The G-7 countries consist of France, the U.S., Britain, Germany, Japan, Italy, and Canada. The stock index futures traded by the partnership are by law limited to futures on broadly-based indices. At September 30, 2005, the partnership's primary exposures were to the DAX (Germany), Hang Seng (China), and S&P 500 E-MINI (U.S.) stock indices. The partnership is exposed to the risk of adverse price trends or static markets in the U.S., European and Japanese stock indices. Static markets would not cause major market changes, but would make it difficult for the partnership to avoid trendless price movements, resulting in numerous small losses.

        Currency.    The second largest market exposure of the partnership at September 30, 2005 was to the currency sector. The partnership's currency exposure is to exchange rate fluctuations, primarily fluctuations which disrupt the historical pricing relationships between different currencies and currency pairs. Interest rate changes, as well as political and general economic conditions influence these fluctuations. The partnership trades a large number of currencies, including cross-rates—i.e., positions between two currencies other than the U.S. dollar. At September 30, 2005, the partnership's major exposures were to the euro, Australian dollar, and Japanese yen currency crosses, as well as to outright U.S. dollar positions. Outright positions consist of the U.S. dollar vs. other currencies. These other currencies include major and minor currencies. The general partner does not anticipate that the risk profile of the partnership's currency sector will change significantly in the future.

        Interest Rate.    The Partnership's third largest market exposure at September 30, 2005 was to the global interest rate sector. Exposure was concentrated in the U.S. and European interest rate sectors. Interest rate movements directly affect the price of the sovereign bond futures positions held by the partnership and indirectly affect the value of its stock index and currency positions. Interest rate movements in one country, as well as relative interest rate movements between countries, materially impact the partnership's profitability. The partnership's interest rate exposure is generally to interest rate fluctuations in the U.S. and the other G-7 countries. The general partner anticipates that the G-7 countries interest rates will remain the primary interest rate exposure of the partnership for the foreseeable future. The speculative futures positions held by the partnership may range from short to long-term instruments. Consequently, changes in short, medium or long-term interest rates may have an effect on the partnership.

Commodity.

        Soft Commodities and Agriculturals.    At September 30, 2005, the partnership had market exposure to the markets that comprise these sectors. Most of the exposure was to the cocoa, sugar, coffee, cotton, and soybean markets. Supply and demand inequalities, severe weather disruptions and market expectations affect price movements in these markets.

        Energy.    At September 30, 2005, the partnership had market exposure in the energy markets. The partnership's energy exposure was primarily to futures contracts in crude oil and its related products, and natural gas. Price movements in these markets result from geopolitical developments, particularly in the Middle East, as well as weather patterns and other economic fundamentals. Significant profits and losses, which have been experienced in the past, are expected to continue to be experienced in the future. Natural gas has exhibited volatility in prices resulting from weather patterns and supply and demand factors and will likely continue in this choppy pattern.

        Metals.    At September 30, 2005, the partnership had market exposure in the metals sector. The partnership's metals exposure was to fluctuations in the price of base metals, such as zinc, aluminum, and copper, and precious metals, such as gold and silver. Economic forces, supply and demand inequalities, geopolitical factors, and market expectations influence price movements in these markets. The trading advisors utilize the trading system(s) to take positions when market opportunities develop, and the general partner anticipates that the partnership will continue to do so.

  Morgan Stanley Spectrum Global Balanced L.P.

        The following were the primary trading risk exposures of Spectrum Global Balanced as of September 30, 2005, by market sector. It may be anticipated, however, that these market exposures will vary materially over time.

        Interest rate.    The primary market exposure at September 30, 2005 was to the global interest rate sector. Exposure was primarily spread across the European, Australian, Canadian, U.S. and Japanese interest rate sectors. Interest rate movements directly affect the price of the sovereign bond futures positions held by the partnership and indirectly affect the value of its stock index and currency positions. Interest rate movements in one country, as well as relative interest rate movements between countries, materially impact the partnership's profitability. The partnership's interest rate exposure is generally to interest rate fluctuations in the U.S. and the other G-7 countries. The G-7 countries consist of France, the U.S., Britain, Germany, Japan, Italy, and Canada. However, the partnership also takes futures positions in the government debt of smaller countries—e.g., Australia and New Zealand. The general partner anticipates that the interest rates of the G-7 countries, Australia, and New Zealand will remain the primary interest rate exposures of the partnership for the foreseeable future. The speculative futures positions held by the partnership range from short to long-term instruments. Consequently, changes in short, medium or long-term interest rates may have an effect on the partnership.

        Equity.    The second largest market exposure of the partnership at September 30, 2005 was to the global stock index sector, primarily to equity price risk in the G-7 countries. The stock index futures traded by the partnership are by law limited to futures on broadly-based indices. At September 30, 2005, the partnership's primary exposures were to the DAX (Germany), Nikkei 225 (Japan), FTSE 100 (Britain), and S&P 500 (U.S.) stock indices. The partnership is primarily exposed to the risk of adverse price trends or static markets in the U.S., European, and Japanese stock indices. Static markets would not cause major market changes, but would make it difficult for the partnership to avoid trendless price movements, resulting in numerous small losses.

        Currency.    The third largest market exposure of the partnership at September 30, 2005 was to the currency sector. The partnership's currency exposure is to exchange rate fluctuations, primarily fluctuations which disrupt the historical pricing relationships between different currencies and currency pairs. Interest rate changes, as well as political and general economic conditions influence these fluctuations. The partnership trades a large number of currencies, including cross-rates—i.e., positions between two currencies other than the U.S. dollar. At September 30, 2005, the partnership's major exposures were to the euro, Norwegian krone, Australian dollar, and New Zealand dollar currency crosses, as well as to outright U.S. dollar positions. Outright positions consist of the U.S. dollar vs. other currencies. These other currencies include major and minor currencies. The general partner does not anticipate that the risk profile of the partnership's currency sector will change significantly in the future.

Commodity.

        Soft Commodities and Agriculturals.    At September 30, 2005, the partnership had market exposure to the markets that comprise these sectors. Most of the exposure was to the live cattle, corn, feeder cattle, soybean complex, lean hogs, and cotton markets. Supply and demand inequalities, severe weather disruptions and market expectations affect price movements in these markets.

        Energy.    At September 30, 2005, the partnership had market exposure in the energy sector. The partnership's energy exposure was primarily to futures contracts in natural gas and oil related products. Price movements in these markets result from geopolitical developments, particularly in the Middle East, as well as weather patterns and other economic fundamentals. Significant profits and losses, which have been experienced in the past, are expected to continue to be experienced in the future. Natural gas has exhibited volatility in price resulting from weather patterns and supply and demand factors and will likely continue in this choppy pattern.

        Metals.    At September 30, 2005, the partnership had market exposure in the metals sector. The partnership's metals exposure at September 30, 2005 was to fluctuations in the price of base metals, such as nickel and copper. Economic forces, supply and demand inequalities, geopolitical factors, and market expectations influence price movements in these markets. The trading advisor utilizes the trading system(s) to take positions when market opportunities develop, and the general partner anticipates that the partnership will continue to do so.

  Morgan Stanley Spectrum Currency L.P.

        The following was the only trading risk exposure of Spectrum Currency as of September 30, 2005. It may be anticipated, however, that market exposure will vary materially over time.

        Currency.    At September 30, 2005, Spectrum Currency had market exposure in the currency sector. The partnership's currency market exposure was to exchange rate fluctuations, primarily fluctuations which disrupt the historical pricing relationships between different currencies and currency pairs. Interest rate changes, as well as political and general economic conditions influence these fluctuations. At September 30, 2005, the partnership's exposure was to outright U.S. dollar positions. Outright positions consist of the U.S. dollar vs. other currencies. These other currencies include major and minor currencies. The general partner does not anticipate that the risk associated with the partnership's currency trades will change significantly in the future.

        The following updates and supplements the information for each partnership under the sub-caption "—Qualitative Disclosures Regarding Non-Trading Risk Exposure" on page 65.

        The following was the only non-trading risk exposure of each partnership at September 30, 2005:

        Foreign Currency Balances.    Each partnership's primary foreign currency balances were in:

Spectrum Select	Spectrum Technical	Spectrum Strategic
euros Hong Kong dollars Australian dollars Japanese yen British pounds Swiss francs	euros British pounds Australian dollars South African rand Swiss francs New Zealand dollars Swedish krona Hong Kong dollars	British pounds euros Hong Kong dollars Japanese yen
Spectrum Global Balanced	Spectrum Currency
Japanese yen euros British pounds Canadian dollars Australian dollars	None

THE GENERAL PARTNER

        The following updates and replaces the second paragraph under the caption "The General Partner" on page 66.

        The general partner is or has been the general partner and commodity pool operator for 38 commodity pools, including 7 commodity pools that are exempt from certain disclosure requirements pursuant to CFTC Rule 4.7. As of September 30, 2005, the general partner had approximately $3.7 billion in aggregate net assets under management, making it one of the largest operators of commodity pools in the U.S. As of September 30, 2005, there were approximately 99,400 investors in the commodity pools managed by Demeter.

        The following updates the information under the sub-caption "—Directors and Officers of the general partner" on pages 67-69.

        Raymond A. Harris, Todd Taylor, William D. Seugling and Louise M. Wasso-Jonikas have each resigned the position of Director of the general partner.

        Shelley Hanan, age 44, is a Director of the general partner. Ms. Hanan joined Morgan Stanley in 1984. She eventually became the Regional Manager of the Southwest for Private Wealth Management and a Senior Representative for the Morgan Stanley Foundation in Southern California. Her focus was senior relationship management of the firm's largest private clients in the Southwest. Ms. Hanan now holds the position of Chief Operating Officer of the US Client Coverage Group and is a Managing Director. Ms. Hanan graduated from the University of California at San Diego with a B.A. in Psychology.

        Harry Handler, age 47, is a Director of the general partner. Mr. Handler serves as an Executive Director for Morgan Stanley in the Individual Investor Group. Mr. Handler works in the Investment Solutions Division as Chief Infrastructure and Risk Officer. Additionally, Mr. Handler also serves as Chairman of the Morgan Stanley DW Best Execution Committee and manages the Individual Investor Group Stock Lending business. In his prior position, Mr. Handler was a Systems Director in Information Technology, in charge of Equity and Fixed Income Trading Systems along with the Special Products, such as Unit Trusts, Managed Futures, and Annuities. Prior to his transfer to the Information Technology Area, Mr. Handler managed the Foreign Currency and Precious Metals Trading Desk for Dean Witter, a predecessor company to Morgan Stanley. He also held various positions in the Futures Division where he helped to build the Precious Metals Trading Operation at Dean Witter. Before moving to Dean Witter, Mr. Handler worked at Mocatta Metals as an Assistant to the Chairman. His roles at Mocatta Metals included stints on the Futures Order Entry Desk, and the Commodities Exchange Trading Floor. Additional work included building a computerized Futures Trading System and writing a history of the company. Mr. Handler graduated on the Dean's List from the University of Wisconsin-Madison with a B.A. degree and a double major in History and Political Science.

THE TRADING ADVISORS

Morgan Stanley Spectrum Select L.P.

        1. EMC Capital Management, Inc.

        The following updates the information relating to assets under management in the ninth full paragraph on page 71.

        As of September 30, 2005, EMC managed approximately $114.8 million of client assets pursuant to its Classic Program and approximately $119.4 million in all of its programs (notional funds included).

        2. Northfield Trading L.P.

        The following supplements the information relating to assets under management under the sub-caption "—Description of Trading Programs" on page 73.

        As of September 30, 2005, Northfield managed approximately $77.2 million of client assets pursuant to its Diversified Program and approximately $77.2 million in all of its programs (notional funds included).

        3. Rabar Market Research, Inc.

        The following updates the information under the sub-caption "—Rabar's Trading Methodology" on page 76.

        The approach is "diversified" in that it can be invested in more than 80 markets, covering more than 20 different exchanges in 25 different countries.

        The following updates the information relating to assets under management in the fourth paragraph on page 77.

        As of September 30, 2005, Rabar was managing approximately $606.1 million of client assets pursuant to its trading program (notional funds included).

        4. Sunrise Capital Management, Inc.

        The following replaces the last sentence in the first full paragraph on page 78.

        Sunrise Capital Management and Sunrise Capital Partners currently operate four commodity pools.

        The following updates the information relating to assets under management in the first full paragraph on page 80.

        As of September 30, 2005, Sunrise Capital Management and Sunrise Capital Partners collectively managed approximately $187.1 million of client assets pursuant to the CIMCO Program and approximately $1.9 billion of client assets in all of its programs (notional funds excluded).

        5. Graham Capital Management, L.P.

        The following updates and supplements the information under the sub-caption "—Principals" on pages 81-84.

        Gabriel J. Feder is no longer a principal of Graham.

        C. Craig Gile is no longer a principal of Graham.

        Sean D. Duffy is a discretionary trader and a principal of Graham, specializing in global macro markets with a focus on foreign currency, commodities and securities. Prior to joining Graham in January 2005, Mr. Duffy was a principal of Briggs Capital Management, LLC, from March 2003 to December 2004. Before founding Briggs Capital Management, LLC, Mr. Duffy traded his own strategy from February 2002 through 2003. He was employed as a director in the Global Markets division of Deutsche Bank in New York from April 1997 to January 2002. From January 1995 until April 1997, Mr. Duffy served as a consultant to the commodity trading advisor community developing proprietary futures trading programs. While working as a consultant, Mr. Duffy was associated with GLT Direct LLP from February 1996 through April 1997. From June 1992 to December 1994, Mr. Duffy was a spot risk arbitrageur in the precious metals markets at the J. Aron division of Goldman Sachs & Co. From June 1990 to June 1992, Mr. Duffy was employed as a financial analyst in the investment banking division at Paine Webber in New York. Mr. Duffy received a B.A. from Harvard University in 1990.

        Eric C. Fill is a discretionary trader and a principal of Graham, specializing in foreign currency. Prior to joining Graham in March 2005, Mr. Fill was employed at Commerzbank Securities as a senior proprietary trader from April 2004 through November 2004. From October 1988 to April 2004, Mr. Fill was employed at Commerzbank New York. While at Commerzbank, he worked as a global macro proprietary trader (1996 to 2004) and a foreign exchange sales trader (1994 to 1996). Between 1991 and 1994, Mr. Fill ran the money market funding desk for Commerzbank Atlanta. From 1989 to 1991 he was a money market trader at Commerzbank New York. Mr Fill graduated from the University of Rochester with a B.A. in Economics in 1988.

        Britton Holland is a discretionary trader and a principal of Graham, specializing in the energy commodity markets. Prior to joining Graham in March 2004, Mr. Holland worked as manager, financial trading at Duke Energy Corporation. From August 1998 to April 2002, he was employed in various groups at Duke Energy Corporation ranging from risk management to term deal origination before moving to financial trading. Mr. Holland received a B.A. in Economics in 1997 from the University of Texas in Austin, Texas.

        Kennedy Mitchell is a discretionary trader and a principal of Graham, specializing in global macro markets. Prior to joining Graham in January 2005, Mr. Mitchell worked at Meridian Investment Management, Inc. from April 1997 to January 2001 as a trader trading futures, foreign exchange and derivatives and from February 2002 to July 2004 as a trader focusing on fixed-income and foreign exchange. From February 2001 to February 2002, Mr. Mitchell was employed by the Federal Home Loan Bank of San Francisco as manager of the bank's mortgage finance desk. From October 2004 to December 2004 he worked as a global macro trader for Koch Capital Markets. From 1994 to April 1997, Mr. Mitchell was employed by Coast Capital Management, Inc. as a trader focusing on futures, foreign exchange and OTC derivatives.

        Sri Viswanath is a discretionary trader and a principal of Graham, specializing in options and equity indices. Prior to joining Graham in December 2004, Mr. Viswanath worked as a portfolio manager at Welton Investment Corporation from December 2003 to November 2004. From July 1999 to November 2003, he worked for Neiderhoffer Investments as an investment manager; and from November 1998 to June 1999 Mr. Viswanath traded his own strategy. From September 1997 to November 1998, Mr. Viswanath worked as a portfolio manager at Core Capital Management. From March 1996 to October 1997, he was the director of research at Logical Information Machines. Mr. Viswanath attended the University of Texas at Austin from August 1995 through October 1996 to pursue a PhD in Finance. From June 1993 to July 1995, he worked for Chemical Bank as an interest rate swap trader. Mr. Viswanath received his B.S. in Finance from Central Michigan University in 1989, and his M.B.A. from The University of Texas at Austin in 1993.

        The following supplements the information under the sub-caption "—The Graham Trading Programs" on pages 85-88.

        Each Graham investment program is built around one or more of Graham's trend-following trading systems. Graham's trend systems are designed to participate selectively in potential profit opportunities that can occur during periods of price trends in a diverse number of U.S. and international markets. The trend systems establish positions in markets where the price action of a particular market signals the computerized systems used by Graham that a potential trend in prices is occurring. The trend systems are designed to analyze mathematically the recent trading characteristics of each market and statistically compare such characteristics to the historical trading patterns of the particular market. The trend systems also employ proprietary risk management and trade filter strategies that seek to benefit from sustained price trends while reducing risk and volatility exposure.

Global Diversified Program

        The Global Diversified Program features the first trend system that Graham developed, which began trading client accounts in 1995. It utilizes multiple computerized trading models and offers broad diversification in both financial and non-financial markets, trading in approximately 65 global markets. The Global Diversified Program's trend system is primarily long-term in nature and is intended to generate significant returns over time with an acceptable degree of risk and volatility. The computer models on a daily basis analyze the recent price action, the relative strength and the risk characteristics of each market and compare statistically the quantitative results of this data to years of historical data on each market.

Graham Selective Trading Program

        The Graham Selective Trading Program features a Graham trend system developed in 1997, which utilizes an appreciably different trading system than other Graham trend systems. The Graham Selective Trading Program trend system uses a mathematical model to identify certain price patterns that have very specific characteristics indicating a high probability that a significant directional move will occur. Although the Graham Selective Trading Program trend system does not trade against the market trend, this model should be distinguished from a true trend-following strategy inasmuch as it will only participate in specific types of market moves that meet the restrictive criteria of the model, typically requiring a substantial increase in volatility.

K4 Program

        The K4 Program trend system was developed in 1998 and commenced trading operations in January 1999. Like the Graham Selective Trading Program trend system, the K4 Program trend system uses a mathematical model to identify certain price patterns that have very specific characteristics indicating that there is a high probability that a significant directional move will occur. The K4 Program trend system normally enters or exits a position only when a significant price and volatility spike takes place. It is designed to have a high percentage of winning trades and it normally maintains a neutral position in approximately 50% of the markets in the portfolio.

K5 Program

        The K5 Program trend system was developed in 2002 and uses volatility, price, multiple time horizons and recent market behavior to identify trend-following opportunities in nearly 60 global markets. The K5 Program trend system uses two distinct trading systems, which are equally weighted in terms of risk allocation. One system is relatively quick and is intended to participate in new market trends earlier than other Graham programs, while the other system is very long term in nature and tends to be slow to react to new price trends as they develop and to stay with its positions for relatively long periods of time. In general, the two systems complement each other and are designed to reduce risk exposure following periods of very positive performance results.

Multi-Trend Program

        The Multi-Trend Program provides access through one single investment to all four individual Graham investment programs, including the trend system and other component strategies of each investment program. As of its inception in September 2003, the Multi-Trend Program allocates 25% of its assets equally to each of the Global Diversified Program, the Graham Selective Trading Program, the K4 Program and the K5 Program. As market conditions or other circumstances change, Graham may alter the weightings of the individual programs and add or subtract other programs to the Multi-Trend Program, as it deems appropriate.

        As part of each of its five investment programs, Graham utilizes the trend system or systems associated with the program as indicated above, but may also include shorter term trend systems as well as counter-trend trading systems and trading systems that do not seek to identify or follow price trends at all. Such systems generally are based on computerized mathematical models and rely primarily on technical rather than fundamental information as the basis for their trading decisions. In addition, Graham may include as a part of any investment program discretionary trading strategies that, unlike Graham's systematic trading strategies, determine trades subjectively on the basis of a Graham trader's personal assessment of trading data and trading experience. While Graham's core trend systems principally employ long-term strategies, other included systems and strategies may include short-term and medium-term trading as well.

        Graham believes that the use of multiple trading systems and strategies for each account can diversify the management of a client's capital, enhance performance and reduce volatility and risk. Counter-trend systems, non-trend systems and other strategies may add value attributable to their low correlation to Graham's trend systems. Importantly, counter-trend systems, non-trend systems and other strategies may generate successful performance results in trading range type markets where there are few long-term trends.

        Graham also expects to develop additional trading systems and strategies and to modify the systems currently in use over time. Graham believes strongly in the importance of research and development activities and particularly in the development of new trading strategies. The decision to add or subtract systems or strategies from any investment program shall be at the sole discretion of Graham. Clients will not be informed of these changes as they occur.

        The following updates the information relating to assets under management in the fourth full paragraph on page 85.

        As of September 30, 2005, Graham was managing approximately $714 million of funds in the Global Diversified Program at Standard Leverage, approximately $468 million of funds in the Global Diversified Program at 150% Leverage, approximately $283 million of funds in the Graham Selective Trading Program at Standard Leverage and approximately $5.3 billion of assets in all of its trading programs.

Morgan Stanley Spectrum Technical L.P.

        1. Campbell & Company, Inc.

        The following updates and supplements the information under the sub-caption "—Principals" beginning on page 91.

        Theresa D. Becks also serves as the Chief Financial Officer, Treasurer and Assistant Secretary of both Campbell & Company Investment Adviser LLC, a wholly-owned subsidiary of Campbell, and The Campbell Multi-Strategy Trust, a registered investment company.

        Bruce L. Cleland also serves as the President and Chief Executive Officer of Campbell & Company Investment Adviser LLC, a wholly-owned subsidiary of Campbell, and as Trustee, Chief Executive Officer and President of The Campbell Multi-Strategy Trust, a registered investment company.

        Kevin M. Heerdt has served as Chief Operating Officer of Campbell since June 2005. Mr. Heerdt also serves as the Vice President and Chief Operating Officer of The Campbell Multi-Strategy Trust, a registered investment company.

        James M. Little also serves as the Vice President of both Campbell & Company Investment Adviser LLC, a wholly-owned subsidiary of Campbell, and The Campbell Multi-Strategy Trust, a registered investment company.

        Thomas P. Lloyd joined Campbell in September 2005 as General Counsel and Executive Vice President—Legal and Compliance. In this capacity, Mr. Lloyd is involved in all aspects of legal affairs, compliance and regulatory oversignt. Mr. Lloyd is also the Secretary, Chief Compliance Officer and Assistant Treasurer of both Campbell & Company Investment Adviser LLC, a wholly-owned subsidiary of Campbell, and The Campbell Multi-Strategy Trust, a registered investment company. From 1999 to 2005, Mr. Lloyd was employed by Deutsche Bank Securities Inc. in several positions including Managing Director and head of the legal group for Deutsche Bank Alex Brown, the private client division of

Deutsche Bank Securities Inc. From 1997 to 1999, Mr. Lloyd was an attorney in the Enforcement Department of NASD Regulation, Inc. and from 1995 to 1997, he served as a senior counsel in the Division of Enforcement of the United States Securities and Exchange Commission. From 1989 to 1995, he was engaged in the private practice of law. Mr. Lloyd holds a B.A. in Economics from the University of Maryland, and a J.D. from the University of Baltimore School of Law. Mr. Lloyd is a member of the Bars of the State of Maryland and the United States Supreme Court.

        Craig A. Weynand no longer serves as Vice President and General Counsel of Campbell.

        C. Douglas York no longer serves as Executive Vice President—Trading and Director of Campbell.

        The following updates the information relating to assets under management in the fourth paragraph on page 92.

        As of September 30, 2005, Campbell was managing approximately $9.5 billion of client assets pursuant to the Financial Metals & Energy Large Portfolio and approximately $10.7 billion in all of its programs.

        2. Chesapeake Capital Corporation

        The following updates the information relating to assets under management in the second full paragraph on page 95.

        As of September 30, 2005, Chesapeake was managing approximately $319.1 million of customer funds in the Diversified 2XL Program (notional funds excluded) and approximately $1.7 billion of client assets in all of its programs (notional funds excluded).

        3. John W. Henry & Company, Inc.

        The following updates the information under "—The JWH Investment Programs" beginning on page 99.

        The Original Investment Program.    The Original Investment Program began trading client capital in October 1982 and was the first program offered by JWH. The Original Investment Program seeks to capitalize on long-term trends in a broad spectrum of worldwide financial and non-financial futures markets, including agricultural, currency, energy, global stock index contracts, interest rate, and metals. This program uses the two-phase investment style.

        Beginning in October 1995, the position size in relation to account equity in this program was reduced approximately 25% and commencing on April 19, 2005, the position size in relation to account equity was further reduced approximately 50%.

        The following updates the information relating to assets under management in the second full paragraph on page 100.

        As of September 30, 2005, JWH was managing approximately $53 million of client assets pursuant to its Original Investment Program, approximately $348 million of client assets pursuant to its Financial and Metals Portfolio and approximately $2.9 billion in all its programs.

        4. Winton Capital Management Limited

        The following updates the information relating to the contracts traded and assets under management in the sixth and seventh full paragraphs on page 108.

        The Winton Diversified Trading Program uses a statistically-derived systematic model to trade a diversified portfolio of more than 100 futures, options and forwards contracts.

        As of September 30, 2005 Winton Capital Management Limited was managing approximately $3.61 billion pursuant to its Diversified Trading Program and approximately $3.62 billion of client assets in all its programs (notional funds included).

        The following updates the information under "—Execution of Orders and Order Allocation" in the fourth full paragraph on page 110.

        Winton may place individual orders for each account or a block order for all accounts in which the same commodity interest is being cleared through the same futures commission merchant. In the latter instance, Winton will allocate trades to accounts using a proprietary algorithm. The aim of this algorithm is to achieve an average price for transactions as close as mathematically possible for each account. This takes the form of an optimization process where the objective is to minimize the variation. On occasion, it may direct the futures commission merchant for the accounts to employ a neutral allocation system to assign trades. Partial fills will be allocated in proportion to account size.

Morgan Stanley Spectrum Strategic L.P.

        1. Blenheim Capital Management, L.L.C.

        The following updates the address of Blenheim under the sub-caption "—1. Blenheim Capital Management, L.L.C." in the last paragraph on page 111.

        Blenheim's address and telephone number are: Two Worlds Fair Drive, Somerset, New Jersey 08873; (732) 302-0238.

        The following updates the information under the sub-caption "—Principals" on page 112.

        Joseph F. Esposito is a Senior Vice President of Blenheim. He is registered with the CFTC as a Principal of Blenheim and is a member of the NFA in that capacity. Mr. Esposito joined Blenheim in May of 2005 and is responsible for all legal, compliance and general administrative matters of Blenheim. Mr. Esposito joins Blenheim from Vinya Capital, L.P., a Stamford, Connecticut-based hedge fund manager, where he served as a principal and General Counsel. Before joining Vinya in August 2004, he was General Counsel at Goldman Sachs Hedge Fund Strategies LLC (formerly Commodities Corporation) where he supported its proprietary trading activities, hedge fund of funds business and foreign exchange trading desk since 1991. Before Goldman, he was in the tax and ERISA practice groups at Cadwalader, Wickersham & Taft LLP in New York. Mr. Esposito earned his J.D. from the New York University School of Law and holds a BS, cum laude, from St. John's University, New York in Computer Science.

        James P. Wohlmacher is a Senior Vice President of Blenheim. He is registered with the CFTC as a principal of Blenheim and is a member of the NFA in that capacity. Mr. Wohlmacher joined Blenheim in May of 2005 and assumes risk management responsibilities at Blenheim. In addition, he is responsible for trader development and a new business initiative that will focus on extending Blenheim's core approach to include investment strategies in natural resource and commodity-related equities. Mr. Wohlmacher joins Blenheim from Hamilton Investment Management LLC, a New York-based multi-strategy hedge fund manager, where he was Chief Operating Officer, responsible for risk management, operations, compliance and marketing/ investor relations. Hamilton was spun out of Hamilton Partners, an affiliate of Commodities Corporation, where Mr. Wohlmacher previously worked in risk management and compliance from 1991 to 1995. Before that, Mr. Wohlmacher held various regulatory positions with the New York Stock Exchange Inc. beginning in 1987. Mr. Wohlmacher holds an MBA in Finance from Rutgers University Graduate School of Management and a BA in Economics from the State University of New York at Stony Brook.

        The following updates the information relating to assets under management in the seventh paragraph on page 112.

        As of September 30, 2005, Blenheim was managing approximately $389.4 million of client assets pursuant to its Global Markets Strategy program, and $561.5 million managed across all programs, including physical commodities.

        The following updates the information relating to margin on commodities positions under the sub-caption "—Evolution of the Trading Approach" in the second full paragraph on page 114.

        Recently the percentage has been between fifteen percent (15%) and thirty-five percent (35%).

        2. Eclipse Capital Management, Inc.

        The following updates the information under the sub-caption "—Principals" beginning on page 114.

        Ronald R. Breitigam is a Senior Vice President of Eclipse.

        James W. Dille, PhD is a Senior Vice President of Eclipse.

        The following updates the information relating to assets under management in the sixth full paragraph on page 115.

        As of September 30, 2005, Eclipse was managing approximately $408 million of client assets pursuant to its trading program (notional funds included).

        3. FX Concepts (Trading Advisor), Inc.

        The following updates the information under the sub-caption "—Principals beginning on page 116.

        Dr. Arun S. Muralidhar no longer serves as the Managing Director of Investment Research of FX Concepts (Trading Advisor) Inc.

        The following updates the information relating to assets under management in the sixth full paragraph on page 117.

        As of September 30, 2005, FX Concepts was managing approximately $4.0 billion of funds in the Developed Markets Currency Program and approximately $12.2 billion of funds in all of its trading programs (notional funds included).

Morgan Stanley Spectrum Global Balanced L.P.
        SSARIS Advisors, LLC

        The following updates the information under the sub-caption "—Principals" on pages 122-123.

        Mr. Peter A. Hinrichs serves as Chief Compliance Officer of SSARIS.

        Mr. Christopher M. Pope is no longer a principal of SSARIS.

        The following updates the information under "—SSARIS's Investment Philosophy" in the fourth full paragraph on page 123.

        The hedged equity component may be composed of positions in CAC, FTSE 100, DAX, Nikkei 225 and S&P 500 futures indices.

        The following updates the information relating to assets under management in the last paragraph on page 123.

        As of September 30, 2005, SSARIS was managing approximately $46 million of client assets pursuant to the program utilized for Spectrum Global Balanced and approximately $969 million in all of its programs.

Morgan Stanley Spectrum Currency L.P.
        1. Sunrise Capital Partners, LLC

        The following updates the information relating to assets under management in the first paragraph on page 125.

        As of September 30, 2005, Sunrise Capital Partners was managing approximately $146.6 million of client assets pursuant to the Currency Program and approximately $1.9 billion of client assets in all of its programs (notional funds excluded).

LITIGATION

        The following updates the information under the caption "Litigation" beginning on page 128.

        On July 14, 2003, the Massachusetts Securities Division filed an administrative complaint alleging that Morgan Stanley DW Inc. filed false information in response to an inquiry from the Massachusetts Securities Division pertaining to mutual fund sales practices. On August 11, 2003, the Massachusetts Securities Division filed an administrative complaint, alleging that Morgan Stanley DW Inc. failed to make disclosures of incentive compensation for proprietary and partnered mutual fund transactions. On November 25, 2003, the Massachusetts Securities Division filed an administrative complaint, alleging that a former branch manager engaged in securities fraud and dishonest conduct in promoting the sales of proprietary mutual funds. On May 24, 2004, the presiding hearing officer granted Morgan Stanley DW Inc.'s motion to dismiss all claims relating to Morgan Stanley DW Inc.'s differential compensation practices and its receipt of remuneration from third-party fund families, holding that these practices did not violate any state law or regulation. Regarding the Massachusetts Securities Division's complaint filed on July 14, 2003, Morgan Stanley DW Inc. waived its right to a hearing and agreed to pay an administrative fine of $25,000 on September 27, 2004. Regarding the Massachusetts Securities Division's complaints filed on August 11, 2003 and November 25, 2003, hearings were concluded on December 20, 2004. On March 27, 2005 the hearing officer issued two decisions dismissing all charges against Morgan Stanley DW Inc. and the branch manager. On April 7, 2005, the Massachusetts Securities Division filed a Motion for Reconsideration of the hearing officer's decisions to dismiss all charges against Morgan Stanley DW Inc. and the branch manager. On August 24, 2005, the hearing officer denied the Massachusetts Securities Division's motion for reconsideration as to the branch manager, not having yet ruled upon the motion as to Morgan Stanley DW Inc.

        In fiscal 2004, Morgan Stanley DW Inc. discovered irregularities in the accounts of certain clients of Carlos Soto, a former registered representative in its San Juan, Puerto Rico branch. Mr. Soto stated that, with respect to certain clients, he had raised some funds by making misrepresentations, issuing false account statements and diverting some funds to accounts he controlled. Morgan Stanley DW Inc. promptly notified regulators and law enforcement. On February 11 and 13, 2004, respectively, the U.S. District Court for the District of Puerto Rico granted requests for temporary restraining orders freezing Mr. Soto's assets. On February 19, 2004, Mr. Soto was arrested by federal authorities. On February 20, 2004, in the Securities and Exchange Commission matter, the Court granted a preliminary injunction freezing Mr. Soto's assets, and on November 8, 2004, the Securities and Exchange Commission barred Mr. Soto from any association with any broker or dealer. On December 3, 2004, Morgan Stanley DW Inc. reached a final settlement with the New York Stock Exchange to resolve this matter (see December 3, 2004 matter). Morgan Stanley DW Inc. is continuing to assist other regulators in their investigations of Mr. Soto's activities and to resolve customer claims concerning those activities. On November 29, 2004, the U.S. District Court for the District of Puerto Rico presiding in Mr. Soto's criminal proceeding issued a preliminary order of forfeiture with respect to Mr. Soto's assets. Morgan Stanley DW Inc. and others have filed petitions in that proceeding with respect to such assets. On January 25, 2005, the United States Attorney's Office moved to dismiss the third-party petitions. On February 18, 2005, Morgan Stanley DW Inc. filed a Joint Motion for Entry of an Agreed Order of Restitution with the U.S. District Court for the District of Puerto Rico. Judgment in Mr. Soto's criminal case was entered on August 18, 2005. Mr. Soto filed a notice of appeal of same on August 19, 2005.

        On June 17, 2004, the New Hampshire Bureau of Securities Regulation filed a petition for relief against Morgan Stanley DW Inc. alleging, among other things, that a former representative solicited certain customers to purchase certain unregistered, non-exempt securities, that certain managers promoted the sale of proprietary mutual funds and other products by the use of certain "sales contests" and that Morgan Stanley DW Inc. failed to disclose the alleged material fact of such contests. On April 7, 2005, Morgan Stanley DW Inc. entered into a consent agreement with the New Hampshire Bureau of Securities Regulation. Morgan Stanley DW Inc. agreed to a $425,000 fine, a cease and desist order, to pay $10,000 for the cost of investigation, and to comply with a variety of undertakings, including requirements to retain an independent consultant to review certain compliance and policy procedures, provide rescission with respect to certain transactions, and notify New Hampshire residents of certain rights with respect to arbitration agreements.

        On December 3, 2004, Morgan Stanley DW Inc. and its affiliate, Morgan Stanley & Co. Incorporated executed two stipulations of facts and consent to penalty (one with respect to failure to comply with certain prospectus delivery requirements, operational deficiencies and other matters, and the other with respect to employee defalcations, including the Carlos Soto matter). The first stipulation included a fine of $13 million and the second a fine of $6 million. On December 9, 2004, a hearing panel of the New York Stock Exchange accepted both settlements.

        In an acceptance, waiver and consent dated August 1, 2005, the National Association of Securities Dealers, Inc. found that Morgan Stanley DW Inc. violated the National Association of Securities Dealers, Inc.'s rules 3010 and 2110 by failing to establish and maintain a supervisory system, including written procedures, reasonably designed to review and monitor its fee-based brokerage business between January 2001 and December 2003. Without admitting or denying the allegations, Morgan Stanley DW Inc. consented to the described sanctions and findings. The firm was censured and fined $1.5 million, and agreed to the payment of restitution to 3,549 customers in the total amount of approximately $4,640,582, plus interest from December 31, 2003 until August 1, 2005.

        On May 16, 2005, a jury for the Circuit Court of the Fifteenth Judicial Circuit for Palm Beach County, Florida returned a verdict in favor of Coleman (Parent) Holdings, Inc. with respect to its claims against Morgan Stanley & Co. Incorporated. On May 16, and May 18, 2005, respectively, the jury awarded Coleman (Parent) Holdings, Inc. $604 million in compensatory damages and $850 million in punitive damages. On June 23, 2005, the Court issued a final judgment in the amount of $1,578 million, which includes prejudgment interest of $208 million and excludes $84 million received by Coleman (Parent) Holdings, Inc. in settlements of related claims with others. On June 27, 2005, Morgan Stanley & Co. Incorporated filed its notice of appeal and posted a supersedes bond, which automatically stayed execution of the judgment pending appeal.

PLAN OF DISTRIBUTION

        The following updates the information regarding the compensation to qualified employees of Morgan Stanley DW under the sub-caption "—Compensation to Morgan Stanley DW Employees and Additional Selling Agents" on pages 134-135.

        Effective July 1, 2005, in connection with the reduction in the brokerage fees, the continuing compensation payable to qualified employees of Morgan Stanley DW was changed from a gross sales credit of up to 69% of the brokerage fees received by Morgan Stanley DW to a gross sales credit of up to 84% of the brokerage fees received by Morgan Stanley DW.

        Effective July 1, 2005, with respect to qualified employees of Morgan Stanley DW who choose the option of receiving the initial gross sales credit and the continuing compensation, the period of payment of continuing compensation was changed from commencing with the seventh month in the case of Spectrum Select, Spectrum Technical and Spectrum Strategic and with the tenth month in the case of Spectrum Global Balanced and Spectrum Currency, to commencing with the thirteenth month following the issuance of the relevant units, for each of the Spectrum Series partnerships.

        The following updates the information regarding the compensation to qualified additional selling agents under the sub-caption "—Compensation to Morgan Stanley DW Employees and Additional Selling Agents" on page 135.

        Effective July 1, 2005, continuing compensation payable to qualified additional selling agents was reduced from an additional commission of up to 42% of the brokerage fees to an additional commission of up to 28% of the brokerage fees.

MATERIAL FEDERAL INCOME TAX CONSIDERATIONS AND
STATE AND LOCAL INCOME TAX ASPECTS

        The following supplements the information under the caption "Material Federal Income Tax Considerations" beginning on page 139 and the information under the caption "State and Local Income Tax Aspects" on page 145.

IRS Circular 230

        The disclosure of U.S. federal, state and local income tax consequences contained herein was written in connection with the promotion or marketing of units in the partnerships. Such disclosure was not intended or written to be used, and cannot be used, for the purpose of avoiding U.S. federal, state or local tax penalties. An investor should seek advice based on his/her particular circumstances from an independent tax advisor.

EXPERTS

        The following updates the information under the caption "Experts" on page 146.

        The statements of financial condition of Morgan Stanley Spectrum Select L.P., Morgan Stanley Spectrum Technical L.P., Morgan Stanley Spectrum Strategic L.P., Morgan Stanley Spectrum Global Balanced L.P., and Morgan Stanley Spectrum Currency L.P., including the schedules of investments, as of December 31, 2004 and 2003, and the related statements of operations, changes in partners' capital, and cash flows for each of the three years in the period ended December 31, 2004, as well as the statements of financial condition of Demeter Management Corporation as of November 30, 2004 and 2003 included in this prospectus, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports appearing herein, and is included in reliance upon such report of such firm given upon their authority as experts in accounting and auditing. Deloitte & Touche LLP also acts as independent auditors for Morgan Stanley.

PART TWO
STATEMENT OF ADDITIONAL INFORMATION

POTENTIAL ADVANTAGES

        The following table updates and replaces through September 30, 2005, the "Annual Returns of Various Asset Classes Over Time" table on page 153. The notes on pages 154-155 (as amended on the following page S-44) are an integral part of the following table.

ANNUAL RETURNS OF VARIOUS ASSET CLASSES OVER TIME

	U.S. Stocks (S&P 500 INDEX)	U.S. Treasury Bonds (Lehman Brothers Treasury Bond Index)	U.S. Corporate Bonds (Citigroup Corporate Bond Index)	Non-U.S. Stocks (MSCI EAFE Index)	Global Stocks (MSCI World Index)	Managed Futures (Barclay CTA Index)	Public Managed Futures Funds (CISDM Public Fund Index)
	%	%	%	%	%	%	%
1980	32.5	(2.8)	(0.3)	24.4	27.7	63.7	N/A
1981	(4.9)	1.1	2.7	(1.0)	(3.3)	23.9	N/A
1982	21.5	41.1	37.2	(0.9)	11.3	16.7	N/A
1983	22.6	1.8	8.9	24.6	23.3	23.8	N/A
1984	6.3	14.7	16.1	7.9	5.8	8.7	1.4
1985	31.7	32.0	25.0	56.7	41.8	25.5	21.9
1986	18.7	24.1	17.0	69.9	42.8	3.8	(14.4)
1987	5.3	(2.7)	2.1	24.9	16.8	57.3	43.1
1988	16.6	9.2	9.5	28.6	23.9	21.8	7.3
1989	31.7	18.9	14.0	10.8	17.2	1.8	4.7
1990	(3.1)	4.6	7.3	(23.2)	(16.5)	21.0	14.2
1991	30.5	17.9	18.5	12.5	19.0	3.7	10.0
1992	7.6	7.8	8.9	(11.8)	(4.7)	(0.9)	(1.4)
1993	10.1	16.4	12.1	32.9	23.1	10.4	10.7
1994	1.3	(6.9)	(3.5)	8.1	5.6	(0.7)	(7.7)
1995	37.6	30.7	21.7	11.6	21.3	13.7	13.9
1996	23.0	(0.4)	3.3	6.4	14.0	9.1	9.8
1997	33.4	14.9	10.2	2.1	16.2	10.9	7.6
1998	28.6	13.5	8.6	20.3	24.8	7.0	7.9
1999	21.0	(8.7)	(1.6)	27.3	25.3	(1.2)	(1.4)
2000	(9.1)	20.1	9.3	(14.0)	(12.9)	7.9	4.7
2001	(11.9)	4.6	10.9	(21.2)	(16.5)	0.8	(0.1)
2002	(22.1)	17.2	9.4	(15.7)	(19.6)	12.4	14.3
2003	28.7	2.1	8.7	39.2	33.8	8.7	11.6
2004	10.9	8.0	5.6	20.7	15.3	3.3	1.5
2005*	2.8	5.4	1.5	9.5	6.7	(0.6)	(2.0)

*
Through September 30, 2005

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

        The following updates and supplements the information under the sub-caption "—Notes to "Annual Returns of Various Asset Classes Over Time" Table" on pages 154-155.

        Monthly returns for the Barclay CTA Index reflect the composite fee structure of the representative commodity trading advisors, and therefore, may be higher or lower than those fees applicable to any one particular managed futures fund. Accordingly, the Barclay CTA Index is not representative of any specific Morgan Stanley managed futures fund.

        The CISDM Public Fund Index performance data for managed futures is provided by the Center for International Securities and Derivatives Markets, Isenberg School of Management, the University of Massachusetts, Amherst, MA.

        Indexes are unmanaged and returns are shown for illustrative purposes only. It is not possible to invest directly in an index. Generally, an aggressive investment that seeks the highest possible gains will have a greater degree of risk, whereas a conservative investment that offers safety of principal tends to provide lower returns over time. Keep in mind that while all investing involves risk, stocks tend to experience greater volatility and carry greater risks than bonds. The income and principal payments of U.S. government bonds are backed by the full faith and credit of the U.S. government. Other investments are not insured, and your proceeds from the resale of stocks, from the resale, early redemption, or repayment at maturity of bonds, or from the redemption of interests in a managed futures fund, may be more or less than what you originally paid for them. International investing may subject the portfolio to additional risks including currency, political, economic, and market risks.

        Managed futures investments are speculative, involve a high degree of risk, use significant leverage, have substantial charges, are generally less liquid than the other investments represented by the indices herein, and are suitable only for the risk capital portion of an investor's portfolio.

        The managed futures data discussed reflects the fee structures of trading advisors managing individual accounts and does not reflect fee structures of commodity pools, which are typically higher. The comparison of the S&P 500 Index and the Barclay CTA Index is for illustrative purposes only. The Barclay CTA Index attempts to provide a benchmark of representative performance of the money managers within the managed futures industry. The Barclay CTA Index is comprised of over 375 money managers, all of which have at least four years of prior performance history. The Barclay CTA Index is unweighted and rebalanced at the beginning of each year. Accordingly, the Barclay CTA Index is not a proxy for, or otherwise representative of, any specific Morgan Stanley managed futures fund.

        Furthermore, the S&P 500 Index and the Barclay CTA Index reflect the volatility and risk of loss characteristics of a broadly diversified equity portfolio and universe of commodity trading advisors, respectively. The performance results of any Morgan Stanley managed futures fund will be different from the performance of the Barclay CTA Index.

        The futures and forward markets are fundamentally different from the securities markets in that for every gain in futures and forward trading, there is an equal and offsetting loss. If a managed futures fund does not perform in a manner non-correlated with the general financial markets or does not perform successfully, investors will obtain no diversification benefits by investing in such fund.

        The following charts update and replace through September 30, 2005, the "Correlation Analysis" charts on pages 156-158.

      Data: 170 months of trading from August 1991 through September 2005
      Monthly returns for the S&P 500 Index and the Citigroup Corporate Bond Index are provided by Strategic Financial Solutions, LLC (Memphis, TN).

      Data: 131 months of trading from November 1994 through September 2005
      Monthly returns for the S&P 500 Index and the Citigroup Corporate Bond Index are provided by Strategic Financial Solutions, LLC (Memphis, TN).

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

      Data: 131 months of trading from November 1994 through September 2005
      Monthly returns for the S&P 500 Index and the Citigroup Corporate Bond Index are provided by Strategic Financial Solutions, LLC (Memphis, TN).

      Data: 131 months of trading from November 1994 through September 2005
      Monthly returns for the S&P 500 Index and the Citigroup Corporate Bond Index are provided by Strategic Financial Solutions, LLC (Memphis, TN).

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

      Data: 63 months of trading from July 2000 through September 2005
      Monthly returns for the S&P 500 Index and the Citigroup Corporate Bond Index are provided by Strategic Financial Solutions, LLC (Memphis, TN).

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

        The following chart updates and replaces through September 30, 2005, the "Managed Futures vs. Stocks" chart on page 159. The notes on page 160 (as amended on the following page S-49) are an integral part of the following chart.

Managed Futures vs. Stocks
12-Month Holding Period Performance

STOCKS
MANAGED FUTURES
70.00%
60.00%
50.00%
40.00%
30.00%
20.00%
10.00%
0.00%
-10.00%
-20.00%
-30.00%
-40.00%
12/80
12/81
12/82
12/83
12/84
12/85
12/86
12/87
12/88
12/89
12/90
12/91
12/92
12/93
12/94
12/95
12/96
12/97
12/98
12/99
12/00
12/01
12/02
12/03
12/04
9/05

Data: December 1980 through September 2005

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

        The following updates the information under the sub-caption the "Managed Futures vs. Stocks" Table on page 160.

        The managed futures data discussed reflect the fee structures of trading advisors managing individual accounts and does not reflect the fee structures of commodity pools, which are typically higher. The comparison of the S&P 500 Index and the Barclay CTA Index is for illustrative purposes only. The Barclay CTA Index attempts to provide a benchmark of representative performance of the money managers within the managed futures industry. The Barclay CTA Index is comprised of over 375 money managers, all of which have at least four years prior performance history. The Barclay CTA Index is unweighted and rebalanced at the beginning of each year. Accordingly, the Barclay CTA Index is not a proxy for, or otherwise representative of, any specific Morgan Stanley managed futures fund.

        Furthermore, the S&P 500 Index and the Barclay CTA Index reflect the volatility and risk of loss characteristics of a broadly diversified equity portfolio and universe of commodity trading advisors, respectively. The performance results of any Morgan Stanley managed futures fund will be different from the performance of the Barclay CTA Index.

        The futures and forward markets are fundamentally different from the securities markets in that for every gain in futures and forward trading, there is an equal and offsetting loss. If a managed futures fund does not perform in a manner non-correlated with the general financial markets or does not perform successfully, investors will obtain no diversification benefits by investing in such fund.

        The following chart updates and replaces through September 30, 2005, the "Improved Portfolio Efficiency" chart on page 162. The notes on page 162 are an integral part of the following chart.

Improved Portfolio Efficiency
January 1980 through September 2005
U.S. Stocks/Bonds/International Equities/Managed Futures

      S&P 500 Index, Citigroup Corporate Bond Index and MSCI EAFE Index data provided by Strategic Financial Solutions, LLC (Memphis, TN). Barclay CTA Index data provided by Barclay Trading Group (Fairfield, IA).

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

SUPPLEMENTAL PERFORMANCE INFORMATION

The following charts update and replace through September 30, 2005, the charts on pages 168-177.

SPECTRUM SELECT

All of the performance data below is through September 30, 2005.

SPECTRUM SELECT STATISTICS

Trading Advisors:	EMC Capital Management, Inc. Graham Capital Management, L.P. Northfield Trading, L.P. Rabar Market Research, Inc. Sunrise Capital Management, Inc.
Began Trading:	August 1, 1991
Net Assets in Fund:	$552.1 Million
Minimum Investment:	$5,000 ($2,000/IRA)
Monthly Management Fee:	1/12 of 2.00% of Beg. Net Assets of Graham, 1/12 of 3.00% of Beg. Net Assets of EMC, Northfield, Rabar, and Sunrise
Monthly Brokerage Fee:*	1/12 of 6.00% of Beg. Net Assets
Monthly Incentive Fee:	15.00% of Monthly Trading Profits to EMC, Northfield, Rabar, and Sunrise, and 20% to Graham
Investment Style:	Technical

*    On July 1, 2005, the brokerage fee was reduced from 1/12 of 7.25% to 1/12 of 6.00% of Beg. Net Assets.

RISK ANALYSIS

Compounded Annual Rate of Return:	7.23%
Standard Deviation of Monthly Returns:	6.63%
Annualized Standard Deviation:	22.96%
Sharpe Ratio:*	0.14
Largest Decline Period (5/95—8/96):	–26.78%
Average Recovery (No. of months):	5.06
Average Monthly Loss:	–4.18%
Standard Deviation of Monthly Loss:	3.11%
% of Losing Months:	47.37%
Average Monthly Gain:	5.25%
Standard Deviation of Monthly Gain:	5.67%
% of Winning Months:	52.63%

*    Sharpe Ratio is the compounded rate of return minus the risk-free U.S. Treasury Bill rate, divided by the annualized standard deviation.

AVERAGE SECTOR PARTICIPATION

TRADING STRATEGY

Spectrum Select uses the technically-based, trend-following trading systems of EMC Capital Management, Inc. ("EMC"), Graham Capital Management, L.P. ("Graham"), Northfield Trading L.P. ("Northfield"), Rabar Market Research, Inc. ("Rabar"), and Sunrise Capital Management, Inc. ("Sunrise"), to participate in a diversified portfolio of futures and currency markets.

EMC uses an aggressive systematic trading approach that blends several independent methodologies designed to identify emerging trends and follow existing trends. This program seeks significant returns in favorable market periods, while accepting a commensurate decline in unfavorable market cycles.

Northfield uses a purely technical approach utilizing price action itself as analyzed by numerical indicators, pattern recognition, or other techniques designed to provide information about market direction.

Rabar uses a systematic approach with discretion, limiting the equity committed to each trade, market and sector. Rabar's trading program uses constant research and analysis of market behavior.

Sunrise's investment approach attempts to detect a trend, or lack of a trend, with respect to a particular market by analyzing price movement and volatility over time. Sunrise's trading system consists of multiple, independent and parallel systems, each designed to seek out and extract different market inefficiencies over different time horizons.

Graham's trading programs rely primarily on technical rather than fundamental information as the basis for their trading decisions. Graham's programs seek to, over time, successfully anticipate market events using quantitative mathematical models, as opposed to attempting properly to forecast price trends using subjective analysis of supply and demand.

FUTURES MARKETS TRADED

Markets traded may include, but are not limited to, the following:

AGRICULTURALS
Cocoa
Coffee
Corn
Cotton
Lean hogs
Orange juice
Soybean meal
Soybean oil
Soybeans
Sugar
Wheat
 INTEREST
RATES
Australian Treasury
    Bonds
British Government
    Bonds
Canadian Government
    Bonds
Eurodollar
European Bonds
Japanese Government
    Bonds
U.S. Treasury Bonds
U.S. Treasury Notes

FOREIGN
EXCHANGE
Australian dollar
Brazilian real
British pound
Canadian dollar
Chilean peso
Euro
Hong Kong dollar
Israeli shekel
Japanese yen
Mexican peso
New Zealand dollar
Norwegian krone
Philippine peso
Polish zloty
Russian rouble
Singapore dollar
South African rand
South Korean won
Swiss franc
Thai baht
Turkish lira
U.S. dollar
 ENERGIES
Crude oil
Gas oil
Heating oil
Natural gas
	Unleaded gas	METALS Aluminum Copper Gold Lead Nickel Silver Tin Zinc STOCK INDICES CAC 40 DAX Dow 30 Euro Stoxx 50 FTSE 100 Hang Seng IBEX 35 NASDAQ 100 Nikkei 225 S&P 500 SPI 200 Taiwan Topix

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

SPECTRUM SELECT PERFORMANCE

1991	1992	1993	1994	1995	1996	1997	1998	1999	2000	2001	2002	2003	2004	2005
31.19%	–14.45%	41.62%	–5.12%	23.62%	5.27%	6.22%	14.17%	–7.56%	7.14%	1.65%	15.40%	9.62%	–4.72%	–6.89%
(5 months)														(9 months)

ROLLING 12-MONTH PERFORMANCE VS. CISDM PUBLIC FUND INDEX

HISTORICAL PERFORMANCE COMPARISON (7/31/91 = $10)

CORRELATION ANALYSIS (8/91 - 9/05)

Note: The closer the value to zero, the lower the correlation to the indexes compared.

	Spectrum Select	CISDM	S&P	CITI	EAFE

Spectrum Select	1.00	0.89	-0.04	0.27	0.03
CISDM Public Fund Index		1.00	-0.05	0.31	0.00
S & P 500 Index			1.00	0.19	0.69
Citigroup Corporate Bond Index				1.00	0.09
MSCI EAFE Index					1.00

The S&P 500 Index, Citigroup Corporate Bond Index and MSCI EAFE Index performance data for stocks, corporate bonds, and international stocks, respectively, are provided by Strategic Financial Solutions, LLC, Memphis, TN. The CISDM Public Fund Index performance data for managed futures programs is provided by the Center for International Securities and Derivatives Markets ("CISDM"), Isenberg School of Management, the University of Massachusetts, Amherst, MA. Indexes are unmanaged and returns are shown for illustrative purposes only. It is not possible to invest directly in an index. Generally, an aggressive investment that seeks the highest possible gains will have a greater degree of risk, whereas a conservative investment that offers safety of principal tends to provide lower returns over time. Keep in mind that while all investing involves risk, stocks tend to experience greater volatility and carry greater risks than bonds. The income and principal payments of U.S. government bonds are backed by the full faith and credit of the U.S. government. Other investments are not insured, and your proceeds from the resale of stocks, from the resale, early redemption, or repayment at maturity of bonds, or from the redemption of interests in a managed futures fund, may be more or less than what you originally paid for them. International investing may subject the portfolio to additional risks including currency, political, economic, and market risks. Managed futures investments are speculative, involve a high degree of risk, use significant leverage, have substantial charges, are generally less liquid than the other investments represented by the indices herein, and are suitable only for the risk capital portion of an investor's portfolio. For a detailed discussion of the differences between each of the indices listed, prospective investors should carefully review the Notes to "Annual Returns of Various Asset Classes Over Time" Table, contained on pages 154-155 of the Spectrum Series Prospectus.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

SPECTRUM TECHNICAL

All of the performance data below is through September 30, 2005.

SPECTRUM TECHNICAL STATISTICS

Trading Advisors:	Campbell & Company, Inc. Chesapeake Capital Corporation John W. Henry & Company, Inc. Winton Capital Management Limited
Began Trading:	November 1, 1994
Net Assets in Fund:	$747.1 Million
Minimum Investment:	$5,000 ($2,000/IRA)
Monthly Management Fee:	1/12 of 2.00% of Beg. Net Assets to
JWH and Winton, 1/12 of 3.00%
to Campbell and Chesapeake
Monthly Brokerage Fee:*	1/12 of 6.00% of Beg. Net Assets
Monthly Incentive Fee:	20.00% of Monthly Trading Profits
to Campbell, JWH and Winton, 19.00% to Chesapeake
Investment Style:	Technical

*    On July 1, 2005, the brokerage fee was reduced from 1/12 of 7.25% to 1/12 of 6.00% of Beg. Net Assets.

RISK ANALYSIS

Compounded Annual Rate of Return:	7.47%
Standard Deviation of Monthly Returns:	5.54%
Annualized Standard Deviation:	19.21%
Sharpe Ratio:*	0.18
Largest Decline Period (3/01 - 4/02):	–26.57%
Average Recovery (No. of months):	5.41
Average Monthly Loss:	–3.71%
Standard Deviation of Monthly Loss:	3.04%
% of Losing Months:	48.85%
Average Monthly Gain:	5.02%
Standard Deviation of Monthly Gain:	3.72%
% of Winning Months:	51.15%

*    Sharpe Ratio is the compounded rate of return minus the risk-free U.S. Treasury Bill rate, divided by the annualized standard deviation.

AVERAGE SECTOR PARTICIPATION

TRADING STRATEGY

Spectrum Technical is managed by Campbell & Company, Inc. ("Campbell"), Chesapeake Capital Corporation ("Chesapeake"), John W. Henry & Company, Inc. ("JWH") and Winton Capital Management Limited ("Winton"). These four trading advisors employ a combination of investment approaches.

Campbell uses a highly disciplined systematic investment approach designed to detect and react to price movements in the futures and forward markets. Campbell's systematic approach has been used for over thirty years.

The trading methodology employed by Chesapeake is based on the analysis of interrelated mathematical and statistical formulas, including the technical analysis of historical data, used to determine optimal price support and resistance levels and market entry and exit points. This trading system was designed in the 1980's and is continually updated based on research.

JWH's trading programs use historical data and proprietary systems to detect emerging price trends. Positions are established under strict guidelines and are retained in markets where price movements have exceeded the expectations of most fundamental investors.

Winton employs a computerized, technical, trend following trading system developed by its principals. This system tracks the daily price movements from more than 100 futures, options and forwards markets around the world, and carries out certain computations to determine each day how long or short the portfolio should be to maximize profit within a certain range of risk.

FUTURES MARKETS TRADED

Markets traded may include, but are not limited to, the following:

AGRICULTURALS
Cocoa
Coffee
Corn
Cotton
Feeder cattle
Lean hogs
Live cattle
Lumber
Oats
Orange juice
Pork bellies
Rapeseed
Rough rice
Soybean meal
Soybean oil
Soybeans
Sugar
Wheat
 ENERGIES
Crude oil
Gas oil
Heating oil
Natural gas
Unleaded gas

FOREIGN
EXCHANGE
Australian dollar
Brazilian real
British pound
Canadian dollar
Euro
Hungarian forint
Japanese yen
Mexican peso
New Zealand dollar
Norwegian krone
Singapore dollar
South African rand
Swedish krona
Swiss franc
U.S. dollar
 INTEREST
RATES
Australian Treasury
    Bonds
British Government
    Bonds
Canadian Government
    Bonds
European Bonds
Eurodollar
Japanese Government
    Bonds
Swiss Government
    Bonds
U.S. Treasury Bonds
U.S. Treasury Notes

METALS
Aluminum
Copper
Gold
Lead
Nickel
Palladium
Platinum
Silver
Tin
Zinc
 STOCK
INDICES
CAC 40
DAX
Dow 30
Euro Stoxx 50
FTSE 100
Hang Seng
IBEX 35
MIB
NASDAQ 100
Nikkei 225
Russell 2000
S&P 500
SPI 200
Taiwan

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

SPECTRUM TECHNICAL PERFORMANCE

1994	1995	1996	1997	1998	1999	2000	2001	2002	2003	2004	2005
–2.20%	17.59%	18.35%	7.49%	10.18%	–7.51%	7.85%	–7.15%	23.31%	22.98%	4.37%	–7.07%
(2 months)											(9 months)

ROLLING 12-MONTH PERFORMANCE VS. CISDM PUBLIC FUND INDEX

HISTORICAL PERFORMANCE COMPARISON (10/31/94 = $10)

CORRELATION ANALYSIS (11/94 - 9/05)

Note: The closer the value to zero, the lower the correlation to the indexes compared.

	Spectrum Technical	CISDM	S&P	CITI	EAFE

Spectrum Technical	1.00	0.95	–0.12	0.24	–0.07
CISDM Public Fund Index		1.00	–0.11	0.31	–0.06
S & P 500 Index			1.00	0.12	0.77
Citigroup Corporate Bond Index				1.00	0.00
MSCI EAFE Index					1.00

The S&P 500 Index, Citigroup Corporate Bond Index and MSCI EAFE Index performance data for stocks, corporate bonds, and international stocks, respectively, are provided by Strategic Financial Solutions, LLC, Memphis, TN. The CISDM Public Fund Index performance data for managed futures programs is provided by the Center for International Securities and Derivatives Markets ("CISDM"), Isenberg School of Management, the University of Massachusetts, Amherst, MA. Indexes are unmanaged and returns are shown for illustrative purposes only. It is not possible to invest directly in an index. Generally, an aggressive investment that seeks the highest possible gains will have a greater degree of risk, whereas a conservative investment that offers safety of principal tends to provide lower returns over time. Keep in mind that while all investing involves risk, stocks tend to experience greater volatility and carry greater risks than bonds. The income and principal payments of U.S. government bonds are backed by the full faith and credit of the U.S. government. Other investments are not insured, and your proceeds from the resale of stocks, from the resale, early redemption, or repayment at maturity of bonds, or from the redemption of interests in a managed futures fund, may be more or less than what you originally paid for them. International investing may subject the portfolio to additional risks including currency, political, economic, and market risks. Managed futures investments are speculative, involve a high degree of risk, use significant leverage, have substantial charges, are generally less liquid than the other investments represented by the indices herein, and are suitable only for the risk capital portion of an investor's portfolio. For a detailed discussion of the differences between each of the indices listed, prospective investors should carefully review the Notes to "Annual Returns of Various Asset Classes Over Time" Table, contained on pages 154-155 of the Spectrum Series Prospectus.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

SPECTRUM STRATEGIC

All of the performance data below is through September 30, 2005.

SPECTRUM STRATEGIC STATISTICS

Trading Advisors:	Blenheim Capital Management, LLC Eclipse Capital Management, Inc. FX Concepts, Inc.
Began Trading:	November 1, 1994
Net Assets in Fund:	$165.5 Million
Minimum Investment:	$5,000 ($2,000/IRA)
Monthly Management Fee:	1/12 of 2.00% of Beg. Net Assets to FX Concepts, 1/12 of 3.00% Blenheim and Eclipse
Monthly Brokerage Fee:*	1/12 of 6.00% of Beg. Net Assets
Monthly Incentive Fee:	15.00% of Monthly Trading Profits to Bleinheim and Eclipse, 20.00% to FX Concepts
Investment Style:	Fundamental/Multi-Style

*    On July 1, 2005, the brokerage fee was reduced from 1/12 of 7.25% to 1/12 of 6.00% of Beg. Net Assets.

RISK ANALYSIS

Compounded Annual Rate of Return:	2.50%
Standard Deviation of Monthly Returns:	6.04%
Annualized Standard Deviation:	20.93%
Sharpe Ratio:*	–0.07
Largest Decline Period (12/99 - 10/00):	–43.28%
Average Recovery (No. of months):	6.33
Average Monthly Loss:	–4.11%
Standard Deviation of Monthly Loss:	3.70%
% of Losing Months:	48.85%
Average Monthly Gain:	4.68%
Standard Deviation of Monthly Gain:	4.54%
% of Winning Months:	51.15%

*    Sharpe Ratio is the compounded rate of return minus the risk-free U.S. Treasury Bill rate, divided by the annualized standard deviation.

AVERAGE SECTOR PARTICIPATION

TRADING STRATEGY

Spectrum Strategic is managed by Blenheim Capital Management, LLC ("Blenheim"), Eclipse Capital Management, Inc. ("Eclipse"), and FX Concepts (Trading Advisor), Inc. ("FX Concepts"). The trading advisors employ a discretionary or fundamental investment approach that evaluates key economic indicators such as supply and demand levels and geopolitical conditions, as well as certain technical/systematic factors.

Blenheim's program has a strong global concentration using a discretionary trading approach. Investments are made in markets in which the trading advisor has a clear understanding of fundamental factors and geopolitical forces that influence price behavior.

Eclipse employs a systematic trading approach using multiple trend-following and macroeconomic-driven models. A key characteristic of the Eclipse trading program is the extensive diversification achieved by applying multiple trading models to a wide variety of financial markets located throughout the world.

FX Concepts' Developed Markets Currency Program ("DMC") trades a diversified portfolio of developed market currencies in the interbank foreign exchange markets. FX Concepts' investment approach is tailored to three key characteristics of the currency market, namely that: 1) currency markets trend and are cyclical; 2) high interest rate currencies tend to appreciate against low interest rate currencies (e.g., "carry trade") 3) hedgers are sometimes willing to pay a premium to insure against risk through the purchase of options. As a result, DMC incorporates three modules: 1) Trend Based Module; 2) Carry Based Module; 3) Options Based Module. The core of the investment process is quantitative and systematic, although discretion is occasionally utilized to adjust position size.

FUTURES MARKETS TRADED

Markets traded may include, but are not limited to, the following:

AGRICULTURALS Cocoa Coffee Corn Cotton Live cattle Lumber Rough rice Soybean meal Soybean oil Soybeans Sugar Wheat ENERGIES Crude oil Heating oil Natural gas Unleaded gas

FOREIGN
EXCHANGE
Australian dollar
British pound
Canadian dollar
Euro
Hong Kong dollar
Japanese yen
New Zealand dollar
Norwegian krone
Singapore dollar
Swedish krona
Swiss franc
U.S. dollar
 INTEREST
RATES
Australian Treasury
    Bonds
European Bonds
Eurodollar
Japanese Government
    Bonds
U.S. Treasury Bonds
	U.S. Treasury Notes	METALS Aluminum Copper Gold Lead Nickel Silver Zinc STOCK INDICES DAX Hang Seng NASDAQ 100 Nikkei 225 S&P 500

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

SPECTRUM STRATEGIC PERFORMANCE

1994	1995	1996	1997	1998	1999	2000	2001	2002	2003	2004	2005
0.10%	10.49%	–3.53%	0.37%	7.84%	37.23%	–33.06%	–0.57%	9.38%	24.00%	1.75%	–10.10%
(2 months)											(9 months)

ROLLING 12-MONTH PERFORMANCE VS. CISDM PUBLIC FUND INDEX

HISTORICAL PERFORMANCE COMPARISON (10/31/94 = $10)

CORRELATION ANALYSIS (11/94 - 9/05)

Note: The closer the value to zero, the lower the correlation to the indexes compared.

	Spectrum Strategic	CISDM	S&P	CITI	EAFE

Spectrum Strategic	1.00	0.55	–0.01	0.08	0.08
CISDM Public Fund Index		1.00	–0.11	0.31	–0.06
S & P 500 Index			1.00	0.12	0.77
Citigroup Corporate Bond Index				1.00	0.00
MSCI EAFE Index					1.00

The S&P 500 Index, Citigroup Corporate Bond Index and MSCI EAFE Index performance data for stocks, corporate bonds, and international stocks, respectively, are provided by Strategic Financial Solutions, LLC, Memphis, TN. The CISDM Public Fund Index performance data for managed futures programs is provided by the Center for International Securities and Derivatives Markets ("CISDM"), Isenberg School of Management, the University of Massachusetts, Amherst, MA. Indexes are unmanaged and returns are shown for illustrative purposes only. It is not possible to invest directly in an index. Generally, an aggressive investment that seeks the highest possible gains will have a greater degree of risk, whereas a conservative investment that offers safety of principal tends to provide lower returns over time. Keep in mind that while all investing involves risk, stocks tend to experience greater volatility and carry greater risks than bonds. The income and principal payments of U.S. government bonds are backed by the full faith and credit of the U.S. government. Other investments are not insured, and your proceeds from the resale of stocks, from the resale, early redemption, or repayment at maturity of bonds, or from the redemption of interests in a managed futures fund, may be more or less than what you originally paid for them. International investing may subject the portfolio to additional risks including currency, political, economic, and market risks. Managed futures investments are speculative, involve a high degree of risk, use significant leverage, have substantial charges, are generally less liquid than the other investments represented by the indices herein, and are suitable only for the risk capital portion of an investor's portfolio. For a detailed discussion of the differences between each of the indices listed, prospective investors should carefully review the Notes to "Annual Returns of Various Asset Classes Over Time" Table, contained on pages 154-155 of the Spectrum Series Prospectus.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

SPECTRUM GLOBAL BALANCED

All of the performance data below is through September 30, 2005.

SPECTRUM GLOBAL BALANCED STATISTICS

Trading Advisor:	SSARIS Advisors, LLC
Began Trading:	November 1, 1994
Net Assets in Fund:	$45.2 Million
Minimum Investment:	$5,000 ($2,000/IRA)
Monthly Management Fee:	1/12 of 1.25% of Beg. Net Assets
Monthly Brokerage Fee:	1/12 of 4.60% of Beg. Net Assets
Monthly Incentive Fee:	15.00% of Monthly Trading Profits
Investment Style:	Technical

RISK ANALYSIS

Compounded Annual Rate of Return:	3.60%
Standard Deviation of Monthly Returns:	2.61%
Annualized Standard Deviation:	9.03%
Sharpe Ratio:*	–0.04
Largest Decline Period (4/99 - 4/05):	–17.43%
Average Recovery (No. of months):	3.67
Average Monthly Loss:	–1.78%
Standard Deviation of Monthly Loss:	1.59%
% of Losing Months:	45.80%
Average Monthly Gain:	2.11%
Standard Deviation of Monthly Gain:	1.86%
% of Winning Months:	54.20%

*    Sharpe Ratio is the compounded rate of return minus the risk-free U.S. Treasury Bill rate, divided by the annualized standard deviation.

AVERAGE SECTOR PARTICIPATION

TRADING STRATEGY

Spectrum Global Balanced follows the tenets of Modern Portfolio Theory and seeks to offer a balanced portfolio that participates in global stocks, global bonds and alternative investments within managed futures. Since the Spectrum Global Balanced trading strategy is in part to gain exposure to the stock and bond markets, it does not generate results that have a relatively low correlation to the returns of the stock and bond indices and in that way differs from the other managed futures funds that Morgan Stanley offers.

Within global stock and global bond components of the fund, SSARIS Advisors, LLC ("SSARIS") analyzes various fundamental information, such as growth data, labor wage rates, central bank interest rate policies and inflation, to determine its approaches to these markets.

Within the global currency and commodity components of the fund, SSARIS employs a technical trend-following trading system to analyze price data, determine profit and risk potential and initiate trades overall.

Spectrum Global Balanced is a single advisor fund and lacks the diversity of a multi advisor fund. SSARIS uses a computer- based model to reallocate assets among various market sectors within each of the independent strategies.

The returns achieved by Spectrum Global Balanced will tend to be more highly correlated to the performance of global stock and global bond markets than will be the returns derived within other funds in the Spectrum Series.

FUTURES MARKETS TRADED

Markets traded may include, but are not limited to, the following:

AGRICULTURALS Cocoa Coffee Corn Cotton Feeder cattle Lean hogs Live cattle Soybean oil Soybean meal Soybeans Sugar Wheat ENERGIES Crude oil Gas oil Natural gas Unleaded gas

FOREIGN
EXCHANGE
Australian dollar
British pound
Canadian dollar
Euro
Japanese yen
Mexican peso
New Zealand
    dollar
Norwegian krone
South African
    rand
Swiss franc
U.S. dollar
 INTEREST
RATES
Australian Treasury
    Bonds
British
    Government
    Bonds
Canadian
    Government
    Bonds
European Bonds
Eurodollar
Japanese
    Government
    Bonds
U.S. Treasury Bonds
	U.S. Treasury Notes	METALS Copper Gold Nickel Zinc STOCK INDICES DAX FTSE 100 NASDAQ 100 Nikkei 225 S&P 500 SPI 200

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

SPECTRUM GLOBAL BALANCED PERFORMANCE

1994	1995	1996	1997	1998	1999	2000	2001	2002	2003	2004	2005
–1.70%	22.79%	–3.65%	18.23%	16.36%	0.75%	0.87%	–0.31%	–10.12%	6.18%	–5.56%	0.68%
(2 months)											(9 months)

ROLLING 12-MONTH PERFORMANCE VS. CISDM PUBLIC FUND INDEX

HISTORICAL PERFORMANCE COMPARISON (10/31/94 = $10)

CORRELATION ANALYSIS (11/94 - 9/05)

Note: The closer the value to zero, the lower the correlation to the indexes compared.

	Spectrum Global Balanced	CISDM	S&P	CITI	EAFE

Spectrum Global Balanced	1.00	0.57	0.48	0.46	0.38
CISDM Public Fund Index		1.00	–0.11	0.31	–0.06
S & P 500 Index			1.00	0.12	0.77
Citigroup Corporate Bond Index				1.00	0.00
MSCI EAFE Index					1.00

The S&P 500 Index, Citigroup Corporate Bond Index and MSCI EAFE Index performance data for stocks, corporate bonds, and international stocks, respectively, are provided by Strategic Financial Solutions, LLC, Memphis, TN. The CISDM Public Fund Index performance data for managed futures programs is provided by the Center for International Securities and Derivatives Markets ("CISDM"), Isenberg School of Management, the University of Massachusetts, Amherst, MA. Indexes are unmanaged and returns are shown for illustrative purposes only. It is not possible to invest directly in an index. Generally, an aggressive investment that seeks the highest possible gains will have a greater degree of risk, whereas a conservative investment that offers safety of principal tends to provide lower returns over time. Keep in mind that while all investing involves risk, stocks tend to experience greater volatility and carry greater risks than bonds. The income and principal payments of U.S. government bonds are backed by the full faith and credit of the U.S. government. Other investments are not insured, and your proceeds from the resale of stocks, from the resale, early redemption, or repayment at maturity of bonds, or from the redemption of interests in a managed futures fund, may be more or less than what you originally paid for them. International investing may subject the portfolio to additional risks including currency, political, economic, and market risks. Managed futures investments are speculative, involve a high degree of risk, use significant leverage, have substantial charges, are generally less liquid than the other investments represented by the indices herein, and are suitable only for the risk capital portion of an investor's portfolio. For a detailed discussion of the differences between each of the indices listed, prospective investors should carefully review the Notes to "Annual Returns of Various Asset Classes Over Time" Table, contained on pages 154-155 of the Spectrum Series Prospectus.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

SPECTRUM CURRENCY

All of the performance data below is through September 30, 2005.

SPECTRUM CURRENCY STATISTICS

Trading Advisors:	John W. Henry & Company, Inc. Sunrise Capital Partners, LLC
Began Trading:	July 3, 2000
Net Assets in Fund:	$223.6 Million
Minimum Investment:	$5,000 ($2,000/IRA)
Monthly Management Fee:	1/12 of 2.00% of Beg. Net Assets
Monthly Brokerage Fee:	1/12 of 4.60% of Beg. Net Assets
Monthly Incentive Fee:	20.00% of Monthly Trading Profits
Investment Style:	Technical

RISK ANALYSIS

Compounded Annual Rate of Return:	3.17%
Standard Deviation of Monthly Returns:	5.09%
Annualized Standard Deviation:	17.64%
Sharpe Ratio:*	–0.05
Largest Decline Period (12/03 - 4/05):	–27.07%
Average Recovery (No. of months):	3.00
Average Monthly Loss:	–3.21%
Standard Deviation of Monthly Loss:	2.43%
% of Losing Months:	53.13%
Average Monthly Gain:	4.44%
Standard Deviation of Monthly Gain:	4.07%
% of Winning Months:	46.88%

*    Sharpe Ratio is the compounded rate of return minus the risk-free U.S. Treasury Bill rate, divided by the annualized standard deviation.

AVERAGE SECTOR PARTICIPATION

TRADING STRATEGY

Spectrum Currency, managed by John W. Henry & Company, Inc. ("JWH") and Sunrise Capital Partners, LLC ("Sunrise"), is structured to exclusively trade a portfolio of diverse world currencies. Each trading advisor implements a technical, trend-following program to participate in international currencies, primarily in the forward dealer markets, futures contracts and may also trade in spot (cash) currency markets.

JWH's International Foreign Exchange Program seeks to identify and capitalize on intermediate-term price movements in a broad range of both major and minor currencies primarily trading on the interbank market. Positions are typically taken as outrights against the U.S. dollar, or non-dollar cross rates.

Sunrise's Currency Program follows approximately ten different major and minor currency markets, which may include, but are not limited to, the Japanese yen, British pound, euro, Swiss franc, Canadian dollar, Australian dollar, Swedish krona, New Zealand dollar, Singapore dollar, and South African rand. In order to achieve adequate diversification for this Currency Program, major and minor currencies are traded as cross-rates selectively against each other and/or as outrights against the U.S. dollar.

FUTURES MARKETS TRADED

Markets traded may include, but are not limited to, the following:

FOREIGN EXCHANGE

Australian dollar
Brazilian real
British pound
Czech koruna
Euro
Japanese yen
Mexican peso
New Zealand dollar
Norwegian krone
Polish zloty
Singapore dollar
South African rand
Swedish krona
Swiss franc
U.S. dollar

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

SPECTRUM CURRENCY PERFORMANCE

2000	2001	2002	2003	2004	2005
11.70%	11.10%	12.25%	12.42%	–7.98%	–18.25%
(6 months)					(9 months)

ROLLING 12-MONTH PERFORMANCE VS. CISDM PUBLIC FUND INDEX

HISTORICAL PERFORMANCE COMPARISON (6/30/00 = $10)

CORRELATION ANALYSIS (7/00—9/05)

Note: The closer the value to zero, the lower the correlation to the indexes compared.

	Spectrum Currency	CISDM	S&P	CITI	EAFE

Spectrum Currency	1.00	0.56	0.01	0.12	0.09
CISDM Public Fund Index		1.00	–0.25	0.28	–0.13
S & P 500 Index			1.00	–0.12	0.86
Citigroup Corporate Bond Index				1.00	–0.07
MSCI EAFE Index					1.00

The S&P 500 Index, Citigroup Corporate Bond Index and MSCI EAFE Index performance data for stocks, corporate bonds, and international stocks, respectively, are provided by Strategic Financial Solutions, LLC, Memphis, TN. The CISDM Public Fund Index performance data for managed futures programs is provided by the Center for International Securities and Derivatives Markets ("CISDM"), Isenberg School of Management, the University of Massachusetts, Amherst, MA. Indexes are unmanaged and returns are shown for illustrative purposes only. It is not possible to invest directly in an index. Generally, an aggressive investment that seeks the highest possible gains will have a greater degree of risk, whereas a conservative investment that offers safety of principal tends to provide lower returns over time. Keep in mind that while all investing involves risk, stocks tend to experience greater volatility and carry greater risks than bonds. The income and principal payments of U.S. government bonds are backed by the full faith and credit of the U.S. government. Other investments are not insured, and your proceeds from the resale of stocks, from the resale, early redemption, or repayment at maturity of bonds, or from the redemption of interests in a managed futures fund, may be more or less than what you originally paid for them. International investing may subject the portfolio to additional risks including currency, political, economic, and market risks. Managed futures investments are speculative, involve a high degree of risk, use significant leverage, have substantial charges, are generally less liquid than the other investments represented by the indices herein, and are suitable only for the risk capital portion of an investor's portfolio. For a detailed discussion of the differences between each of the indices listed, prospective investors should carefully review the Notes to "Annual Returns of Various Asset Classes Over Time" Table, contained on pages 154-155 of the Spectrum Series Prospectus.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

        The following charts update and replace through September 30, 2005, the "Fund Asset History" charts on pages 178-180.

Spectrum Select
Fund Asset History

    *  Spectrum Select had multiple closings during initial offering

  **  Re-opening of fund in September 1993 and November 1996

***  Effective May 1998, Spectrum Select became part of the Spectrum Series.

Spectrum Technical
Fund Asset History

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Spectrum Strategic
Fund Asset History

Spectrum Global Balanced
Fund Asset History

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Spectrum Currency
Fund Asset History

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

        The following charts update and replace through September 30, 2005, the "Historical Performance Comparison" charts on pages 181-183. As of September 30, 2005, there were 79 public managed futures funds included in the calculation of the CISDM Public Fund Index, 19 of which are Morgan Stanley public managed futures funds.

Spectrum Select vs. CISDM Public Fund Index
Historical Performance Comparison

Spectrum Technical vs. CISDM Public Fund Index

Historical Performance Comparison

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Spectrum Strategic vs. CISDM Public Fund Index
Historical Performance Comparison

Spectrum Global Balanced vs. CISDM Public Fund Index
Historical Performance Comparison

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Spectrum Currency vs. CISDM Public Fund Index
Historical Performance Comparison

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

        The following charts update and replace through September 30, 2005, the "Historical Performance Comparison (Rate of Return)" charts on pages 184-186.

Spectrum Select vs. CISDM Public Fund Index
Historical Performance Comparison (Rate of Return)

Data: August 1991 through September 2005

All returns, with the exception of year-to-date returns and quarter-to-date returns, are annualized.

Spectrum Technical vs. CISDM Public Fund Index
Historical Performance Comparison (Rate of Return)

Data: November 1994 through September 2005

All returns, with the exception of year-to-date returns and quarter-to-date returns, are annualized.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Spectrum Strategic vs. CISDM Public Fund Index
Historical Performance Comparison (Rate of Return)

Data: November 1994 through September 2005

All returns, with the exception of year-to-date returns and quarter-to-date returns, are annualized.

Spectrum Global Balanced vs. CISDM Public Fund Index
Historical Performance Comparison (Rate of Return)

Data: November 1994 through September 2005

All returns, with the exception of year-to-date returns and quarter-to-date returns, are annualized.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Spectrum Currency vs. CISDM Public Fund Index
Historical Performance Comparison (Rate of Return)

Data: July 2000 through September 2005

All returns, with the exception of year-to-date returns and quarter-to-date returns, are annualized.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

        The following charts update and replace through September 30, 2005, the "Historical Performance" charts on pages 187-199.

Spectrum Select Historical Performance
Month	Monthly Return	NAV/ Unit	Qrtly Return	Annual Return	12 Mo. Holding Period	24 Mo. Holding Period
	%	$	%	%	%	%
Beginning NAV Per Unit		10.00
Aug-91	(6.20)	9.38
Sep-91	6.32	9.97	(0.27)
Oct-91	(2.28)	9.75
Nov-91	(2.93)	9.46
Dec-91	38.67	13.12	31.54	31.19
Jan-92	(13.72)	11.32
Feb-92	(6.09)	10.63
Mar-92	(3.91)	10.21	(22.14)
Apr-92	(1.86)	10.02
May-92	(1.42)	9.88
Jun-92	7.19	10.59	3.71
Jul-92	10.72	11.73			17.29
Aug-92	6.69	12.51			33.40
Sep-92	(5.24)	11.86	11.94		18.89
Oct-92	(3.17)	11.48			17.81
Nov-92	1.39	11.64			23.04
Dec-92	(3.58)	11.22	(5.34)	(14.45)	(14.45)
Jan-93	0.31	11.26			(0.54)
Feb-93	14.85	12.93			21.64
Mar-93	(0.60)	12.85	14.52		25.83
Apr-93	10.35	14.18			41.48
May-93	1.95	14.46			46.32
Jun-93	0.21	14.49	12.74		36.79
Jul-93	13.90	16.50			40.71	65.04
Aug-93	(0.95)	16.35			30.64	74.28
Sep-93	(4.13)	15.67	8.16		32.17	57.15
Oct-93	(4.97)	14.89			29.72	52.81
Nov-93	(1.30)	14.70			26.28	55.37
Dec-93	8.13	15.90	1.42	41.62	41.62	21.16
Jan-94	(11.67)	14.04			24.70	24.03
Feb-94	(6.79)	13.09			1.21	23.11
Mar-94	12.57	14.73	(7.33)		14.61	44.21
Apr-94	(0.95)	14.59			2.88	45.55
May-94	6.84	15.59			7.81	57.75
Jun-94	10.30	17.19	16.73		18.66	62.32
Jul-94	(4.91)	16.35			(0.93)	39.41
Aug-94	(6.95)	15.22			(6.93)	21.59
Sep-94	1.25	15.41	(10.41)		(1.70)	29.92
Oct-94	(4.78)	14.67			(1.50)	27.77
Nov-94	5.68	15.50			5.47	33.18
Dec-94	(2.72)	15.08	(2.11)	(5.12)	(5.12)	34.36
Jan-95	(8.13)	13.85			(1.32)	23.05
Feb-95	9.61	15.19			16.04	17.44
Mar-95	20.58	18.31	21.42		24.30	42.46
Apr-95	9.06	19.97			36.86	40.79
May-95	11.08	22.18			42.28	53.40
Jun-95	(1.70)	21.80	19.08		26.81	50.47
Jul-95	(10.61)	19.49			19.20	18.09
Aug-95	(4.81)	18.55			21.93	13.48
Sep-95	(7.76)	17.11	(21.52)		11.08	9.19
Oct-95	(3.35)	16.54			12.75	11.05
Nov-95	1.37	16.77			8.15	14.06
Dec-95	11.19	18.64	8.94	23.62	23.62	17.28

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Spectrum Select Historical Performance
Month	Monthly Return	NAV/ Unit	Qrtly Return	Annual Return	12 Mo. Holding Period	24 Mo. Holding Period
	%	$	%	%	%	%
Jan-96	(0.38)	18.57			34.05	32.28
Feb-96	(12.11)	16.32			7.49	24.73
Mar-96	(0.22)	16.29	(12.63)		(11.05)	10.57
Apr-96	4.07	16.95			(15.11)	16.17
May-96	(3.65)	16.33			(26.37)	4.76
Jun-96	1.37	16.56	1.65		(24.07)	(3.71)
Jul-96	(1.44)	16.32			(16.27)	(0.20)
Aug-96	(0.46)	16.24			(12.44)	6.76
Sep-96	3.34	16.79	1.39		(1.90)	8.97
Oct-96	13.30	19.02			15.00	29.65
Nov-96	6.76	20.31			21.11	30.98
Dec-96	(3.36)	19.62	16.90	5.27	5.27	30.13
Jan-97	3.93	20.40			9.82	47.21
Feb-97	4.75	21.36			30.88	40.68
Mar-97	0.31	21.43	9.21		31.58	17.04
Apr-97	(5.46)	20.26			19.53	1.46
May-97	(1.18)	20.02			22.60	(9.73)
Jun-97	0.16	20.05	(6.42)		21.13	(8.02)
Jul-97	9.74	22.01			34.86	12.92
Aug-97	(6.22)	20.64			27.06	11.25
Sep-97	0.93	20.83	3.87		24.09	21.73
Oct-97	(3.77)	20.05			5.40	21.20
Nov-97	0.62	20.17			(0.66)	20.31
Dec-97	3.35	20.85	0.07	6.22	6.22	11.82
Jan-98	0.87	21.03			3.10	13.22
Feb-98	2.16	21.48			0.55	31.60
Mar-98	0.23	21.53	3.28		0.46	32.19
Apr-98	(6.72)	20.08			(0.88)	18.47
May-98	1.78	20.44			2.08	25.15
Jun-98	0.93	20.63	(4.18)		2.87	24.60
Jul-98	(0.97)	20.43			(7.17)	25.19
Aug-98	19.19	24.35			17.98	49.90
Sep-98	6.24	25.87	25.40		24.19	54.11
Oct-98	(5.14)	24.54			22.42	29.03
Nov-98	(4.16)	23.52			16.61	15.83
Dec-98	1.19	23.80	(8.00)	14.17	14.17	21.28
Jan-99	(2.90)	23.11			9.91	13.31
Feb-99	5.45	24.37			13.45	14.07
Mar-99	(2.50)	23.76	(0.17)		10.36	10.87
Apr-99	3.70	24.64			22.70	21.61
May-99	(4.38)	23.56			15.26	17.67
Jun-99	0.34	23.64	(0.51)		14.59	17.88
Jul-99	(4.40)	22.60			10.62	2.69
Aug-99	(0.44)	22.50			(7.60)	9.02
Sep-99	1.69	22.88	(3.21)		(11.56)	9.83
Oct-99	(8.39)	20.96			(14.59)	4.56
Nov-99	3.29	21.65			(7.95)	7.34
Dec-99	1.62	22.00	(3.85)	(7.56)	(7.56)	5.54
Jan-00	2.86	22.63			(2.08)	7.62
Feb-00	(2.17)	22.14			(9.15)	3.07
Mar-00	(2.08)	21.68	(1.45)		(8.75)	0.70
Apr-00	(3.78)	20.86			(15.34)	3.87
May-00	1.58	21.19			(10.06)	3.67
Jun-00	(4.44)	20.25	(6.60)		(14.34)	(1.84)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Spectrum Select Historical Performance
Month	Monthly Return	NAV/ Unit	Qrtly Return	Annual Return	12 Mo. Holding Period	24 Mo. Holding Period
	%	$	%	%	%	%
Jul-00	(2.42)	19.76			(12.57)	(3.28)
Aug-00	4.71	20.69			(8.04)	(15.03)
Sep-00	(1.84)	20.31	0.30		(11.23)	(21.49)
Oct-00	0.44	20.40			(2.67)	(16.87)
Nov-00	6.47	21.72			0.32	(7.65)
Dec-00	8.52	23.57	16.05	7.14	7.14	(0.97)
Jan-01	1.36	23.89			5.57	3.38
Feb-01	1.93	24.35			9.98	(0.08)
Mar-01	7.27	26.12	10.82		20.48	9.93
Apr-01	(6.93)	24.31			16.54	(1.34)
May-01	(0.53)	24.18			14.11	2.63
Jun-01	(1.78)	23.75	(9.07)		17.28	0.47
Jul-01	(0.13)	23.72			20.04	4.96
Aug-01	2.53	24.32			17.54	8.09
Sep-01	6.70	25.95	9.26		27.77	13.42
Oct-01	6.01	27.51			34.85	31.25
Nov-01	(13.12)	23.90			10.04	10.39
Dec-01	0.25	23.96	(7.67)	1.65	1.65	8.91
Jan-02	(1.25)	23.66			(0.96)	4.55
Feb-02	(6.89)	22.03			(9.53)	(0.50)
Mar-02	3.77	22.86	(4.59)		(12.48)	5.44
Apr-02	(3.11)	22.15			(8.89)	6.18
May-02	3.48	22.92			(5.21)	8.16
Jun-02	12.00	25.67	12.29		8.08	26.77
Jul-02	4.67	26.87			13.28	35.98
Aug-02	3.42	27.79			14.27	34.32
Sep-02	5.18	29.23	13.87		12.64	43.92
Oct-02	(6.12)	27.44			(0.25)	34.51
Nov-02	(4.56)	26.19			9.58	20.58
Dec-02	5.57	27.65	(5.41)	15.40	15.40	17.31
Jan-03	4.70	28.95			22.36	21.18
Feb-03	4.11	30.14			36.81	23.78
Mar-03	(8.99)	27.43	(0.80)		19.99	5.02
Apr-03	1.02	27.71			25.10	13.99
May-03	8.99	30.20			31.76	24.90
Jun-03	(2.91)	29.32	6.89		14.22	23.45
Jul-03	(1.98)	28.74			6.96	21.16
Aug-03	0.31	28.83			3.74	18.54
Sep-03	(2.77)	28.03	(4.40)		(4.11)	8.02
Oct-03	2.78	28.81			4.99	4.73
Nov-03	(3.02)	27.94			6.68	16.90
Dec-03	8.48	30.31	8.13	9.62	9.62	26.50
Jan-04	2.14	30.96			6.94	30.85
Feb-04	8.17	33.49			11.11	52.02
Mar-04	(0.90)	33.19	9.50		21.00	45.19
Apr-04	(10.67)	29.65			7.00	33.86
May-04	(3.95)	28.48			(5.70)	24.26
Jun-04	(4.71)	27.14	(18.23)		(7.44)	5.73
Jul-04	(3.24)	26.26			(8.63)	(2.27)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Spectrum Select Historical Performance
Month	Monthly Return	NAV/ Unit	Qrtly Return	Annual Return	12 Mo. Holding Period	24 Mo. Holding Period
	%	$	%	%	%	%
Aug-04	(2.97)	25.48			(11.62)	(8.31)
Sep-04	0.12	25.51	(6.01)		(8.99)	(12.73)
Oct-04	3.72	26.46			(8.16)	(3.57)
Nov-04	8.39	28.68			2.65	9.51
Dec-04	0.70	28.88	13.21	(4.72)	(4.72)	4.45
Jan-05	(7.31)	26.77			(13.53)	(7.53)
Feb-05	1.27	27.11			(19.05)	(10.05)
Mar-05	(2.43)	26.45	(8.41)		(20.31)	(3.57)
Apr-05	(5.29)	25.05			(15.51)	(9.60)
May-05	2.95	25.79			(9.45)	(14.60)
Jun-05	2.83	26.52	0.26		(2.28)	(9.55)
Jul-05	(0.41)	26.41			0.57	(8.11)
Aug-05	0.27	26.48			3.92	(8.15)
Sep-05	1.55	26.89	1.40	(6.89)	5.41	(4.07)
Compounded annual ROR:				7.23
Standard deviation of monthly returns:				6.63

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Spectrum Technical Historical Performance
Month	Monthly Return	NAV/ Unit	Qrtly Return	Annual Return	12 Mo. Holding Period	24 Mo. Holding Period
	%	$	%	%	%	%
Beginning NAV Per Unit		10.00
Nov-94	(0.90)	9.91
Dec-94	(1.31)	9.78	(2.20)	(2.20)
Jan-95	(1.84)	9.60
Feb-95	5.10	10.09
Mar-95	10.21	11.12	13.70
Apr-95	3.60	11.52
May-95	0.69	11.60
Jun-95	(1.12)	11.47	3.15
Jul-95	(2.44)	11.19
Aug-95	(0.63)	11.12
Sep-95	(3.33)	10.75	(6.28)
Oct-95	(0.09)	10.74			7.40
Nov-95	0.93	10.84			9.38
Dec-95	6.09	11.50	6.98	17.59	17.59
Jan-96	4.78	12.05			25.52
Feb-96	(6.39)	11.28			11.79
Mar-96	1.24	11.42	(0.70)		2.70
Apr-96	4.82	11.97			3.91
May-96	(3.84)	11.51			(0.78)
Jun-96	3.21	11.88	4.03		3.57
Jul-96	(4.80)	11.31			1.07
Aug-96	(0.35)	11.27			1.35
Sep-96	5.50	11.89	0.08		10.60
Oct-96	9.92	13.07			21.69	30.70
Nov-96	8.34	14.16			30.63	42.89
Dec-96	(3.88)	13.61	14.47	18.35	18.35	39.16
Jan-97	3.67	14.11			17.10	46.98
Feb-97	1.13	14.27			26.51	41.43
Mar-97	(1.82)	14.01	2.94		22.68	25.99
Apr-97	(2.93)	13.60			13.62	18.06
May-97	(3.75)	13.09			13.73	12.84
Jun-97	0.69	13.18	(5.92)		10.94	14.91
Jul-97	9.33	14.41			27.41	28.78
Aug-97	(5.97)	13.55			20.23	21.85
Sep-97	1.85	13.80	4.70		16.06	28.37
Oct-97	0.36	13.85			5.97	28.96
Nov-97	1.01	13.99			(1.20)	29.06
Dec-97	4.57	14.63	6.01	7.49	7.49	27.22
Jan-98	(1.16)	14.46			2.48	20.00
Feb-98	0.41	14.52			1.75	28.72
Mar-98	1.31	14.71	0.55		5.00	28.81
Apr-98	(4.62)	14.03			3.16	17.21
May-98	3.28	14.49			10.70	25.89
Jun-98	(1.10)	14.33	(2.58)		8.73	20.62
Jul-98	(0.98)	14.19			(1.53)	25.46
Aug-98	10.29	15.65			15.50	38.86
Sep-98	4.35	16.33	13.96		18.33	37.34
Oct-98	(0.73)	16.21			17.04	24.02
Nov-98	(6.17)	15.21			8.72	7.42
Dec-98	5.98	16.12	(1.29)	10.18	10.18	18.44
Jan-99	(4.96)	15.32			5.95	8.58
Feb-99	2.48	15.70			8.13	10.02
Mar-99	(2.48)	15.31	(5.02)		4.08	9.28
Apr-99	7.18	16.41			16.96	20.66
May-99	(5.00)	15.59			7.59	19.10
Jun-99	5.13	16.39	7.05		14.38	24.36
Jul-99	(3.90)	15.75			10.99	9.30

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Spectrum Technical Historical Performance
Month	Monthly Return	NAV/ Unit	Qrtly Return	Annual Return	12 Mo. Holding Period	24 Mo. Holding Period
	%	$	%	%	%	%
Aug-99	0.95	15.90			1.60	17.34
Sep-99	(1.51)	15.66	(4.45)		(4.10)	13.48
Oct-99	(9.96)	14.10			(13.02)	1.81
Nov-99	1.84	14.36			(5.59)	2.64
Dec-99	3.83	14.91	(4.79)	(7.51)	(7.51)	1.91
Jan-00	1.21	15.09			(1.50)	4.36
Feb-00	(1.19)	14.91			(5.03)	2.69
Mar-00	(1.54)	14.68	(1.54)		(4.11)	(0.20)
Apr-00	(4.02)	14.09			(14.14)	0.43
May-00	(0.43)	14.03			(10.01)	(3.17)
Jun-00	(2.78)	13.64	(7.08)		(16.78)	(4.82)
Jul-00	(3.96)	13.10			(16.83)	(7.68)
Aug-00	3.74	13.59			(14.53)	(13.16)
Sep-00	(8.61)	12.42	(8.94)		(20.69)	(23.94)
Oct-00	2.90	12.78			(9.36)	(21.16)
Nov-00	12.28	14.35			(0.07)	(5.65)
Dec-00	12.06	16.08	29.47	7.85	7.85	(0.25)
Jan-01	(0.81)	15.95			5.70	4.11
Feb-01	1.94	16.26			9.05	3.57
Mar-01	11.38	18.11	12.62		23.37	18.29
Apr-01	(11.10)	16.10			14.27	(1.89)
May-01	(0.37)	16.04			14.33	2.89
Jun-01	(3.62)	15.46	(14.63)		13.34	(5.67)
Jul-01	(3.36)	14.94			14.05	(5.14)
Aug-01	1.34	15.14			11.41	(4.78)
Sep-01	8.19	16.38	5.95		31.88	4.60
Oct-01	5.37	17.26			35.05	22.41
Nov-01	(15.59)	14.57			1.53	1.46
Dec-01	2.47	14.93	(8.85)	(7.15)	(7.15)	0.13
Jan-02	(1.88)	14.65			(8.15)	(2.92)
Feb-02	(3.41)	14.15			(12.98)	(5.10)
Mar-02	(2.90)	13.74	(7.97)		(24.13)	(6.40)
Apr-02	(3.20)	13.30			(17.39)	(5.61)
May-02	5.64	14.05			(12.41)	0.14
Jun-02	15.02	16.16	17.61		4.53	18.48
Jul-02	9.65	17.72			18.61	35.27
Aug-02	4.40	18.50			22.19	36.13
Sep-02	6.43	19.69	21.84		20.21	58.53
Oct-02	(6.75)	18.36			6.37	43.66
Nov-02	(4.68)	17.50			20.11	21.95
Dec-02	5.20	18.41	(6.50)	23.31	23.31	14.49
Jan-03	12.76	20.76			41.71	30.16
Feb-03	6.60	22.13			56.40	36.10
Mar-03	(9.17)	20.10	9.18		46.29	10.99
Apr-03	1.44	20.39			53.31	26.65
May-03	6.38	21.69			54.38	35.22
Jun-03	(7.42)	20.08	(0.10)		24.26	29.88
Jul-03	(3.04)	19.47			9.88	30.32
Aug-03	3.39	20.13			8.81	32.96
Sep-03	(5.41)	19.04	(5.18)		(3.30)	16.24
Oct-03	9.14	20.78			13.18	20.39
Nov-03	1.20	21.03			20.17	44.34
Dec-03	7.66	22.64	18.91	22.98	22.98	51.64
Jan-04	2.74	23.26			12.04	58.77
Feb-04	9.85	25.55			15.45	80.57
Mar-04	(3.91)	24.55	8.44		22.14	78.68
Apr-04	(9.90)	22.12			8.48	66.32
May-04	(2.76)	21.51			(0.83)	53.10

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Spectrum Technical Historical Performance
Month	Monthly Return	NAV/ Unit	Qrtly Return	Annual Return	12 Mo. Holding Period	24 Mo. Holding Period
	%	$	%	%	%	%
Jun-04	(5.21)	20.39	(16.95)		1.54	26.18
Jul-04	(4.76)	19.42			(0.26)	9.59
Aug-04	(1.96)	19.04			(5.41)	2.92
Sep-04	2.94	19.60	(3.87)		2.94	(0.46)
Oct-04	6.89	20.95			0.82	14.11
Nov-04	12.51	23.57			12.08	34.69
Dec-04	0.25	23.63	20.56	4.37	4.37	28.35
Jan-05	(7.49)	21.86			(6.02)	5.30
Feb-05	(0.55)	21.74			(14.91)	(1.76)
Mar-05	(1.10)	21.50	(9.01)		(12.42)	6.97
Apr-05	(5.35)	20.35			(8.00)	(0.20)
May-05	3.69	21.10			(1.91)	(2.72)
Jun-05	5.69	22.30	3.72		9.37	11.06
Jul-05	(0.40)	22.21			14.37	14.07
Aug-05	0.00	22.21			16.65	10.33
Sep-05	(1.13)	21.96	(1.52)	(7.07)	12.04	15.34
Compounded annual ROR:				7.47
Standard deviation of monthly returns:				5.54

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Spectrum Strategic Historical Performance
Month	Monthly Return	NAV/ Unit	Qrtly Return	Annual Return	12 Mo. Holding Period	24 Mo. Holding Period
	%	$	%	%	%	%
Beginning NAV Per Unit		10.00
Nov-94	0.10	10.01
Dec-94	0.00	10.01	0.10	0.10
Jan-95	(3.50)	9.66
Feb-95	1.45	9.80
Mar-95	7.86	10.57	5.59
Apr-95	0.00	10.57
May-95	(0.66)	10.50
Jun-95	(6.38)	9.83	(7.00)
Jul-95	(0.81)	9.75
Aug-95	4.00	10.14
Sep-95	(0.39)	10.10	2.75
Oct-95	0.30	10.13			1.30
Nov-95	2.76	10.41			4.00
Dec-95	6.24	11.06	9.50	10.49	10.49
Jan-96	3.71	11.47			18.74
Feb-96	(10.29)	10.29			5.00
Mar-96	(0.97)	10.19	(7.87)		(3.60)
Apr-96	6.08	10.81			2.27
May-96	(3.05)	10.48			(0.19)
Jun-96	(2.86)	10.18	(0.10)		3.56
Jul-96	(4.91)	9.68			(0.72)
Aug-96	1.14	9.79			(3.45)
Sep-96	5.11	10.29	1.08		1.88
Oct-96	2.92	10.59			4.54	5.90
Nov-96	3.49	10.96			5.28	9.49
Dec-96	(2.65)	10.67	3.69	(3.53)	(3.53)	6.59
Jan-97	(0.66)	10.60			(7.59)	9.73
Feb-97	10.09	11.67			13.41	19.08
Mar-97	6.77	12.46	16.78		22.28	17.88
Apr-97	(6.90)	11.60			7.31	9.74
May-97	0.78	11.69			11.55	11.33
Jun-97	(1.63)	11.50	(7.70)		12.97	16.99
Jul-97	7.65	12.38			27.89	26.97
Aug-97	(4.93)	11.77			20.22	16.07
Sep-97	(6.03)	11.06	(3.83)		7.48	9.50
Oct-97	(6.24)	10.37			(2.08)	2.37
Nov-97	(2.22)	10.14			(7.48)	(2.59)
Dec-97	5.62	10.71	(3.16)	0.37	0.37	(3.16)
Jan-98	5.32	11.28			6.42	(1.66)
Feb-98	(3.37)	10.90			(6.60)	5.93
Mar-98	0.37	10.94	2.15		(12.20)	7.36
Apr-98	(11.06)	9.73			(16.12)	(9.99)
May-98	(7.40)	9.01			(22.93)	(14.03)
Jun-98	(0.89)	8.93	(18.37)		(22.35)	(12.28)
Jul-98	(5.26)	8.46			(31.66)	(12.60)
Aug-98	11.82	9.46			(19.63)	(3.37)
Sep-98	19.03	11.26	26.09		1.81	9.43
Oct-98	8.44	12.21			17.74	15.30
Nov-98	(7.94)	11.24			10.85	2.55
Dec-98	2.76	11.55	2.58	7.84	7.84	8.25
Jan-99	(3.55)	11.14			(1.24)	5.09
Feb-99	11.76	12.45			14.22	6.68
Mar-99	(3.45)	12.02	4.07		9.87	(3.53)
Apr-99	2.00	12.26			26.00	5.69
May-99	(13.38)	10.62			17.87	(9.15)
Jun-99	21.85	12.94	7.65		44.90	12.52
Jul-99	(1.00)	12.81			51.42	3.47
Aug-99	5.31	13.49			42.60	14.61

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Spectrum Strategic Historical Performance
Month	Monthly Return	NAV/ Unit	Qrtly Return	Annual Return	12 Mo. Holding Period	24 Mo. Holding Period
	%	$	%	%	%	%
Sep-99	13.27	15.28	18.08		35.70	38.16
Oct-99	(9.55)	13.82			13.19	33.27
Nov-99	4.85	14.49			28.91	42.90
Dec-99	9.39	15.85	3.73	37.23	37.23	47.99
Jan-00	(1.96)	15.54			39.50	37.77
Feb-00	(18.47)	12.67			1.77	16.24
Mar-00	(2.05)	12.41	(21.70)		3.24	13.44
Apr-00	(10.15)	11.15			(9.05)	14.59
May-00	10.13	12.28			15.63	36.29
Jun-00	(7.82)	11.32	(8.78)		(12.52)	26.76
Jul-00	3.71	11.74			(8.35)	38.77
Aug-00	(8.26)	10.77			(20.16)	13.85
Sep-00	(10.40)	9.65	(14.75)		(36.85)	(14.30)
Oct-00	(6.84)	8.99			(34.95)	(26.37)
Nov-00	6.56	9.58			(33.89)	(14.77)
Dec-00	10.75	10.61	9.95	(33.06)	(33.06)	(8.14)
Jan-01	(0.94)	10.51			(32.37)	(5.66)
Feb-01	0.48	10.56			(16.65)	(15.18)
Mar-01	1.04	10.67	0.57		(14.02)	(11.23)
Apr-01	(1.69)	10.49			(5.92)	(14.44)
May-01	(0.10)	10.48			(14.66)	(1.32)
Jun-01	(3.34)	10.13	(5.06)		(10.51)	(21.72)
Jul-01	(1.38)	9.99			(14.91)	(22.01)
Aug-01	(0.60)	9.93			(7.80)	(26.39)
Sep-01	3.83	10.31	1.78		6.84	(32.53)
Oct-01	1.07	10.42			15.91	(24.60)
Nov-01	1.15	10.54			10.02	(27.26)
Dec-01	0.09	10.55	2.33	(0.57)	(0.57)	(33.44)
Jan-02	2.09	10.77			2.47	(30.69)
Feb-02	2.51	11.04			4.55	(12.87)
Mar-02	4.62	11.55	9.48		8.25	(6.93)
Apr-02	(4.94)	10.98			4.67	(1.52)
May-02	1.37	11.13			6.20	(9.36)
Jun-02	8.00	12.02	4.07		18.66	6.18
Jul-02	(0.42)	11.97			19.82	1.96
Aug-02	2.26	12.24			23.26	13.65
Sep-02	3.10	12.62	4.99		22.41	30.78
Oct-02	(7.13)	11.72			12.48	30.37
Nov-02	(5.97)	11.02			4.55	15.03
Dec-02	4.72	11.54	(8.56)	9.38	9.38	8.77
Jan-03	13.78	13.13			21.91	24.93
Feb-03	(2.21)	12.84			16.30	21.59
Mar-03	(4.28)	12.29	6.50		6.41	15.18
Apr-03	1.87	12.52			14.03	19.35
May-03	0.00	12.52			12.49	19.47
Jun-03	(1.28)	12.36	0.57		2.83	22.01
Jul-03	(1.86)	12.13			1.34	21.42
Aug-03	4.29	12.65			3.35	27.39
Sep-03	3.00	13.03	5.42		3.25	26.38
Oct-03	3.45	13.48			15.02	29.37
Nov-03	(2.23)	13.18			19.60	25.05
Dec-03	8.57	14.31	9.82	24.00	24.00	35.64
Jan-04	0.49	14.38			9.52	33.52
Feb-04	7.86	15.51			20.79	40.49
Mar-04	2.32	15.87	10.90		29.13	37.40
Apr-04	(6.49)	14.84			18.53	35.15
May-04	(1.01)	14.69			17.33	31.99
Jun-04	(0.54)	14.61	(7.94)		18.20	21.55

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Spectrum Strategic Historical Performance
Month	Monthly Return	NAV/ Unit	Qrtly Return	Annual Return	12 Mo. Holding Period	24 Mo. Holding Period
	%	$	%	%	%	%
Jul-04	(4.38)	13.97			15.17	16.71
Aug-04	(0.07)	13.96			10.36	14.05
Sep-04	3.01	14.38	(1.57)		10.36	13.95
Oct-04	(0.63)	14.29			6.01	21.93
Nov-04	1.33	14.48			9.86	31.40
Dec-04	0.55	14.56	1.25	1.75	1.75	26.17
Jan-05	(3.23)	14.09			(2.02)	7.31
Feb-05	(0.14)	14.07			(9.28)	9.58
Mar-05	(3.55)	13.57	(6.80)		(14.49)	10.41
Apr-05	(2.95)	13.17			(11.25)	5.19
May-05	(1.75)	12.94			(11.91)	3.35
Jun-05	0.70	13.03	(3.98)		(10.81)	5.42
Jul-05	0.46	13.09			(6.30)	7.91
Aug-05	(1.83)	12.85			(7.95)	1.58
Sep-05	1.87	13.09	0.46	(10.10)	(8.97)	0.46
Compounded annual ROR:				2.50
Standard deviation of monthly returns:				6.04

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Spectrum Global Balanced Historical Performance
Month	Monthly Return	NAV/ Unit	Qrtly Return	Annual Return	12 Mo. Holding Period	24 Mo. Holding Period
	%	$	%	%	%	%
Beginning NAV Per Unit		10.00
Nov-94	(0.50)	9.95
Dec-94	(1.21)	9.83	(1.70)	(1.70)
Jan-95	1.32	9.96
Feb-95	4.62	10.42
Mar-95	2.88	10.72	9.05
Apr-95	2.15	10.95
May-95	4.38	11.43
Jun-95	0.79	11.52	7.46
Jul-95	(1.39)	11.36
Aug-95	(1.41)	11.20
Sep-95	1.61	11.38	(1.22)
Oct-95	0.26	11.41			14.10
Nov-95	2.72	11.72			17.79
Dec-95	2.99	12.07	6.06	22.79	22.79
Jan-96	0.41	12.12			21.69
Feb-96	(7.92)	11.16			7.10
Mar-96	(1.08)	11.04	(8.53)		2.99
Apr-96	1.27	11.18			2.10
May-96	(3.13)	10.83			(5.25)
Jun-96	0.46	10.88	(1.45)		(5.56)
Jul-96	0.83	10.97			(3.43)
Aug-96	(0.82)	10.88			(2.86)
Sep-96	2.30	11.13	2.30		(2.20)
Oct-96	3.77	11.55			1.23	15.50
Nov-96	4.76	12.10			3.24	21.61
Dec-96	(3.88)	11.63	4.49	(3.65)	(3.65)	18.31
Jan-97	3.35	12.02			(0.83)	20.68
Feb-97	3.16	12.40			11.11	19.00
Mar-97	(2.50)	12.09	3.96		9.51	12.78
Apr-97	(1.65)	11.89			6.35	8.58
May-97	1.68	12.09			11.63	5.77
Jun-97	3.64	12.53	3.64		15.17	8.77
Jul-97	11.89	14.02			27.80	23.42
Aug-97	(5.92)	13.19			21.23	17.77
Sep-97	3.26	13.62	8.70		22.37	19.68
Oct-97	(1.69)	13.39			15.93	17.35
Nov-97	(0.37)	13.34			10.25	13.82
Dec-97	3.07	13.75	0.95	18.23	18.23	13.92
Jan-98	2.25	14.06			16.97	16.01
Feb-98	1.49	14.27			15.08	27.87
Mar-98	2.24	14.59	6.11		20.68	32.16
Apr-98	(1.78)	14.33			20.52	28.18
May-98	(0.35)	14.28			18.11	31.86
Jun-98	0.00	14.28	(2.12)		13.97	31.25
Jul-98	(1.19)	14.11			0.64	28.62
Aug-98	2.55	14.47			9.70	33.00
Sep-98	5.11	15.21	6.51		11.67	36.66
Oct-98	1.18	15.39			14.94	33.25
Nov-98	2.66	15.80			18.44	30.58
Dec-98	1.27	16.00	5.19	16.36	16.36	37.58
Jan-99	(0.06)	15.99			13.73	33.03
Feb-99	(0.06)	15.98			11.98	28.87
Mar-99	0.00	15.98	(0.12)		9.53	32.18
Apr-99	4.13	16.64			16.12	39.95
May-99	(4.99)	15.81			10.71	30.77
Jun-99	2.28	16.17	1.19		13.24	29.05
Jul-99	(1.67)	15.90			12.69	13.41

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Spectrum Global Balanced Historical Performance
Month	Monthly Return	NAV/ Unit	Qrtly Return	Annual Return	12 Mo. Holding Period	24 Mo. Holding Period
	%	$	%	%	%	%
Aug-99	(0.19)	15.87			9.68	20.32
Sep-99	(0.50)	15.79	(2.35)		3.81	15.93
Oct-99	(1.77)	15.51			0.78	15.83
Nov-99	1.93	15.81			0.06	18.52
Dec-99	1.96	16.12	2.09	0.75	0.75	17.24
Jan-00	(0.93)	15.97			(0.13)	13.58
Feb-00	0.94	16.12			0.88	12.96
Mar-00	3.10	16.62	3.10		4.01	13.91
Apr-00	(4.57)	15.86			(4.69)	10.68
May-00	(1.32)	15.65			(1.01)	9.59
Jun-00	(0.26)	15.61	(6.08)		(3.46)	9.31
Jul-00	(2.18)	15.27			(3.96)	8.22
Aug-00	3.01	15.73			(0.88)	8.71
Sep-00	(3.94)	15.11	(3.20)		(4.31)	(0.66)
Oct-00	2.25	15.45			(0.39)	0.39
Nov-00	(0.52)	15.37			(2.78)	(2.72)
Dec-00	5.79	16.26	7.61	0.87	0.87	1.63
Jan-01	0.55	16.35			2.38	2.25
Feb-01	(3.36)	15.80			(1.99)	(1.13)
Mar-01	2.91	16.26	0.00		(2.17)	1.75
Apr-01	(0.31)	16.21			2.21	(2.58)
May-01	0.25	16.25			3.83	2.78
Jun-01	(3.08)	15.75	(3.14)		0.90	(2.60)
Jul-01	0.00	15.75			3.14	(0.94)
Aug-01	0.51	15.83			0.64	(0.25)
Sep-01	(1.20)	15.64	(0.70)		3.51	(0.95)
Oct-01	2.75	16.07			4.01	3.61
Nov-01	(0.06)	16.06			4.49	1.58
Dec-01	0.93	16.21	3.64	(0.31)	(0.31)	0.56
Jan-02	(1.23)	16.01			(2.08)	0.25
Feb-02	(1.69)	15.74			(0.38)	(2.36)
Mar-02	0.25	15.78	(2.65)		(2.95)	(5.05)
Apr-02	(2.09)	15.45			(4.69)	(2.59)
May-02	(0.19)	15.42			(5.11)	(1.47)
Jun-02	1.30	15.62	(1.01)		(0.83)	0.06
Jul-02	(0.83)	15.49			(1.65)	1.44
Aug-02	0.97	15.64			(1.20)	(0.57)
Sep-02	(4.16)	14.99	(4.03)		(4.16)	(0.79)
Oct-02	(0.80)	14.87			(7.47)	(3.75)
Nov-02	2.08	15.18			(5.48)	(1.24)
Dec-02	(4.02)	14.57	(2.80)	(10.12)	(10.12)	(10.39)
Jan-03	0.34	14.62			(8.68)	(10.58)
Feb-03	2.67	15.01			(4.64)	(5.00)
Mar-03	(2.60)	14.62	0.34		(7.35)	(10.09)
Apr-03	2.19	14.94			(3.30)	(7.83)
May-03	4.89	15.67			1.62	(3.57)
Jun-03	(0.19)	15.64	6.98		0.13	(0.70)
Jul-03	(1.09)	15.47			(0.13)	(1.78)
Aug-03	0.00	15.47			(1.09)	(2.27)
Sep-03	(1.16)	15.29	(2.24)		2.00	(2.24)
Oct-03	(0.92)	15.15			1.88	(5.72)
Nov-03	(1.32)	14.95			(1.52)	(6.91)
Dec-03	3.48	15.47	1.18	6.18	6.18	(4.57)
Jan-04	(0.90)	15.33			4.86	(4.25)
Feb-04	2.09	15.65			4.26	(0.57)
Mar-04	(1.85)	15.36	(0.71)		5.06	(2.66)
Apr-04	(3.58)	14.81			(0.87)	(4.14)
May-04	(1.08)	14.65			(6.51)	(4.99)
Jun-04	(0.07)	14.64	(4.69)		(6.39)	(6.27)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Spectrum Global Balanced Historical Performance
Month	Monthly Return	NAV/ Unit	Qrtly Return	Annual Return	12 Mo. Holding Period	24 Mo. Holding Period
	%	$	%	%	%	%
Jul-04	(2.53)	14.27			(7.76)	(7.88)
Aug-04	0.28	14.31			(7.50)	(8.50)
Sep-04	(0.21)	14.28	(2.46)		(6.61)	(4.74)
Oct-04	0.42	14.34			(5.35)	(3.56)
Nov-04	1.05	14.49			(3.08)	(4.55)
Dec-04	0.83	14.61	2.31	(5.56)	(5.56)	0.27
Jan-05	(2.33)	14.27			(6.91)	(2.39)
Feb-05	0.42	14.33			(8.43)	(4.53)
Mar-05	(1.54)	14.11	(3.42)		(8.14)	(3.49)
Apr-05	(2.62)	13.74			(7.22)	(8.03)
May-05	4.00	14.29			(2.46)	(8.81)
Jun-05	0.91	14.42	2.20		(1.50)	(7.80)
Jul-05	1.25	14.60			2.31	(5.62)
Aug-05	0.34	14.65			2.38	(5.30)
Sep-05	0.41	14.71	2.01	0.68	3.01	(3.79)
Compounded annual ROR:				3.60
Standard deviation of monthly returns:				2.61

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Spectrum Currency Historical Performance
Month	Monthly Return	NAV/ Unit	Qrtly Return	Annual Return	12 Mo. Holding Period	24 Mo. Holding Period
	%	$	%	%	%	%
Beginning NAV Per Unit		10.00
Jul-00	0.60	10.06
Aug-00	0.40	10.10
Sep-00	1.39	10.24	2.40
Oct-00	7.32	10.99
Nov-00	(1.64)	10.81
Dec-00	3.33	11.17	9.08	11.70
Jan-01	(1.07)	11.05
Feb-01	(1.36)	10.90
Mar-01	8.44	11.82	5.82
Apr-01	(2.88)	11.48
May-01	1.92	11.70
Jun-01	(1.71)	11.50	(2.71)		15.00
Jul-01	(5.91)	10.82			7.55
Aug-01	2.40	11.08			9.70
Sep-01	0.90	11.18	(2.78)		9.18
Oct-01	(0.81)	11.09			0.91
Nov-01	(0.36)	11.05			2.22
Dec-01	12.31	12.41	11.00	11.10	11.10
Jan-02	(3.46)	11.98			8.42
Feb-02	(1.75)	11.77			7.98
Mar-02	(4.50)	11.24	(9.43)		(4.91)
Apr-02	2.40	11.51			0.26
May-02	10.34	12.70			8.55
Jun-02	8.98	13.84	23.13		20.35	38.40
Jul-02	(4.41)	13.23			22.27	31.51
Aug-02	(4.69)	12.61			13.81	24.85
Sep-02	(1.98)	12.36	(10.69)		10.55	20.70
Oct-02	0.57	12.43			12.08	13.10
Nov-02	(1.05)	12.30			11.31	13.78
Dec-02	13.25	13.93	12.70	12.25	12.25	24.71
Jan-03	5.03	14.63			22.12	32.40
Feb-03	0.96	14.77			25.49	35.50
Mar-03	(1.96)	14.48	3.95		28.83	22.50
Apr-03	4.07	15.07			30.93	31.27
May-03	3.19	15.55			22.44	32.91
Jun-03	(3.99)	14.93	3.11		7.88	29.83
Jul-03	(4.49)	14.26			7.79	31.79
Aug-03	(1.26)	14.08			11.66	27.08
Sep-03	0.43	14.14	(5.29)		14.40	26.48
Oct-03	0.64	14.23			14.48	28.31
Nov-03	4.08	14.81			20.41	34.03
Dec-03	5.74	15.66	10.75	12.42	12.42	26.19
Jan-04	(0.89)	15.52			6.08	29.55
Feb-04	0.39	15.58			5.48	32.37
Mar-04	(7.51)	14.41	(7.98)		(0.48)	28.20
Apr-04	(5.14)	13.67			(9.29)	18.77
May-04	(3.58)	13.18			(15.24)	3.78
Jun-04	(1.90)	12.93	(10.27)		(13.40)	(6.58)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Spectrum Currency Historical Performance
Month	Monthly Return	NAV/ Unit	Qrtly Return	Annual Return	12 Mo. Holding Period	24 Mo. Holding Period
	%	$	%	%	%	%
Jul-04	(3.87)	12.43			(12.83)	(6.05)
Aug-04	(5.79)	11.71			(16.83)	(7.14)
Sep-04	(1.11)	11.58	(10.44)		(18.10)	(6.31)
Oct-04	7.69	12.47			(12.37)	0.32
Nov-04	12.99	14.09			(4.86)	14.55
Dec-04	2.27	14.41	24.44	(7.98)	(7.98)	3.45
Jan-05	(11.24)	12.79			(17.59)	(12.58)
Feb-05	(3.60)	12.33			(20.86)	(16.52)
Mar-05	(5.43)	11.66	(19.08)		(19.08)	(19.48)
Apr-05	(2.06)	11.42			(16.46)	(24.22)
May-05	6.92	12.21			(7.36)	(21.48)
Jun-05	4.34	12.74	9.26		(1.47)	(14.67)
Jul-05	(0.31)	12.70			2.17	(10.94)
Aug-05	(6.69)	11.85			1.20	(15.84)
Sep-05	(0.59)	11.78	(7.54)	(18.25)	1.73	(16.69)
Compounded annual ROR:				3.17
Standard deviation of monthly returns:				5.09

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

NOTICE TO OHIO RESIDENTS

        The following updates and supplements the "State Suitability Requirements" in the Subscription Agreement and Power of Attorney included as Exhibit B to the Prospectus.

        By signing the Subscription Agreement and Power of Attorney included, Ohio residents hereby represent and warrant that they meet the following special suitability requirements:

      Ohio:    Solely with respect to subscribers who have not purchased Units of any Spectrum Series partnership at or prior to the December 31, 2005 Monthly Closing, (a) $250,000 NW and investment may not exceed 10% of NW, or (b) $70,000 NW and $70,000 AI and investment may not exceed 10% of NW.

FINANCIAL STATEMENTS

INDEX

Page
Morgan Stanley Spectrum Series
Report of Independent Registered Public Accounting Firm	S-86
Statements of Financial Condition as of September 30, 2005 (unaudited) and as of December 31, 2004 and 2003	S-87
Statements of Operations for the nine months ended September 30, 2005 (unaudited) and September 30, 2004 (unaudited), and for the years ended December 31, 2004, 2003 and 2002	S-92
Statements of Changes in Partners' Capital for the nine months ended September 30, 2005 (unaudited) and for the years ended December 31, 2004, 2003 and 2002	S-97
Statements of Cash Flows for the nine months ended September 30, 2005 (unaudited) and September 30, 2004 (unaudited), and for the years ended December 31, 2004, 2003 and 2002	S-100
Schedules of Investments as of December 31, 2004 and 2003	S-105
Notes to Financial Statements	S-110
Demeter Management Corporation
Independent Auditors' Report	S-120
Statements of Financial Condition as of August 31, 2005 (unaudited) and as of November 30, 2004 and 2003	S-121
Notes to Statements of Financial Condition	S-122

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Limited Partners and the General Partner of
        Morgan Stanley Spectrum Select L.P.
        Morgan Stanley Spectrum Technical L.P.
        Morgan Stanley Spectrum Strategic L.P.
        Morgan Stanley Spectrum Global Balanced L.P.
        Morgan Stanley Spectrum Currency L.P.:

We have audited the accompanying statements of financial condition of Morgan Stanley Spectrum Select L.P., Morgan Stanley Spectrum Technical L.P., Morgan Stanley Spectrum Strategic L.P., Morgan Stanley Spectrum Global Balanced L.P., and Morgan Stanley Spectrum Currency L.P. (collectively, the "Partnerships"), including the schedules of investments, as of December 31, 2004 and 2003 and the related statements of operations, changes in partners' capital, and cash flows for each of the three years in the period ended December 31, 2004. These financial statements are the responsibility of the Partnerships' management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of Morgan Stanley Spectrum Select L.P., Morgan Stanley Spectrum Technical L.P., Morgan Stanley Spectrum Strategic L.P., Morgan Stanley Spectrum Global Balanced L.P., and Morgan Stanley Spectrum Currency L.P., at December 31, 2004 and 2003 and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2004 in conformity with accounting principles generally accepted in the United States of America.

We have also audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the effectiveness of the Partnerships' internal control over financial reporting as of December 31, 2004, based on the criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission and our report (not presented herein) dated March 11, 2005 expressed an unqualified opinion on management's assessment of the effectiveness of the Partnerships' internal control over financial reporting and an unqualified opinion on the effectiveness of the Partnerships' internal control over financial reporting.

New York, New York
March 11, 2005

MORGAN STANLEY SPECTRUM SELECT L.P.

STATEMENTS OF FINANCIAL CONDITION

		December 31,
	September 30, 2005
		2004	2003
	$ (Unaudited)	$	$
ASSETS
Equity in futures interests trading accounts:
Cash	539,137,544	563,835,247	398,595,952
Net unrealized gain on open contracts (Morgan Stanley & Co.)	20,722,463	12,072,891	25,504,948
Net unrealized gain on open contracts (Morgan Stanley International)	1,478,763	3,053,732	11,277,017

Total net unrealized gain on open contracts	22,201,226	15,126,623	36,781,965
Net option premiums	—	3,366,493	1,232,488

Total Trading Equity	561,338,770	582,328,363	436,610,405
Subscriptions receivable	5,070,620	12,736,861	12,688,217
Interest receivable (Morgan Stanley DW)	1,222,975	757,981	250,620

Total Assets	567,632,365	595,823,205	449,549,242

LIABILITIES AND PARTNERS' CAPITAL
LIABILITIES
Redemptions payable	11,525,792	5,692,215	2,405,123
Accrued brokerage fees (Morgan Stanley DW)	2,749,914	3,468,754	2,401,080
Accrued management fees	1,300,743	1,356,111	993,550
Accrued incentive fee	—	—	2,227,005

Total Liabilities	15,576,449	10,517,080	8,026,758

PARTNERS' CAPITAL
Limited Partners (20,301,105.499, 20,050,871.818, and 14,405,312.114 Units, respectively)	545,947,373	579,155,164	436,666,633
General Partner (227,146.769, 212,951.775, and 160,190.965 Units, respectively)	6,108,543	6,150,961	4,855,851

Total Partners' Capital	552,055,916	585,306,125	441,522,484

Total Liabilities and Partners' Capital	567,632,365	595,823,205	449,549,242

NET ASSET VALUE PER UNIT	26.89	28.88	30.31

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY SPECTRUM TECHNICAL L.P.

STATEMENTS OF FINANCIAL CONDITION

		December 31,
	September 30, 2005
		2004	2003
	$ (Unaudited)	$	$
ASSETS
Equity in futures interests trading accounts:
Cash	719,909,906	745,974,904	483,512,056
Net unrealized gain on open contracts (Morgan Stanley & Co.)	29,818,171	22,634,674	27,948,353
Net unrealized gain on open contracts (Morgan Stanley International)	8,727,223	4,707,076	18,485,857

Total net unrealized gain on open contracts	38,545,394	27,341,750	46,434,210
Net option premiums	—	—	3,973,725

Total Trading Equity	758,455,300	773,316,654	533,919,991
Subscriptions receivable	8,408,311	17,135,652	15,855,119
Interest receivable (Morgan Stanley DW)	1,661,510	1,000,293	291,810

Total Assets	768,525,121	791,452,599	550,066,920

LIABILITIES AND PARTNERS' CAPITAL
LIABILITIES
Redemptions payable	15,994,545	6,466,684	2,925,703
Accrued brokerage fees (Morgan Stanley DW)	3,817,535	4,629,988	2,947,775
Accrued management fees	1,648,361	1,632,040	1,084,524
Accrued incentive fee	—	—	4,924,640

Total Liabilities	21,460,441	12,728,712	11,882,642

PARTNERS' CAPITAL
Limited Partners (33,656,593.780, 32,613,627.616, and 23,512,770.158 Units, respectively)	738,950,421	770,511,257	532,266,109
General Partner (369,576.001, 347,618.087, and 261,434.166 Units, respectively)	8,114,259	8,212,630	5,918,169

Total Partners' Capital	747,064,680	778,723,887	538,184,278

Total Liabilities and Partners' Capital	768,525,121	791,452,599	550,066,920

NET ASSET VALUE PER UNIT	21.96	23.63	22.64

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY SPECTRUM STRATEGIC L.P.

STATEMENTS OF FINANCIAL CONDITION

		December 31,
	September 30, 2005
		2004	2003
	$ (Unaudited)	$	$
ASSETS
Equity in futures interests trading accounts:
Cash	167,885,071	178,400,461	109,846,761
Net unrealized gain on open contracts (Morgan Stanley International)	830,184	2,886,349	2,073,986
Net unrealized gain (loss) on open contracts (Morgan Stanley & Co.)	(202,089)	(226,980)	5,847,799

Total net unrealized gain on open contracts	628,095	2,659,369	7,921,785
Net option premiums	(126,937)	263,288	678,280

Total Trading Equity	168,386,229	181,323,118	118,446,826
Subscriptions receivable	1,463,322	5,084,126	5,143,178
Interest receivable (Morgan Stanley DW)	369,278	238,656	66,591

Total Assets	170,218,829	186,645,900	123,656,595

LIABILITIES AND PARTNERS' CAPITAL
LIABILITIES
Redemptions payable	3,545,024	1,725,329	655,871
Accrued brokerage fees (Morgan Stanley DW)	822,858	1,080,805	650,049
Accrued management fees	374,190	409,897	268,986
Accrued incentive fee	—	188,744	811,250

Total Liabilities	4,742,072	3,404,775	2,386,156

PARTNERS' CAPITAL
Limited Partners (12,507,154.117, 12,446,331.591, and 8,385,489.652 Units, respectively)	163,659,266	181,218,795	119,976,992
General Partner (138,896.135, 138,896.135, and 90,402.219 Units, respectively)	1,817,491	2,022,330	1,293,447

Total Partners' Capital	165,476,757	183,241,125	121,270,439

Total Liabilities and Partners' Capital	170,218,829	186,645,900	123,656,595

NET ASSET VALUE PER UNIT	13.09	14.56	14.31

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY SPECTRUM GLOBAL BALANCED L.P.

STATEMENTS OF FINANCIAL CONDITION

		December 31,
	September 30, 2005
		2004	2003
	$ (Unaudited)	$	$
ASSETS
Equity in futures interests trading accounts:
Cash	44,729,710	48,892,516	50,336,417
Net unrealized gain on open contracts (Morgan Stanley & Co.)	1,113,777	932,265	1,845,313
Net unrealized gain (loss) on open contracts (Morgan Stanley International)	(45,108)	(114,942)	701,727

Total net unrealized gain on open contracts	1,068,669	817,323	2,547,040
Net option premiums	—	—	(39,600)

Total Trading Equity	45,798,379	49,709,839	52,843,857
Subscriptions receivable	349,514	640,161	1,036,417
Interest receivable (Morgan Stanley DW)	127,773	83,972	40,110

Total Assets	46,275,666	50,433,972	53,920,384

LIABILITIES AND PARTNERS' CAPITAL
LIABILITIES
Redemptions payable	890,918	582,712	1,033,040
Accrued brokerage fees (Morgan Stanley DW)	174,506	188,436	194,891
Accrued management fees	47,420	51,206	52,960

Total Liabilities	1,112,844	822,354	1,280,891

PARTNERS' CAPITAL
Limited Partners (3,033,040.791, 3,359,662.807, and 3,364,748.115 Units, respectively)	44,616,133	49,068,822	52,064,431
General Partner (37,164.331 Units)	546,689	542,796	575,062

Total Partners' Capital	45,162,822	49,611,618	52,639,493

Total Liabilities and Partners' Capital	46,275,666	50,433,972	53,920,384

NET ASSET VALUE PER UNIT	14.71	14.61	15.47

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY SPECTRUM CURRENCY L.P.

STATEMENTS OF FINANCIAL CONDITION

		December 31,
	September 30, 2005
		2004	2003
	$ (Unaudited)	$	$
ASSETS
Equity in futures interests trading accounts:
Cash	226,016,353	253,392,247	178,774,244
Net unrealized gain on open contracts	1,742,391	16,647,953	4,878,640

Total Trading Equity	227,758,744	270,040,200	183,652,884
Subscriptions receivable	1,719,747	6,690,404	8,709,868
Interest receivable (Morgan Stanley DW)	503,685	315,539	101,889

Total Assets	229,982,176	277,046,143	192,464,641

LIABILITIES AND PARTNERS' CAPITAL
LIABILITIES
Redemptions payable	5,079,339	2,499,153	1,060,483
Accrued brokerage fees (Morgan Stanley DW)	874,844	1,007,999	661,566
Accrued management fees	380,367	438,261	287,637
Accrued incentive fee	—	—	399,035

Total Liabilities	6,334,550	3,945,413	2,408,721

PARTNERS' CAPITAL
Limited Partners (18,767,267.666, 18,755,238.476, and 12,010,816.426 Units, respectively)	221,144,309	270,231,305	188,042,673
General Partner (212,442.343, 199,150.709, and 128,591.799 Units, respectively)	2,503,317	2,869,425	2,013,247

Total Partners' Capital	223,647,626	273,100,730	190,055,920

Total Liabilities and Partners' Capital	229,982,176	277,046,143	192,464,641

NET ASSET VALUE PER UNIT	11.78	14.41	15.66

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY SPECTRUM SELECT L.P.

STATEMENTS OF OPERATIONS

	For the Nine Months Ended September 30,		For the Years Ended December 31,
	2005	2004	2004	2003	2002
	$ (Unaudited)	$ (Unaudited)	$	$	$
INVESTMENT INCOME
Interest income (Morgan Stanley DW)	8,901,753	3,034,331	4,952,656	2,843,612	3,468,437

EXPENSES
Brokerage fees (Morgan Stanley DW)	28,461,221	27,077,721	36,680,599	25,658,616	18,943,743
Management fees	11,797,378	10,693,564	14,450,217	10,617,352	7,838,786
Incentive fees	—	6,104,991	6,104,991	3,750,169	—

Total Expenses	40,258,599	43,876,276	57,235,807	40,026,137	26,782,529

NET INVESTMENT LOSS	(31,356,846)	(40,841,945)	(52,283,151)	(37,182,525)	(23,314,092)

TRADING RESULTS
Trading profits (loss):
Realized	(15,915,050)	(28,156,888)	50,580,928	52,485,483	46,999,853
Net change in unrealized	7,074,603	(20,613,568)	(21,655,342)	18,883,947	12,501,282

	(8,840,447)	(48,770,456)	28,925,586	71,369,430	59,501,135
Proceeds from Litigation Settlement	—	45,665	45,665	—	4,636,156

Total Trading Results	(8,840,447)	(48,724,791)	28,971,251	71,369,430	64,137,291

NET INCOME (LOSS)	(40,197,293)	(89,566,736)	(23,311,900)	34,186,905	40,823,199

Net Income (Loss) Allocation
Limited Partners	(39,774,875)	(88,603,119)	(23,067,010)	33,822,853	40,391,145
General Partner	(422,418)	(963,617)	(244,890)	364,052	432,054
Net Income (Loss) Per Unit
Limited Partners	(1.99)	(4.80)	(1.43)	2.66	3.69
General Partner	(1.99)	(4.80)	(1.43)	2.66	3.69

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY SPECTRUM TECHNICAL L.P.

STATEMENTS OF OPERATIONS

	For the Nine Months Ended September 30,		For the Years Ended December 31,
	2005	2004	2004	2003	2002
	$ (Unaudited)	$ (Unaudited)	$	$	$
INVESTMENT INCOME
Interest income (Morgan Stanley DW)	11,903,808	3,695,673	6,171,302	3,316,107	3,686,460

EXPENSES
Brokerage fees (Morgan Stanley DW)	38,338,677	33,073,456	45,508,966	30,273,037	20,470,797
Management fees	14,471,481	11,831,813	16,226,640	10,835,994	7,377,756
Incentive fees	2,668,447	11,904,149	12,132,833	13,042,559	4,024,921

Total Expenses	55,478,605	56,809,418	73,868,439	54,151,590	31,873,474

NET INVESTMENT LOSS	(43,574,797)	(53,113,745)	(67,697,137)	(50,835,483)	(28,187,014)

TRADING RESULTS
Trading profits (loss):
Realized	(21,600,409)	(36,866,156)	122,928,230	116,446,374	76,058,451
Net change in unrealized	11,203,644	(2,593,668)	(19,092,460)	22,330,997	12,597,598

	(10,396,765)	(39,459,824)	103,835,770	138,777,371	88,656,049
Proceeds from Litigation Settlement	—	3,018	3,018	—	306,400

Total Trading Results	(10,396,765)	(39,456,806)	103,838,788	138,777,371	88,962,449

NET INCOME (LOSS)	(53,971,562)	(92,570,551)	36,141,651	87,941,888	60,775,435

Net Income (Loss) Allocation
Limited Partners	(53,393,191)	(91,564,292)	35,747,190	86,960,795	60,110,064
General Partner	(578,371)	(1,006,259)	394,461	981,093	665,371
Net Income (Loss) Per Unit
Limited Partners	(1.67)	(3.04)	0.99	4.23	3.48
General Partner	(1.67)	(3.04)	0.99	4.23	3.48

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY SPECTRUM STRATEGIC L.P.

STATEMENTS OF OPERATIONS

	For the Nine Months Ended September 30,		For the Years Ended December 31,
	2005	2004	2004	2003	2002
	$ (Unaudited)	$ (Unaudited)	$	$	$
INVESTMENT INCOME
Interest income (Morgan Stanley DW)	2,785,833	971,474	1,602,712	741,890	972,942

EXPENSES
Brokerage fees (Morgan Stanley DW)	8,941,451	6,945,714	9,860,579	6,611,238	5,304,486
Management fees	3,564,915	2,874,089	4,006,640	2,735,685	2,194,958
Incentive fees	385,335	2,264,511	2,751,859	2,123,832	264,827

Total Expenses	12,891,701	12,084,314	16,619,078	11,470,755	7,764,271

NET INVESTMENT LOSS	(10,105,868)	(11,112,840)	(15,016,366)	(10,728,865)	(6,791,329)

TRADING RESULTS
Trading profits (loss):
Realized	(6,837,531)	11,911,081	21,527,423	30,251,636	10,648,811
Net change in unrealized	(2,031,274)	(1,778,642)	(5,262,416)	990,641	2,439,378

	(8,868,805)	10,132,439	16,265,007	31,242,277	13,088,189
Proceeds from Litigation Settlement	—	173	173	—	17,556

Total Trading Results	(8,868,805)	10,132,612	16,265,180	31,242,277	13,105,745

NET (LOSS) INCOME	(18,974,673)	(980,228)	1,248,814	20,513,412	6,314,416

Net Income (Loss) Allocation:
Limited Partners	(18,769,834)	(965,323)	1,239,931	20,281,103	6,238,448
General Partner	(204,839)	(14,905)	8,883	232,309	75,968
Net Income (Loss) Per Unit:
Limited Partners	(1.47)	0.07	0.25	2.77	0.99
General Partner	(1.47)	0.07	0.25	2.77	0.99

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY SPECTRUM GLOBAL BALANCED L.P.

STATEMENTS OF OPERATIONS

	For the Nine Months Ended September 30,		For the Years Ended December 31,
	2005	2004	2004	2003	2002
	$	$	$	$	$
	(Unaudited)	(Unaudited)
INVESTMENT INCOME
Interest income (Morgan Stanley DW)	952,083	403,512	625,965	525,817	916,179

EXPENSES
Brokerage fees (Morgan Stanley DW)	1,611,826	1,773,300	2,332,241	2,328,615	2,532,371
Management fees	438,001	481,879	633,766	632,782	688,151

Total Expenses	2,049,827	2,255,179	2,966,007	2,961,397	3,220,522

NET INVESTMENT LOSS	(1,097,744)	(1,851,667)	(2,340,042)	(2,435,580)	(2,304,343)

TRADING RESULTS
Trading profits (loss):
Realized	1,069,229	(567,236)	1,049,835	3,711,981	(3,772,374)
Net change in unrealized	251,346	(1,701,537)	(1,729,717)	1,801,107	56,725

	1,320,575	(2,268,773)	(679,882)	5,513,088	(3,715,649)
Proceeds from Litigation Settlement	—	—	2,296	—	233,074

Total Trading Results	1,320,575	(2,268,773)	(677,586)	5,513,088	(3,482,575)

NET INCOME (LOSS)	222,831	(4,120,440)	(3,017,628)	3,077,508	(5,786,918)

Net Income (Loss) Allocation:
Limited Partners	218,938	(4,076,066)	(2,985,362)	3,043,649	(5,720,328)
General Partner	3,893	(44,374)	(32,266)	33,859	(66,590)
Net Income (Loss) Per Unit:
Limited Partners	0.10	(1.19)	(0.86)	0.90	(1.64)
General Partner	0.10	(1.19)	(0.86)	0.90	(1.64)

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY SPECTRUM CURRENCY L.P.

STATEMENTS OF OPERATIONS

	For the Nine Months Ended September 30,		For the Years Ended December 31,
	2005	2004	2004	2003	2002
	$ (Unaudited)	$ (Unaudited)	$	$	$
INVESTMENT INCOME
Interest income (Morgan Stanley DW)	3,782,453	1,277,060	2,064,338	1,006,410	833,523

EXPENSES
Brokerage fees (Morgan Stanley DW)	8,355,285	7,320,339	10,011,029	6,109,327	3,077,048
Management fees	3,632,735	3,182,757	4,352,622	2,656,229	1,337,848
Incentive fees	—	177,763	177,763	2,623,290	1,485,875

Total Expenses	11,988,020	10,680,859	14,541,414	11,388,846	5,900,771

NET INVESTMENT LOSS	(8,205,567)	(9,403,799)	(12,477,076)	(10,382,436)	(5,067,248)

TRADING RESULTS
Trading profits (loss):
Realized	(26,815,297)	(49,407,274)	(11,200,944)	27,952,154	12,877,202
Net change in unrealized	(14,905,562)	(4,870,589)	11,769,313	(772,909)	2,473,166

Total Trading Results	(41,720,859)	(54,277,863)	568,369	27,179,245	15,350,368

NET INCOME (LOSS)	(49,926,426)	(63,681,662)	(11,908,707)	16,796,809	10,283,120

Net Income (Loss) Allocation:
Limited Partners	(49,390,318)	(62,985,387)	(11,774,885)	16,514,538	10,038,409
General Partner	(536,108)	(696,275)	(133,822)	282,271	244,711
Net Income (Loss) Per Unit:
Limited Partners	(2.63)	(4.08)	(1.25)	1.73	1.52
General Partner	(2.63)	(4.08)	(1.25)	1.73	1.52

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY SPECTRUM SERIES

STATEMENTS OF CHANGES IN PARTNERS' CAPITAL

For the Nine Months Ended September 30, 2005 (Unaudited)
and For the Years Ended December 31, 2004, 2003 and 2002

	Units of Partnership Interest	Limited Partners	General Partner	Total
		$	$	$

Morgan Stanley Spectrum Select L.P.
Partners' Capital, December 31, 2001	10,074,715.726	238,821,840	2,589,745	241,411,585
Offering of Units	2,459,750.992	62,682,840	130,000	62,812,840
Net income	—	40,391,145	432,054	40,823,199
Redemptions	(1,852,798.671)	(49,669,825)	—	(49,669,825)

Partners' Capital, December 31, 2002	10,681,668.047	292,226,000	3,151,799	295,377,799
Offering of Units	4,942,610.490	141,160,704	1,340,000	142,500,704
Net income	—	33,822,853	364,052	34,186,905
Redemptions	(1,058,775.458)	(30,542,924)	—	(30,542,924)

Partners' Capital, December 31, 2003	14,565,503.079	436,666,633	4,855,851	441,522,484
Offering of Units	7,215,873.382	208,687,672	1,540,000	210,227,672
Net loss	—	(23,067,010)	(244,890)	(23,311,900)
Redemptions	(1,517,552.868)	(43,132,131)	—	(43,132,131)

Partners' Capital, December 31, 2004	20,263,823.593	579,155,164	6,150,961	585,306,125
Offering of Units	2,972,289.415	78,072,791	380,000	78,452,791
Net loss	—	(39,774,875)	(422,418)	(40,197,293)
Redemptions	(2,707,860.740)	(71,505,707)	—	(71,505,707)

Partners' Capital, September 30, 2005	20,528,252.268	545,947,373	6,108,543	552,055,916

	Units of Partnership Interest	Limited Partners	General Partner	Total
		$	$	$

Morgan Stanley Spectrum Technical L.P.
Partners' Capital, December 31, 2001	17,280,496.201	255,122,417	2,851,705	257,974,122
Offering of Units	3,538,032.569	58,538,660	180,000	58,718,660
Net income	—	60,110,064	665,371	60,775,435
Redemptions	(2,579,002.913)	(41,646,591)	—	(41,646,591)

Partners' Capital, December 31, 2002	18,239,525.857	332,124,550	3,697,076	335,821,626
Offering of Units	7,617,427.705	156,115,402	1,240,000	157,355,402
Net income	—	86,960,795	981,093	87,941,888
Redemptions	(2,082,749.238)	(42,934,638)	—	(42,934,638)

Partners' Capital, December 31, 2003	23,774,204.324	532,266,109	5,918,169	538,184,278
Offering of Units	11,745,240.279	259,052,698	1,900,000	260,952,698
Net income	—	35,747,190	394,461	36,141,651
Redemptions	(2,558,198.900)	(56,554,740)	—	(56,554,740)

Partners' Capital, December 31, 2004	32,961,245.703	770,511,257	8,212,630	778,723,887
Offering of Units	5,401,885.201	116,271,283	480,000	116,751,283
Net loss	—	(53,393,191)	(578,371)	(53,971,562)
Redemptions	(4,336,961.123)	(94,438,928)	—	(94,438,928)

Partners' Capital, September 30, 2005	34,026,169.781	738,950,421	8,114,259	747,064,680

The accompanying notes are an integral part of these financial statements.

	Units of Partnership Interest	Limited Partners	General Partner	Total
		$	$	$

Morgan Stanley Spectrum Strategic L.P.
Partners' Capital, December 31, 2001	6,525,677.114	68,012,216	805,170	68,817,386
Offering of Units	1,160,993.682	13,475,899	—	13,475,899
Net income	—	6,238,448	75,968	6,314,416
Redemptions	(1,155,895.491)	(13,238,629)	—	(13,238,629)

Partners' Capital, December 31, 2002	6,530,775.305	74,487,934	881,138	75,369,072
Offering of Units	2,823,095.529	36,375,972	180,000	36,555,972
Net income	—	20,281,103	232,309	20,513,412
Redemptions	(877,978.963)	(11,168,017)	—	(11,168,017)

Partners' Capital, December 31, 2003	8,475,891.871	119,976,992	1,293,447	121,270,439
Offering of Units	5,057,597.578	73,841,018	720,000	74,561,018
Net income	—	1,239,931	8,883	1,248,814
Redemptions	(948,261.723)	(13,839,146)	—	(13,839,146)

Partners' Capital, December 31, 2004	12,585,227.726	181,218,795	2,022,330	183,241,125
Offering of Units	2,018,267.236	27,148,632	—	27,148,632
Net loss	—	(18,769,834)	(204,839)	(18,974,673)
Redemptions	(1,957,444.710)	(25,938,327)	—	(25,938,327)

Partners' Capital, September 30, 2005	12,646,050.252	163,659,266	1,817,491	165,476,757

	Units of Partnership Interest	Limited Partners	General Partner	Total
		$	$	$

Morgan Stanley Spectrum Global Balanced L.P.
Partners' Capital, December 31, 2001	3,565,247.829	57,127,967	657,793	57,785,760
Offering of Units	572,583.510	8,829,394	—	8,829,394
Net loss	—	(5,720,328)	(66,590)	(5,786,918)
Redemptions	(677,650.657)	(10,422,804)	—	(10,422,804)

Partners' Capital, December 31, 2002	3,460,180.682	49,814,229	591,203	50,405,432
Offering of Units	690,016.887	10,491,897	—	10,491,897
Net income	—	3,043,649	33,859	3,077,508
Redemptions	(748,285.123)	(11,285,344)	(50,000)	(11,335,344)

Partners' Capital, December 31, 2003	3,401,912.446	52,064,431	575,062	52,639,493
Offering of Units	778,018.263	11,587,284	—	11,587,284
Net loss	—	(2,985,362)	(32,266)	(3,017,628)
Redemptions	(783,103.571)	(11,597,531)	—	(11,597,531)

Partners' Capital, December 31, 2004	3,396,827.138	49,068,822	542,796	49,611,618
Offering of Units	297,515.039	4,270,522	—	4,270,522
Net income	—	218,938	3,893	222,831
Redemptions	(624,137.055)	(8,942,149)	—	(8,942,149)

Partners' Capital, September 30, 2005	3,070,205.122	44,616,133	546,689	45,162,822

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY SPECTRUM SERIES

STATEMENTS OF CHANGES IN PARTNERS' CAPITAL

For the Nine Months Ended September 30, 2005 (Unaudited)
and For the Years Ended December 31, 2004, 2003 and 2002

	Units of Partnership Interest	Limited Partners	General Partner	Total
		$	$	$

Morgan Stanley Spectrum Currency L.P.
Partners' Capital, December 31, 2001	3,852,648.433	45,598,611	2,213,130	47,811,741
Offering of Units	3,918,276.910	48,564,478	420,000	48,984,478
Net income	—	10,038,409	244,711	10,283,120
Redemptions	(868,307.236)	(10,309,879)	(610,008)	(10,919,887)

Partners' Capital, December 31, 2002	6,902,618.107	93,891,619	2,267,833	96,159,452
Offering of Units	6,157,215.998	89,883,376	790,000	90,673,376
Net income	—	16,514,538	282,271	16,796,809
Redemptions	(920,425.880)	(12,246,860)	(1,326,857)	(13,573,717)

Partners' Capital, December 31, 2003	12,139,408.225	188,042,673	2,013,247	190,055,920
Offering of Units	8,372,327.316	114,539,377	990,000	115,529,377
Net loss	—	(11,774,885)	(133,822)	(11,908,707)
Redemptions	(1,557,346.356)	(20,575,860)	—	(20,575,860)

Partners' Capital, December 31, 2004	18,954,389.185	270,231,305	2,869,425	273,100,730
Offering of Units	2,981,240.348	36,025,172	170,000	36,195,172
Net loss	—	(49,390,318)	(536,108)	(49,926,426)
Redemptions	(2,955,919.524)	(35,721,850)	—	(35,721,850)

Partners' Capital, September 30, 2005	18,979,710.009	221,144,309	2,503,317	223,647,626

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY SPECTRUM SELECT L.P.

STATEMENTS OF CASH FLOWS

	For the Nine Months Ended September 30,		For the Years Ended December 31,
	2005	2004	2004	2003	2002
	$ (Unaudited)	$ (Unaudited)	$	$	$

CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	(40,197,293)	(89,566,736)	(23,311,900)	34,186,905	40,823,199
Noncash item included in net income (loss):
Net change in unrealized	(7,074,603)	20,613,568	21,655,342	(18,883,947)	(12,501,282)
(Increase) decrease in operating assets:
Net option premiums	3,366,493	1,232,488	(2,134,005)	(1,232,488)	167,063
Interest receivable (Morgan Stanley DW)	(464,994)	(213,759)	(507,361)	(15,337)	70,073
Increase (decrease) in operating liabilities:
Accrued brokerage fees (Morgan Stanley DW)	(718,840)	535,501	1,067,674	738,759	221,961
Accrued management fees	(55,368)	159,757	362,561	305,694	91,845
Accrued incentive fee	—	(2,227,005)	(2,227,005)	2,227,005	—

Net cash provided by (used for) operating activities	(45,144,605)	(69,466,186)	(5,094,694)	17,326,591	28,872,859

CASH FLOWS FROM FINANCING ACTIVITIES
Cash received from offering of Units	86,119,032	173,049,171	210,179,028	136,503,231	61,113,262
Cash paid from redemptions of Units	(65,672,130)	(28,090,898)	(39,845,039)	(30,014,204)	(50,388,848)

Net cash provided by financing activities	20,446,902	144,958,273	170,333,989	106,489,027	10,724,414

Net increase (decrease) in cash	(24,697,703)	75,492,087	165,239,295	123,815,618	39,597,273
Balance at beginning of period	563,835,247	398,595,952	398,595,952	274,780,334	235,183,061

Balance at end of period	539,137,544	474,088,039	563,835,247	398,595,952	274,780,334

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY SPECTRUM TECHNICAL L.P.

STATEMENTS OF CASH FLOWS

	For the Nine Months Ended September 30,		For the Years Ended December 31,
	2005	2004	2004	2003	2002
	$ (Unaudited)	$ (Unaudited)	$	$	$

CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	(53,971,562)	(92,570,551)	36,141,651	87,941,888	60,775,435
Noncash item included in net income (loss):
Net change in unrealized	(11,203,644)	2,593,668	19,092,460	(22,330,997)	(12,597,598)
(Increase) decrease in operating assets:
Interest receivable (Morgan Stanley DW)	(661,217)	(273,832)	(708,483)	(22,974)	49,837
Net option premiums	—	3,973,725	3,973,725	(3,973,725)	—
Increase (decrease) in operating liabilities:
Accrued brokerage fees (Morgan Stanley DW)	(812,453)	630,494	1,682,213	1,041,470	397,100
Accrued management fees	16,321	188,725	547,516	411,562	91,431
Accrued incentive fees	—	(4,924,640)	(4,924,640)	4,924,640	—

Net cash provided by (used for) operating activities	(66,632,555)	(90,382,411)	55,804,442	67,991,864	48,716,205

CASH FLOWS FROM FINANCING ACTIVITIES
Cash received from offering of Units	125,478,624	214,053,841	259,672,165	148,609,073	56,055,432
Cash paid from redemption of Units	(84,911,067)	(37,152,547)	(53,013,759)	(43,204,854)	(40,828,018)

Net cash provided by financing activities	40,567,557	176,901,294	206,658,406	105,404,219	15,227,414

Net increase (decrease) in cash	(26,064,998)	86,518,883	262,462,848	173,396,083	63,943,619
Balance at beginning of period	745,974,904	483,512,056	483,512,056	310,115,973	246,172,354

Balance at end of period	719,909,906	570,030,939	745,974,904	483,512,056	310,115,973

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY SPECTRUM STRATEGIC L.P.

STATEMENTS OF CASH FLOWS

	For the Nine Months Ended September 30,		For the Years Ended December 31,
	2005	2004	2004	2003	2002
	$ (Unaudited)	$ (Unaudited)	$	$	$

CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	(18,974,673)	(980,228)	1,248,814	20,513,412	6,314,416
Noncash item included in net income (loss):
Net change in unrealized	2,031,274	1,778,642	5,262,416	(990,641)	(2,439,378)
(Increase) decrease in operating assets:
Net option premiums	390,225	559,149	414,992	(455,512)	65,784
Interest receivable (Morgan Stanley DW)	(130,622)	(102,065)	(172,065)	(4,813)	27,581
Increase (decrease) in operating liabilities:
Accrued brokerage fees (Morgan Stanley DW)	(257,947)	75,479	430,756	218,453	7,354
Accrued management fees	(35,707)	31,232	140,911	90,394	3,043
Accrued incentive fees	(188,744)	(759,502)	(622,506)	811,250	—

Net cash provided by (used for) operating activities	(17,166,194)	602,707	6,703,318	20,182,543	3,978,800

CASH FLOWS FROM FINANCING ACTIVITIES
Cash received from offering of Units	30,769,436	61,828,314	74,620,070	33,067,265	12,473,364
Cash paid from redemption of Units	(24,118,632)	(8,861,571)	(12,769,688)	(11,627,695)	(14,195,178)

Net cash provided by (used for) financing activities	6,650,804	52,966,743	61,850,382	21,439,570	(1,721,814)

Net increase (decrease) in cash	(10,515,390)	53,569,450	68,553,700	41,622,113	2,256,986
Balance at beginning of period	178,400,461	109,846,761	109,846,761	68,224,648	65,967,662

Balance at end of period	167,885,071	163,416,211	178,400,461	109,846,761	68,224,648

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY SPECTRUM GLOBAL BALANCED L.P.

STATEMENTS OF CASH FLOWS

	For the Nine Months Ended September 30,		For the Years Ended December 31,
	2005	2004	2004	2003	2002
	$	$	$	$	$
	(Unaudited)	(Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	222,831	(4,120,440)	(3,017,628)	3,077,508	(5,786,918)
Noncash item included in net income (loss):
Net change in unrealized	(251,346)	1,701,537	1,729,717	(1,801,107)	(56,725)
(Increase) decrease in operating assets:
Net option premiums	—	(39,600)	(39,600)	752,173	(712,573)
Interest receivable (Morgan Stanley DW)	(43,801)	(19,043)	(43,862)	13,348	40,360
(Decrease) in operating liabilities:
Accrued brokerage fees (Morgan Stanley DW)	(13,930)	(8,950)	(6,455)	(7,218)	(17,837)
Accrued management fees	(3,786)	(2,432)	(1,754)	(1,962)	(4,846)

Net cash provided by (used for) operating activities	(90,032)	(2,488,928)	(1,379,582)	2,032,742	(6,538,539)

CASH FLOWS FROM FINANCING ACTIVITIES
Cash received from offering of Units	4,561,169	10,119,750	11,983,540	10,172,272	8,724,243
Cash paid from redemptions of Units	(8,633,943)	(10,225,852)	(12,047,859)	(11,199,079)	(10,251,313)

Net cash used for financing activities	(4,072,774)	(106,102)	(64,319)	(1,026,807)	(1,527,070)

Net increase (decrease) in cash	(4,162,806)	(2,595,030)	(1,443,901)	1,005,935	(8,065,609)
Balance at beginning of period	48,892,516	50,336,417	50,336,417	49,330,482	57,396,091

Balance at end of period	44,729,710	47,741,387	48,892,516	50,336,417	49,330,482

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY SPECTRUM CURRENCY L.P.

STATEMENTS OF CASH FLOWS

	For the Nine Months Ended September 30,		For the Years Ended December 31,
	2005	2004	2004	2003	2002
	$ (Unaudited)	$ (Unaudited)	$	$	$

CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	(49,926,426)	(63,681,662)	(11,908,707)	16,796,809	10,283,120
Noncash item included in net income (loss):
Net change in unrealized	14,905,562	4,870,589	(11,769,313)	772,909	(2,473,166)
(Increase) in operating assets:
Interest receivable (Morgan Stanley DW)	(188,146)	(95,655)	(213,650)	(31,679)	(19,622)
Increase (decrease) in operating liabilities:
Accrued brokerage fees (Morgan Stanley DW)	(133,155)	131,982	346,433	345,106	161,731
Accrued management fees	(57,894)	57,384	150,624	150,046	70,317
Accrued incentive fees	—	(399,035)	(399,035)	159,553	(673,773)

Net cash provided by (used for) operating activities	(35,400,059)	(59,116,397)	(23,793,648)	18,192,744	7,348,607

CASH FLOWS FROM FINANCING ACTIVITIES
Cash received from offering of Units	41,165,829	98,972,864	117,548,841	86,142,266	47,447,837
Cash paid from redemptions of Units	(33,141,664)	(12,936,630)	(19,137,190)	(14,039,569)	(9,558,776)

Net cash provided by financing activities	8,024,165	86,036,234	98,411,651	72,102,697	37,889,061

Net increase (decrease) in cash	(27,375,894)	26,919,837	74,618,003	90,295,441	45,237,668
Balance at beginning of period	253,392,247	178,774,244	178,774,244	88,478,803	43,241,135

Balance at end of period	226,016,353	205,694,081	253,392,247	178,774,244	88,478,803

The accompanying notes are an integral part of these financial statements.

Morgan Stanley Spectrum Select L.P.
Schedules of Investments
Partnership Net Assets at December 31, 2004: $585,306,125

Futures and Forward Contracts:	Long Unrealized Gain/(Loss)	Percentage of Net Assets	Short Unrealized Gain/(Loss)	Percentage of Net Assets	Net Unrealized Gain/(Loss)
	$	%	$	%	$
Commodity	5,488,782	0.94	642,817	0.11	6,131,599
Equity	7,810,435	1.33	—	—	7,810,435
Foreign currency	3,951,731	0.68	(2,735,991)	(0.47)	1,215,740
Interest rate	1,815,260	0.31	828,324	0.14	2,643,584

Grand Total:	19,066,208	3.26	(1,264,850)	(0.22)	17,801,358

Unrealized Currency Loss					(2,674,735)

Total Net Unrealized Gain per Statement of Financial Condition					15,126,623

Partnership Net Assets at December 31, 2003: $441,522,484

Futures and Forward Contracts:	Long Unrealized Gain/(Loss)	Percentage of Net Assets	Short Unrealized Gain/(Loss)	Percentage of Net Assets	Net Unrealized Gain/(Loss)
	$	%	$	%	$
Commodity	20,983,272	4.75	(175,989)	(0.04)	20,807,283
Equity	5,391,145	1.22	—	—	5,391,145
Foreign currency	11,095,838	2.51	691,093	0.16	11,786,931
Interest rate	1,338,070	0.31	(87,559)	(0.02)	1,250,511

Grand Total:	38,808,325	8.79	427,545	0.10	39,235,870

Unrealized Currency Loss					(2,453,905)

Total Net Unrealized Gain per Statement of Financial Condition					36,781,965

The accompanying notes are an integral part of these financial statements.

Morgan Stanley Spectrum Technical L.P.
Schedules of Investments
Partnership Net Assets at December 31, 2004: $778,723,887

Futures and Forward Contracts:	Long Unrealized Gain/(Loss)	Percentage of Net Assets	Short Unrealized Gain/(Loss)	Percentage of Net Assets	Net Unrealized Gain/(Loss)
	$	%	$	%	$
Commodity	4,959,331	0.63	1,798,641	0.23	6,757,972
Equity	7,857,895	1.01	(817,447)	(0.10)	7,040,448
Foreign currency	13,746,446	1.77	(2,924,743)	(0.38)	10,821,703
Interest rate	3,829,920	0.49	(382,283)	(0.05)	3,447,637

Grand Total:	30,393,592	3.90	(2,325,832)	(0.30)	28,067,760

Unrealized Currency Loss					(726,010)

Total Net Unrealized Gain per Statement of Financial Condition					27,341,750

Partnership Net Assets at December 31, 2003: $538,184,278

Futures and Forward Contracts:	Long Unrealized Gain/(Loss)	Percentage of Net Assets	Short Unrealized Gain/(Loss)	Percentage of Net Assets	Net Unrealized Gain/(Loss)
	$	%	$	%	$
Commodity	23,626,420	4.39	(2,094,377)	(0.39)	21,532,043
Equity	10,843,962	2.01	(2,020,472)	(0.37)	8,823,490
Foreign currency	22,436,449	4.17	(1,729,369)	(0.32)	20,707,080
Interest rate	53,129	0.01	(5,502,664)	(1.02)	(5,449,535)

Grand Total:	56,959,960	10.58	(11,346,882)	(2.10)	45,613,078

Unrealized Currency Gain					821,132

Total Net Unrealized Gain per Statement of Financial Condition					46,434,210

The accompanying notes are an integral part of these financial statements.

Morgan Stanley Spectrum Strategic L.P.
Schedules of Investments
Partnership Net Assets at December 31, 2004: $183,241,125

Futures and Forward Contracts:	Long Unrealized Gain/(Loss)	Percentage of Net Assets	Short Unrealized Gain/(Loss)	Percentage of Net Assets	Net Unrealized Gain/(Loss)
	$	%	$	%	$
Commodity	2,260,763	1.23	811,061	0.44	3,071,824
Equity	746,712	0.41	—	—	746,712
Foreign currency	1,083,470	0.59	(1,174,936)	(0.64)	(91,466)
Interest rate	(999,978)	(0.54)	(59,493)	(0.03)	(1,059,471)

Grand Total:	3,090,967	1.69	(423,368)	(0.23)	2,667,599

Unrealized Currency Loss					(8,230)

Total Net Unrealized Gain per Statement of Financial Condition					2,659,369

Partnership Net Assets at December 31, 2003: $121,270,439

Futures and Forward Contracts:	Long Unrealized Gain/(Loss)	Percentage of Net Assets		Short Unrealized Gain/(Loss)	Percentage of Net Assets	Net Unrealized Gain/(Loss)
	$	%		$	%	$
Commodity	6,059,248	5.00	*	(1,198,617)	(0.99)	4,860,631
Equity	1,807,241	1.49		—	—	1,807,241
Foreign currency	1,149,874	0.95		13,175	0.01	1,163,049
Interest rate	207,192	0.17		8,576	0.01	215,768

Grand Total:	9,223,555	7.61		(1,176,866)	(0.97)	8,046,689

Unrealized Currency Loss						(124,904)

Total Net Unrealized Gain per Statement of Financial Condition						7,921,785

*
No single contract's value exceeds 5% of Net Assets.

The accompanying notes are an integral part of these financial statements.

Morgan Stanley Spectrum Global Balanced L.P.
Schedules of Investments
Partnership Net Assets at December 31, 2004: $49,611,618

Futures and Forward Contracts:	Long Unrealized Gain/(Loss)	Percentage of Net Assets	Short Unrealized Gain/(Loss)	Percentage of Net Assets	Net Unrealized Gain/(Loss)
	$	%	$	%	$
Commodity	(174,817)	(0.35)	88,890	0.18	(85,927)
Equity	416,781	0.84	—	—	416,781
Foreign currency	233,829	0.47	15,689	0.03	249,518
Interest rate	25,587	0.05	181,418	0.37	207,005

Grand Total:	501,380	1.01	285,997	0.58	787,377

Unrealized Currency Gain					29,946

Total Net Unrealized Gain per Statement of Financial Condition					817,323

Partnership Net Assets at December 31, 2003: $52,639,493

Futures and Forward Contracts:	Long Unrealized Gain/(Loss)	Percentage of Net Assets	Short Unrealized Gain/(Loss)	Percentage of Net Assets	Net Unrealized Gain/(Loss)
	$	%	$	%	$
Commodity	689,471	1.31	(5,870)	(0.01)	683,601
Equity	936,933	1.78	—	—	936,933
Foreign currency	627,263	1.19	109,420	0.21	736,683
Interest Rate	216,798	0.41	—	—	216,798

Grand Total:	2,470,465	4.69	103,550	0.20	2,574,015

Unrealized Currency Loss					(26,975)

Total Net Unrealized Gain per Statement of Financial Condition					2,547,040

The accompanying notes are an integral part of these financial statements.

Morgan Stanley Spectrum Currency L.P.
Schedules of Investments
Partnership Net Assets at December 31, 2004: $273,100,730

Futures and Forward Contracts:	Long Unrealized Gain/(Loss)	Percentage of Net Assets		Short Unrealized Gain/(Loss)	Percentage of Net Assets%	Net Unrealized Gain/(Loss)
	$	%		$	%	$
Foreign currency	16,600,066	6.08	*	47,887	0.02	16,647,953

Grand Total:	16,600,066	6.08		47,887	0.02	16,647,953

Unrealized Currency Gain/(Loss)						—

Total Net Unrealized Gain per Statement of Financial Condition						16,647,953

Partnership Net Assets at December 31, 2003: $190,055,920

Futures and Forward Contracts:	Long Unrealized Gain/(Loss)	Percentage of Net Assets	Short Unrealized Gain/(Loss)	Percentage of Net Assets	Net Unrealized Gain/(Loss)
	$	%	$	%	$
Foreign currency	5,023,184	2.64	(144,544)	(0.07)	4,878,640

Grand Total:	5,023,184	2.64	(144,544)	(0.07)	4,878,640

Unrealized Currency Gain/(Loss)					—

Total Net Unrealized Gain per Statement of Financial Condition					4,878,640

*
No single contract's value exceeds 5% of Net Assets.

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY SPECTRUM SERIES

NOTES TO FINANCIAL STATEMENTS

(Information with respect to 2005 is Unaudited)

1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization—Morgan Stanley Spectrum Select L.P. ("Spectrum Select"), Morgan Stanley Spectrum Technical L.P. ("Spectrum Technical"), Morgan Stanley Spectrum Strategic L.P. ("Spectrum Strategic"), Morgan Stanley Spectrum Global Balanced L.P. ("Spectrum Global Balanced"), and Morgan Stanley Spectrum Currency L.P. ("Spectrum Currency") (individually, a "Partnership," or collectively, the "Partnerships"), are limited partnerships organized to engage in the speculative trading of futures contracts, options on futures contracts, options on futures and forward contracts, and forward contracts on physical commodities and other commodity interests, including, but not limited to, foreign currencies, financial instruments, metals, energy, and agricultural products (collectively, "Futures Interests").

The general partner for each partnership is Demeter Management Corporation ("Demeter"). The non-clearing commodity broker is Morgan Stanley DW Inc. ("Morgan Stanley DW"). The clearing commodity brokers for Spectrum Global Balanced, Spectrum Select, Spectrum Technical, and Spectrum Strategic are Morgan Stanley & Co. Incorporated ("MS&Co.") and Morgan Stanley & Co. International Limited ("MSIL"). Spectrum Currency's clearing commodity broker is MS&Co. For Spectrum Strategic, Morgan Stanley Capital Group Inc. ("MSCG") acts as the counterparty on all of the options on foreign currency forward contracts. Demeter, Morgan Stanley DW, MS&Co, MSIL, and MSCG are wholly-owned subsidiaries of Morgan Stanley.

Effective June 20, 2002 Morgan Stanley Dean Witter & Co. changed its name to Morgan Stanley.

Demeter is required to maintain a 1% minimum interest in the equity of each Partnership and income (losses) are shared by Demeter and the limited partners based upon their proportional ownership interests.

Use of Estimates—The financial statements are prepared in accordance with accounting principles generally accepted in the United States of America, which require management to make estimates and assumptions that affect the reported amounts in the financial statements and related disclosures. Management believes that the estimates utilized in the preparation of the financial statements are prudent and reasonable. Actual results could differ from those estimates.

Revenue Recognition—Futures Interests are open commitments until settlement date, at which time they are realized. They are valued at market on a daily basis and the resulting net change in unrealized gains and losses is reflected in the change in unrealized trading profit (loss) on open contracts from one period to the next on the Statements of Operations. Monthly, Morgan Stanley DW pays each Partnership interest income equal to 80% of the month's average daily "Net Assets" (as defined in the Limited Partnership Agreements) in the case of Spectrum Select, Spectrum Technical, Spectrum Strategic, and Spectrum Currency, and on 100% in the case of Spectrum Global Balanced. The interest rate is equal to a prevailing rate on U.S. Treasury bills. For purposes of such interest payments, Net Assets do not include monies owed to the Partnerships on Futures Interests.

Net Income (Loss) per Unit—Net income (loss) per unit of limited partnership interest ("Unit(s)") is computed using the weighted average number of Units outstanding during the period.

Condensed Schedules of Investments—In December 2003, the American Institute of Certified Public Accountants' Accounting Standards Executive Committee issued a Statement of Position 03-4 ("SOP 03-4") "Reporting Financial Highlights and Schedule of Investments by Nonregistered Investment Partnerships: An Amendment to the Audit and Accounting Guide Audits Of Investment Companies and AICPA Statement of Position 95-2, Financial Reporting By Nonpublic Investment Partnerships". SOP 03-4 requires commodity pools to disclose the number of contracts, the contracts' expiration dates, and the cumulative unrealized gains/(losses) on open futures contracts, when the cumulative unrealized gains/(losses) on an open futures contract exceeds 5% of Net Assets, taking long and short positions into account separately. SOP 03-4 also requires ratios for net investment income/(losses), expenses before and after incentive fees, and net income/(losses) based on average net assets, and ratios for total return before and after incentive fees based on average units outstanding to be disclosed in Financial Highlights. SOP 03-4 was effective for fiscal years ending after December 15, 2003.

Equity in Futures Interests Trading Accounts—The Partnerships' asset "Equity in futures interests trading accounts", reflected on the Statements of Financial Condition, consists of (A) cash on deposit with Morgan Stanley DW, MS&Co., MSIL, and MSCG for Spectrum Strategic and Morgan Stanley DW, MS&Co., and MSIL for Spectrum Global Balanced, Spectrum Select, and Spectrum Technical, and Morgan Stanley DW and MS&Co. for Spectrum Currency, to be used as margin for trading; (B) net unrealized gains or losses on open contracts, which are valued at market and calculated as the difference between original contract value and market value, and (C) net option premiums, which represent the net of all monies paid and/or received for such option premiums.

The Partnerships, in their normal course of business, enter into various contracts with MS&Co. MSIL, and/or MSCG acting as their commodity brokers. Pursuant to brokerage agreements with MS&Co. MSIL, and/or MSCG, to the extent that such trading results in unrealized gains or losses, these amounts are offset and reported on a net basis on the Partnerships' Statements of Financial Condition.

The Partnerships have offset the fair value amounts recognized for forward and options on forward contracts executed with the same counterparty as allowable under the terms of their master netting agreements with MS&Co., the sole counterparty on such contracts. The Partnerships have consistently applied their right to offset.

Brokerage and Related Transaction Fees and Costs—The brokerage fees for Spectrum Currency and Spectrum Global Balanced are accrued at a flat monthly rate of 1/12 of 4.6% (a 4.6% annual rate) of Net Assets as of the first day of each month.

Brokerage fees for Spectrum Select, Spectrum Strategic and Spectrum Technical are accrued at a flat monthly rate of 1/12 of 6.00% (a 6.00% annual rate) of Net Assets as of the first day of each month.

Effective July 1, 2005, brokerage fees for Spectrum Select, Spectrum Strategic, and Spectrum Technical were reduced from 1/12 of 7.25% (a 7.25% annual rate) to 1/12 of 6.00% (a 6.00% annual rate) of Net Assets, as of the first day of each month.

Such brokerage fees currently cover all brokerage fees, transaction fees and costs, and ordinary administrative and continuing offering expenses.

Operating Expenses—The Partnerships incur monthly management fees and may incur incentive fees. All common administrative and continuing offering expenses including legal, auditing, accounting, filing fees and other related expenses are borne by Morgan Stanley DW through the brokerage fees paid by the Partnerships.

Income Taxes—No provision for income taxes has been made in the accompanying financial statements, as partners are individually responsible for reporting income or loss based upon their respective share of each Partnership's revenues and expenses for income tax purposes.

Distributions—Distributions, other than redemptions of Units, are made on a pro-rata basis at the sole discretion of Demeter. No distributions have been made to date. Demeter does not intend to make any distributions of the Partnership's profits.

Continuing Offering—Units of each Partnership are offered at a price equal to 100% of the Net Asset Value per Unit as of the close of business on the last day of each month. No selling commissions or charges related to the continuing offering of Units will be paid by the limited partners or the Partnerships. Morgan Stanley DW will pay all such costs.

Redemptions—Limited partners may redeem some or all of their Units at 100% of the Net Asset Value per Unit as of the end of the last day of any month that is at least six months after the closing at which a person first becomes a limited partner. The Request for Redemption must be delivered to a limited partner's local Morgan Stanley Branch Office in time for it to be forwarded and received by the General Partner before the last day of the month in which the redemption is to be effective. Redemptions must be made in whole Units, in a minimum amount of 50 Units required for each redemption, unless a limited partner is redeeming his entire interest in a Partnership.

Units redeemed on or prior to the last day of the twelfth month from the date of purchase will be subject to a redemption charge equal to 2% of the Net Asset Value of a Unit on the Redemption Date. Units redeemed after the last day of the twelfth month and on or prior to the last day of the twenty-fourth month from the date of purchase will be subject to a redemption charge equal to 1% of the Net Asset Value of a Unit on the Redemption Date. Units redeemed after the last day of the twenty-four month from the date of the purchase will not be subject to a redemption charge. The foregoing redemption charges are paid to Morgan Stanley DW.

Exchanges—On the last day of the first month which occurs more than six months after a person first becomes a limited partner in any of the Partnerships, and at the end of each month thereafter, limited partners may exchange their investment among the Partnerships (subject to certain restrictions outlined in the Limited Partnership Agreements) without paying additional charges.

Dissolution of the Partnerships—Spectrum Technical, Spectrum Strategic, Spectrum Global Balanced and Spectrum Currency will terminate on December 31, 2035, and Spectrum Select will terminate on December 31, 2025, regardless of financial condition at such time, or at an earlier date if certain conditions occur as defined in each Partnership's Limited Partnership Agreement.

Litigation Settlement—On February 27, 2002, Spectrum Select, Spectrum Technical, Spectrum Strategic and Spectrum Global Balanced received notification of a preliminary entitlement to payment from the Sumitomo Copper Litigation Settlement Administrator and the Partnerships received settlement award payments in the amounts of $4,636,156, $306,400, $17,556 and $233,074, respectively during August 2002, $45,665, $3,018, $173 and $0, respectively during July 2004 and $85,000, $4,209, $454, and $2,330, respectively during November 2005. Spectrum Global Balanced received a settlement award payment in the amount of $2,296 during October 2004. Any amounts received are accounted for in the period received, for the benefit of the limited partners at the date of receipt.

Reclassifications—Certain reclassifications have been made to the prior years' financial statements to conform to the current year presentation. Such reclassifications have no impact to the Partnerships' reported net income (loss).

2.    RELATED PARTY TRANSACTIONS

The Partnerships pay brokerage fees to Morgan Stanley DW as described in Note 1. Spectrum Select, Spectrum Technical, Spectrum Strategic, and Spectrum Global Balanced's cash is on deposit with Morgan Stanley DW, MS&Co. and MSIL, and Spectrum Currency's cash is on deposit with Morgan Stanley DW and MS&Co., in futures interests trading accounts to meet margin requirements as needed. Morgan Stanley DW pays interest on these funds as described in Note 1.

3.    TRADING ADVISORS

Demeter, on behalf of each Partnership, retains certain commodity trading advisors to make all trading decisions for the Partnerships. The trading advisors for each Partnership at September 30, 2005 were as follows:

Morgan Stanley Spectrum Select L.P.
    EMC Capital Management, Inc. ("EMC")
    Northfield Trading L.P. ("Northfield")
    Rabar Market Research, Inc. ("Rabar")
    Sunrise Capital Management, Inc. ("Sunrise")
    Graham Capital Management, L.P. ("Graham") effective January 1, 2004

Morgan Stanley Spectrum Technical L.P.
    Campbell & Company, Inc. ("Campbell")
    Chesapeake Capital Corporation ("Chesapeake")
    John W. Henry & Company, Inc. ("JWH")
    Winton Capital Management Limited ("Winton"), effective January 1, 2004

Morgan Stanley Spectrum Strategic L.P.
    Blenheim Capital Management, L.L.C. ("Blenheim")
    Eclipse Capital Management, Inc. ("Eclipse")
    FX Concepts (Trading Advisor), Inc. ("FX Concepts"), effective November 1, 2004

Effective April 30, 2004, Spectrum Strategic terminated Allied Irish Capital Management Ltd. as a trading advisor.

Morgan Stanley Spectrum Global Balanced L.P.
    SSARIS Advisors, LLC ("SSARIS") replaced RXR Inc., effective December 6, 2002 as a trading advisor to Spectrum Global Balanced.

Morgan Stanley Spectrum Currency L.P.
    John W. Henry & Company, Inc.
    Sunrise Capital Partners, LLC

Compensation to the trading advisors by the Partnerships consists of a management fee and an incentive fee as follows:

Management Fee—The management fee for Spectrum Select is accrued at the rate of 1/4 of 1% per month of Net Assets allocated to EMC, Northfield, Rabar, and Sunrise on the first day of each month (a 3% annual rate) and 1/12 of 2% per month of Net Assets allocated to Graham on the first day of each month (a 2% annual rate).

The management fee for Spectrum Technical is accrued at the rate of 1/12 of 2% per month of Net Assets allocated to JWH and Winton on the first day of each month (a 2% annual rate) and 1/12 of 3% per month of Net Assets allocated to Campbell and Chesapeake on the first day of each month (a 3% annual rate). Prior to May 1, 2002, the management fee for Chesapeake was accrued at a rate of 1/12 of 4% per month of Net Assets on the first day of each month (a 4% annual rate).

The management fee for Spectrum Strategic is accrued at the rate of 1/12 of 3% per month of Net Assets allocated to Blenheim and Eclipse on the first day of each month (a 3% annual rate) and 1/12 of 2% per month of Net Assets allocated to FX Concepts on the first day of each month (a 2% annual rate).

The management fee for Spectrum Global Balanced is accrued at the rate of 5/48 of 1% per month of Net Assets allocated to its sole trading advisor on the first day of each month (a 1.25% annual rate).

The management fee for Spectrum Currency is accrued at the rate of 1/12 of 2% per month of Net Assets allocated to each trading advisor on the first day of each month (a 2% annual rate).

Incentive Fee—Spectrum Select pays a monthly incentive fee equal to 15% of the trading profits experienced with respect to the Net Assets allocated to EMC, Northfield, Rabar, and Sunrise as of the end of each calendar month and 20% of the trading profits experienced with respect to Net Assets allocated to Graham as of the end of each calendar month.

Spectrum Technical pays a monthly incentive fee equal to 20% of the trading profits experienced with respect to the Net Assets allocated to Campbell, JWH, and Winton as of the end of each calendar month and 19% of the trading profits experienced with respect to the Net Assets allocated to Chesapeake as of the end of each calendar month.

Spectrum Strategic pays a monthly incentive fee equal to 15% of the trading profits experienced with respect to the Net Assets allocated to Bleinheim and Eclipse as of the end of each calendar month and 20% of the trading profits experienced with respect to the Net Assets allocated to FX Concepts at the end of each calendar month.

Spectrum Global Balanced pays a monthly incentive fee equal to 15% of the trading profits experienced with respect to its sole trading advisor's allocated Net Assets as of the end of each calendar month.

Spectrum Currency pays a monthly incentive fee equal to 20% of the trading profits experienced with respect to each trading advisor's allocated Net Assets as of the end of each calendar month.

Trading profits represent the amount by which profits from futures, forwards, and options trading exceed losses after brokerage and management fees are deducted.

For all Partnerships with trading losses, no incentive fee is paid in subsequent months until all such losses are recovered. Cumulative trading losses are adjusted on a pro-rata basis for the net amount of each month's subscriptions and redemptions.

4.    FINANCIAL INSTRUMENTS

The Partnerships trade Futures Interests. Futures and forwards represent contracts for delayed delivery of an instrument at a specified date and price. Risk arises from changes in the value of these contracts and the potential inability of counterparties to perform under the terms of the contracts. There are numerous factors which may significantly influence the market value of these contracts, including interest rate volatility.

The market value of exchange-traded contracts is based on the settlement price quoted by the exchange on the day with respect to which market value is being determined. If an exchange-traded contract could not have been liquidated on such day due to the operation of daily limits or other rules of the exchange, the settlement price shall be the settlement price on the first subsequent day on which the contract could be liquidated. The market value of off-exchange-traded contracts is based on the fair market value quoted by the counterparty.

The Partnerships' contracts are accounted for on a trade-date basis and marked-to-market on a daily basis. The Partnerships account for derivative investments in accordance with the provisions of Statement of Financial Accounting Standard No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS No. 133"). SFAS No. 133 defines a derivative as a financial instrument or other contract that has all three of the following characteristics:

(1)
One or more underlying notional amounts or payment provisions;

(2)
Requires no initial net investment or a smaller initial net investment than would be required relative to changes in market factors;

(3)
Terms require or permit net settlement.

Generally derivatives include futures, forward, swaps or options contracts, and other financial instruments with similar characteristics such as caps, floors and collars.

The net unrealized gains (losses) on open contracts, reported as a component of "Equity in futures interests trading accounts" on the statements of financial condition, and their longest contract maturities were as follows:

Spectrum Select

	Net Unrealized Gains on Open Contracts			Longest Maturities
Date	Exchange- Traded	Off- Exchange- Traded	Total	Exchange- Traded	Off- Exchange- Traded
	$	$	$
September 30, 2005	18,375,999	3,825,227	22,201,226	Mar. 2007	Dec. 2005
December 31, 2004	13,504,844	1,621,779	15,126,623	Jun. 2006	Mar. 2005
December 31, 2003	31,690,225	5,091,740	36,781,965	Mar. 2005	Mar. 2004

Spectrum Technical

	Net Unrealized Gains on Open Contracts			Longest Maturities
Date	Exchange- Traded	Off- Exchange- Traded	Total	Exchange- Traded	Off- Exchange- Traded
	$	$	$
September 30, 2005	33,913,670	4,631,724	38,545,394	Mar. 2007	Dec. 2005
December 31, 2004	15,108,739	12,233,011	27,341,750	Jun. 2006	Mar. 2005
December 31, 2003	34,239,960	12,194,250	46,434,210	Dec. 2004	Mar. 2004

Spectrum Strategic

	Net Unrealized Gains/(Losses) on Open Contracts			Longest Maturities
Date	Exchange- Traded	Off- Exchange- Traded	Total	Exchange- Traded	Off- Exchange- Traded
	$	$	$
September 30, 2005	809,852	(181,757)	628,095	Mar. 2007	Dec. 2005
December 31, 2004	3,084,000	(424,631)	2,659,369	Mar. 2006	Mar. 2005
December 31, 2003	6,905,992	1,015,793	7,921,785	July 2005	Mar. 2004

Spectrum Global Balanced

	Net Unrealized Gains on Open Contracts			Longest Maturities
Date	Exchange- Traded	Off- Exchange- Traded	Total	Exchange- Traded	Off- Exchange- Traded
	$	$	$
September 30, 2005	1,052,124	16,545	1,068,669	Mar. 2006	Dec. 2005
December 31, 2004	746,251	71,072	817,323	Mar. 2005	Mar. 2005
December 31, 2003	2,472,718	74,322	2,547,040	Apr. 2004	Mar. 2004

Spectrum Currency

	Net Unrealized Gains on Open Contracts			Longest Maturities
Date	Exchange- Traded	Off- Exchange- Traded	Total	Exchange- Traded	Off- Exchange- Traded
	$	$	$
September 30, 2005	—	1,742,391	1,742,391	—	Dec. 2005
December 31, 2004	—	16,647,953	16,647,953	—	Mar. 2005
December 31, 2003	—	4,878,640	4,878,640	—	Mar. 2004

The Partnerships have credit risk associated with counterparty nonperformance. The credit risk associated with the instruments in which the Partnerships trade are limited to the amounts reflected in the Partnerships' statements of financial condition.

The Partnerships also have credit risk because Morgan Stanley DW, MS&Co., MSIC and/or MSCG act as the futures commission merchants or the counterparties, with respect to most of the Partnerships' assets. Exchange-traded futures, forward, options on forwards, and futures-styled options contracts are marked-to-market on a daily basis, with variations in value settled on a daily basis. Morgan Stanley DW, MS&Co., MSIC and/or MSCG, each as a futures commission merchant for each Partnership's exchange-traded futures, forward, options on forwards, and futures-styled options contracts, are required, pursuant to regulations of the Commodity Futures Trading Commission, to segregate from their own assets, and for the sole benefit of their commodity customers, all funds held by them with respect to exchange-traded futures, forward, and futures-styled options contracts, including an amount equal to the net unrealized gains (losses) on all open futures, forward, options on forwards, and futures-styled options contracts, which funds, in the aggregate, totaled at September 30, 2005, December 31, 2004 and 2003, respectively, $557,513,543, $577,340,091 and $430,286,177 for Spectrum Select, $753,823,576, $761,083,643 and $517,752,016 for Spectrum Technical, $168,694,923, $181,484,461 and $116,752,753 for Spectrum Strategic and $45,781,834, $49,638,767 and $52,809,135 for Spectrum Global Balanced. With respect to the Partnerships' off-exchange-traded forward currency contracts, there are no daily exchange-required settlements of variations in value, nor is there any requirement that an amount equal to the net unrealized gains (losses) on open forward contracts be segregated. However, each Partnership is required to meet margin requirements equal to the net unrealized loss on open contracts in the Partnership accounts with the counterparty, which is accomplished by daily maintenance of the cash balance in a custody account held at Morgan Stanley DW for the benefit of MS&Co. With respect to those off-exchange-traded forward currency contracts, the Partnerships are at risk to the ability of MS&Co., the sole counterparty on all of such contracts, to perform. Each Partnership has a netting agreement with MS&Co. These agreements, which seek to reduce both the Partnerships' and MS&Co.'s exposure on off-exchange-traded forward currency contracts, should materially decrease the Partnerships' credit risk in the event of MS&Co.'s bankruptcy or insolvency.

MORGAN STANLEY SPECTRUM SERIES

NOTES TO FINANCIAL STATEMENTS

(Information with respect to 2005 is Unaudited)

5.    FINANCIAL HIGHLIGHTS

Spectrum Select

PER UNIT:
NET ASSET VALUE, JANUARY 1, 2004:	$30.31

NET OPERATING RESULTS:
Interest Income	0.28
Expenses	(3.20)
Realized Profit	2.70
Unrealized Loss	(1.21)
Proceeds from Litigation Settlement	0.00

Net Loss	(1.43)

NET ASSET VALUE, DECEMBER 31, 2004:	$28.88

RATIOS TO AVERAGE NET ASSETS:
Net Investment Loss	(10.1)%
Expenses before Incentive Fees	9.9%
Expenses after Incentive Fees	11.1%
Net Loss	(4.5)%
TOTAL RETURN BEFORE INCENTIVE FEES	(3.6)%
TOTAL RETURN AFTER INCENTIVE FEES	(4.7)%
INCEPTION-TO-DATE RETURN	188.8%
COMPOUND ANNUALIZED RETURN	8.2%

Spectrum Technical

PER UNIT:
NET ASSET VALUE, JANUARY 1, 2004:	$22.64

NET OPERATING RESULTS:
Interest Income	0.21
Expenses	(2.53)
Realized Profit	3.96
Unrealized Loss	(0.65)
Proceeds from Litigation Settlement	0.00

Net Income	0.99

NET ASSET VALUE, DECEMBER 31, 2004:	$23.63

RATIOS TO AVERAGE NET ASSETS:
Net Investment Loss	(10.5)%
Expenses before Incentive Fees	9.5%
Expenses after Incentive Fees	11.4%
Net Income	5.6%
TOTAL RETURN BEFORE INCENTIVE FEES	6.2%
TOTAL RETURN AFTER INCENTIVE FEES	4.4%
INCEPTION-TO-DATE RETURN	136.3%
COMPOUND ANNUALIZED RETURN	8.8%

Spectrum Strategic

PER UNIT:
NET ASSET VALUE, JANUARY 1, 2004:	$14.31

NET OPERATING RESULTS:
Interest Income	0.15
Expenses	(1.52)
Realized Profit	2.10
Unrealized Loss	(0.48)
Proceeds from Litigation Settlement	0.00

Net Income	0.25

NET ASSET VALUE, DECEMBER 31, 2004:	$14.56

RATIOS TO AVERAGE NET ASSETS:
Net Investment Loss	(9.3)%
Expenses before Incentive Fees	8.6%
Expenses after Incentive Fees	10.3%
Net Income	0.8%
TOTAL RETURN BEFORE INCENTIVE FEES	3.5%
TOTAL RETURN AFTER INCENTIVE FEES	1.7%
INCEPTION-TO-DATE RETURN	45.6%
COMPOUND ANNUALIZED RETURN	3.8%

Spectrum Global Balanced

PER UNIT:
NET ASSET VALUE, JANUARY 1, 2004:	$15.47

NET OPERATING RESULTS:
Interest Income	0.18
Expenses	(0.87)
Realized Profit	0.34
Unrealized Loss	(0.51)
Proceeds from Litigation Settlement	0.00

Net Loss	(0.86)

NET ASSET VALUE, DECEMBER 31, 2004:	$14.61

RATIOS TO AVERAGE NET ASSETS:
Net Investment Loss	(4.6)%
Expenses before Incentive Fees	5.9%
Expenses after Incentive Fees	5.9%
Net Loss	(6.0)%
TOTAL RETURN BEFORE INCENTIVE FEES	(5.6)%
TOTAL RETURN AFTER INCENTIVE FEES	(5.6)%
INCEPTION-TO-DATE RETURN	46.1%
COMPOUND ANNUALIZED RETURN	3.8%

Spectrum Currency

PER UNIT:
NET ASSET VALUE, JANUARY 1, 2004:	$15.66

NET OPERATING RESULTS:
Interest Income	0.13
Expenses	(0.89)
Realized Loss	(1.21)
Unrealized Profit	0.72

Net Loss	(1.25)

NET ASSET VALUE, DECEMBER 31, 2004:	$14.41

RATIOS TO AVERAGE NET ASSETS:
Net Investment Loss	(5.6)%
Expenses before Incentive Fees	6.4%
Expenses after Incentive Fees	6.5%
Net Loss	(5.3)%
TOTAL RETURN BEFORE INCENTIVE FEES	(7.9)%
TOTAL RETURN AFTER INCENTIVE FEES	(8.0)%
INCEPTION-TO-DATE RETURN	44.1%
COMPOUND ANNUALIZED RETURN	8.5%

INDEPENDENT AUDITORS' REPORT

To the Board of Directors of
    Demeter Management Corporation

We have audited the accompanying statements of financial condition of Demeter Management Corporation (the "Company"), a wholly-owned subsidiary of Morgan Stanley, as of November 30, 2004 and 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such statements of financial condition present fairly, in all material respects, the financial position of Demeter Management Corporation at November 30, 2004 and 2003 in conformity with accounting principles generally accepted in the United States of America.

New York, New York
February 7, 2005

DEMETER MANAGEMENT CORPORATION
(Wholly-owned subsidiary of Morgan Stanley)

Purchasers of units in a Spectrum Series partnership
will not receive any interest in this company.

STATEMENTS OF FINANCIAL CONDITION
at August 31, 2005 (Unaudited) and
November 30, 2004 and 2003

	August 31,	November 30,
	2005	2004	2003
	$ (Unaudited)	$	$
ASSETS
Investments in affiliated partnerships	37,236,814	38,517,816	26,396,481
Deferred income taxes	1,412,706	1,412,706	2,248,934
Income taxes receivable	443,492	—	—

Total Assets	39,093,012	39,930,522	28,645,415

LIABILITIES AND STOCKHOLDER'S EQUITY
LIABILITIES:
Payable to Parent	30,470,437	29,174,812	18,547,853
Accrued expenses	15,398	13,274	13,206

Total Liabilities	30,485,835	29,188,086	18,561,059

STOCKHOLDER'S EQUITY:
Common stock, no par value:
Authorized 1,000 shares; outstanding 100 shares at stated value of $500 per share	50,000	50,000	50,000
Additional paid-in capital	330,100,000	300,100,000	195,100,000
Retained earnings	8,457,177	10,592,436	9,934,356

	338,607,177	310,742,436	205,084,356
Less: Notes receivable from Parent	(330,000,000)	(300,000,000)	(195,000,000)

Total Stockholder's Equity	8,607,177	10,742,436	10,084,356

Total Liabilities and Stockholder's Equity	39,093,012	39,930,522	28,645,415

The accompanying notes are an integral part of these statements of financial condition.

DEMETER MANAGEMENT CORPORATION
(Wholly-owned subsidiary of Morgan Stanley)

Purchasers of units in a Spectrum Series partnership
will not receive any interest in this company.

NOTES TO STATEMENTS OF FINANCIAL CONDITION
(Information with respect to 2005 is Unaudited)

At August 31, 2005 (unaudited) and For the Years Ended November 30, 2004 and 2003

1.    INTRODUCTION AND BASIS OF PRESENTATION

Demeter Management Corporation ("Demeter") is a wholly-owned subsidiary of Morgan Stanley (the "Parent").

Demeter manages the following commodity pools as sole general partner: Dean Witter Cornerstone Fund II, Dean Witter Cornerstone Fund III, Dean Witter Cornerstone Fund IV, Dean Witter Diversified Futures Fund Limited Partnership, Dean Witter Diversified Futures Fund II L.P., Dean Witter Diversified Futures Fund III L.P., Dean Witter Multi-Market Portfolio L.P., Dean Witter Principal Plus Fund L.P., Dean Witter Principal Plus Fund Management L.P., Dean Witter Portfolio Strategy Fund L.P., Dean Witter Global Perspective Portfolio L.P., Dean Witter World Currency Fund L.P., Morgan Stanley Spectrum Currency L.P., Morgan Stanley Spectrum Global Balanced L.P., Morgan Stanley Spectrum Strategic L.P., Morgan Stanley Spectrum Technical L.P., Morgan Stanley Spectrum Select L.P., Morgan Stanley/Chesapeake L.P., Morgan Stanley/JWH Futures Fund L.P., Morgan Stanley Charter Campbell L.P., Morgan Stanley Charter MSFCM L.P., Morgan Stanley Charter Graham L.P., Morgan Stanley Charter Millburn L.P., Morgan Stanley Strategic Alternatives Fund L.P., and Morgan Stanley/Mark J. Walsh & Company L.P.

Each of the commodity pools is a limited partnership organized to engage in the speculative trading of commodity futures contracts, forward contracts on foreign currencies and other commodity interests.

The statements of financial condition are prepared in conformity with accounting principles generally accepted in the United States of America, which require management to make estimates and assumptions that affect the reported amounts in the financial statements and related disclosures. Management believes that the estimates utilized in the preparation of the financial statements are prudent and reasonable. Actual results could differ from these estimates.

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Income Taxes—Income tax expense is provided for using the asset and liability method, under which deferred tax assets and liabilities are determined based upon the temporary differences between the financial statement and the income tax basis of assets and liabilities, using enacted tax rates and laws that will be in effect when such differences are expected to reverse.

3.    INVESTMENTS IN AFFILIATED PARTNERSHIPS

The limited partnership agreement of each commodity pool requires Demeter to maintain a general partnership interest in each partnership, generally in an amount equal to, but not less than, 1 percent of the aggregate capital contributed to the partnership by all partners.

DEMETER MANAGEMENT CORPORATION
(Wholly-owned subsidiary of Morgan Stanley)

Purchasers of units in a Spectrum Series partnership
will not receive any interest in this company.

NOTES TO STATEMENTS OF FINANCIAL CONDITION
(Information with respect to 2005 is Unaudited)

At August 31, 2005 (unaudited) and For the Years Ended November 30, 2004 and 2003

The total assets, liabilities and partners' capital of all the funds managed by Demeter at August 31, 2005, November 30, 2004 and 2003 were as follows:

	August 31,	November 30,
	2005	2004	2003
	$ (unaudited)	$	$
Total assets	3,409,505,993	3,520,441,929	2,403,993,109
Total liabilities	94,659,615	57,896,935	35,113,850

Total partners' capital	3,314,846,378	3,462,544,994	2,368,879,259

Demeter's investments in such limited partnerships are carried at market value.

4.    PAYABLE TO PARENT

The Payable to Parent is primarily for amounts due for the purchase of partnership investments, income tax payments made by Morgan Stanley on behalf of Demeter and the cumulative results of operations from inception to date.

5.    NET WORTH REQUIREMENT AND SUBSEQUENT EVENT

At August 31, 2005, November 30, 2004 and 2003, Demeter held non-interest bearing notes from its Parent that were payable on demand. These notes were received in connection with additional capital contributions aggregating $330,000,000, $300,000,000 and $195,000,000 at August 31, 2005, November 30, 2004 and 2003, respectively.

The limited partnership agreement of each commodity pool requires Demeter to maintain its net worth at an amount not less than 10% of the capital contributions by all partners in each pool in which Demeter is the general partner (15% if the capital contributions to any partnership are less than $2,500,000, or $250,000, whichever is less).

In calculating this requirement, Demeter's interests in each limited partnership and any amounts receivable from or payable to such partnerships are excluded from net worth. Notes receivable from Parent are included in net worth for purposes of this calculation. It is the Parent's intent to ensure that Demeter maintains the required net worth.

6.    INCOME TAXES

The Company is included in the consolidated federal income tax return filed by Morgan Stanley and certain other subsidiaries. Federal income taxes have been provided on a separate entity basis. The Company is included in various unitary and combined tax filings. Accordingly, state and local income taxes have been provided on separate entity income based upon unitary/combined effective tax rates.

In accordance with the terms of the Tax Allocation Agreement with Morgan Stanley, current taxes payable are due to Morgan Stanley. The Company accounts for its own deferred tax assets and liabilities. Deferred income taxes are primarily attributable to partnership investments.

No person is authorized to give any information or to make any representation not contained in this prospectus in connection with the matters described herein, and, if given or made, such information or representation must not be relied upon as having been authorized. This prospectus does not constitute an offer by any person within any jurisdiction in which such offer is not authorized, or in which the person making such offer is not qualified to do so, or to any person to whom such offer would be unlawful. The delivery of this prospectus at any time does not imply that information contained herein is correct as of any time subsequent to the date of its issue.

Until 40 days from the date of this prospectus, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

38221-10

Morgan Stanley Spectrum Select L.P.

Morgan Stanley Spectrum Technical L.P.

Morgan Stanley Spectrum Strategic L.P.

Morgan Stanley Spectrum Global Balanced L.P.

Morgan Stanley Spectrum Currency L.P.

Supplement to Prospectus dated April 25, 2005

The prospectus dated April 25, 2005 is supplemented by a supplement dated December 15, 2005. You should read the supplement together with the prospectus.

December 15, 2005

38221-20

QuickLinks

TABLE OF CONTENTS
SUMMARY
Break Even Analysis
RISK FACTORS
DESCRIPTION OF CHARGES
USE OF PROCEEDS
THE SPECTRUM SERIES
SELECTED FINANCIAL DATA AND SELECTED QUARTERLY FINANCIAL DATA
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK
Spectrum Select
Spectrum Technical
Spectrum Strategic
Spectrum Global Balanced
Spectrum Currency
THE GENERAL PARTNER
THE TRADING ADVISORS
LITIGATION
PLAN OF DISTRIBUTION
MATERIAL FEDERAL INCOME TAX CONSIDERATIONS AND STATE AND LOCAL INCOME TAX ASPECTS
IRS Circular 230
EXPERTS
PART TWO STATEMENT OF ADDITIONAL INFORMATION
POTENTIAL ADVANTAGES
ANNUAL RETURNS OF VARIOUS ASSET CLASSES OVER TIME
Improved Portfolio Efficiency January 1980 through September 2005 U.S. Stocks/Bonds/International Equities/Managed Futures
SUPPLEMENTAL PERFORMANCE INFORMATION The following charts update and replace through September 30, 2005, the charts on pages 168-177.
Spectrum Select Fund Asset History
Spectrum Technical Fund Asset History
Spectrum Strategic Fund Asset History
Spectrum Global Balanced Fund Asset History
Spectrum Currency Fund Asset History
Spectrum Select vs. CISDM Public Fund Index Historical Performance Comparison
Spectrum Technical vs. CISDM Public Fund Index Historical Performance Comparison
Spectrum Strategic vs. CISDM Public Fund Index Historical Performance Comparison
Spectrum Global Balanced vs. CISDM Public Fund Index Historical Performance Comparison
Spectrum Currency vs. CISDM Public Fund Index Historical Performance Comparison
Spectrum Select vs. CISDM Public Fund Index Historical Performance Comparison (Rate of Return)
Spectrum Technical vs. CISDM Public Fund Index Historical Performance Comparison (Rate of Return)
Spectrum Strategic vs. CISDM Public Fund Index Historical Performance Comparison (Rate of Return)
Spectrum Global Balanced vs. CISDM Public Fund Index Historical Performance Comparison (Rate of Return)
Spectrum Currency vs. CISDM Public Fund Index Historical Performance Comparison (Rate of Return)
NOTICE TO OHIO RESIDENTS
FINANCIAL STATEMENTS INDEX
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
MORGAN STANLEY SPECTRUM CURRENCY L.P. STATEMENTS OF FINANCIAL CONDITION
MORGAN STANLEY SPECTRUM SELECT L.P. STATEMENTS OF OPERATIONS
MORGAN STANLEY SPECTRUM TECHNICAL L.P. STATEMENTS OF OPERATIONS
MORGAN STANLEY SPECTRUM STRATEGIC L.P. STATEMENTS OF OPERATIONS
MORGAN STANLEY SPECTRUM GLOBAL BALANCED L.P. STATEMENTS OF OPERATIONS
MORGAN STANLEY SPECTRUM CURRENCY L.P. STATEMENTS OF OPERATIONS
MORGAN STANLEY SPECTRUM SERIES STATEMENTS OF CHANGES IN PARTNERS' CAPITAL For the Nine Months Ended September 30, 2005 (Unaudited) and For the Years Ended December 31, 2004, 2003 and 2002
MORGAN STANLEY SPECTRUM SELECT L.P. STATEMENTS OF CASH FLOWS
MORGAN STANLEY SPECTRUM TECHNICAL L.P. STATEMENTS OF CASH FLOWS
MORGAN STANLEY SPECTRUM STRATEGIC L.P. STATEMENTS OF CASH FLOWS
MORGAN STANLEY SPECTRUM GLOBAL BALANCED L.P. STATEMENTS OF CASH FLOWS
MORGAN STANLEY SPECTRUM CURRENCY L.P. STATEMENTS OF CASH FLOWS
INDEPENDENT AUDITORS' REPORT
DEMETER MANAGEMENT CORPORATION (Wholly-owned subsidiary of Morgan Stanley) Purchasers of units in a Spectrum Series partnership will not receive any interest in this company. STATEMENTS OF FINANCIAL CONDITION at August 31, 2005 (Unaudited) and November 30, 2004 and 2003
DEMETER MANAGEMENT CORPORATION (Wholly-owned subsidiary of Morgan Stanley) Purchasers of units in a Spectrum Series partnership will not receive any interest in this company. NOTES TO STATEMENTS OF FINANCIAL CONDITION (Information with respect to 2005 is Unaudited) At August 31, 2005 (unaudited) and For the Years Ended November 30, 2004 and 2003
DEMETER MANAGEMENT CORPORATION (Wholly-owned subsidiary of Morgan Stanley) Purchasers of units in a Spectrum Series partnership will not receive any interest in this company. NOTES TO STATEMENTS OF FINANCIAL CONDITION (Information with respect to 2005 is Unaudited) At August 31, 2005 (unaudited) and For the Years Ended November 30, 2004 and 2003